                                                                 EXHIBIT 10.10


                      **CONFIDENTIAL TREATMENT REQUESTED**

                               F-100 LEASE #118-A
                                 (TAIL # N11OML)


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY {***}. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  EXECUTION COPY

THE SINGLE EXECUTED ORIGINAL OF THIS LEASE MARKED "ORIGINAL" SHALL BE THE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS LEASE SHALL BE DUPLICATES AND MARKED "DUPLICATE" OR "DUPLICATE ORIGINAL". TO THE EXTENT THAT THIS LEASE AND CERTIFICATE OF ACCEPTANCE RELATED THERETO CONSTITUTES CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL".

               AIRCRAFT OPERATING LEASE AGREEMENT NO. AOLAF-118-A

                                   Dated as of

                                  July 10, 1995

                                     between

                          WINGS AIRCRAFT FINANCE, INC.

                                       as

                                     Lessor

                                       and

                           MIDWAY AIRLINES CORPORATION

                                       as

                                     Lessee

                       ----------------------------------

                          Leveraged Lease Financing of
                             One Fokker 100 Aircraft
                         Manufacturer's Serial No. 11486
                          U.S. Registration Mark N110ML

================================================================================

                                      INDEX

  ARTICLE                                                                  PAGE
  -------                                                                  ----

      1.    Definitions ....................................................  2

      2.    Agreement to Lease ............................................. 12

      3.    Term; Delivery; Acceptance ..................................... 16

      4.    Registration and Title ......................................... 17

      5.    Possession and Use ............................................. 19

      6.    Charges, Method of Payment and Financial
            Information .................................................... 25

      7.    Maintenance .................................................... 27

      8.    Taxes, Duties and Expenses ..................................... 32

      8A.   Special Indemnity .............................................. 39

      9.    Liens .......................................................... 57

      10.   Indemnification ................................................ 57

      11.   Insurance ...................................................... 60

      12.   Assignment and Subletting ...................................... 68

      13.   Disclaimer, Representations and Warranties ..................... 71

      14.   Covenants of Lessee ............................................ 77

      15.   Default by Lessee .............................................. 80

      16.   Return of Aircraft ............................................. 86

      17.   Casualty Occurrences ........................................... 89

      18.   Governing Law and Jurisdiction ................................. 92

      19.   Miscellaneous .................................................. 94

APPENDICES

      A.    Description of Aircraft

      B.    Further Definitions and Values

      C.    Certificate of Acceptance

      D.    Charges

      E.    Operating Condition at Re-Delivery

      F.    Aircraft Documents

      G.    FAA Power of Attorney

               AIRCRAFT OPERATING LEASE AGREEMENT NO. AOLAF-118-A

            THIS AIRCRAFT OPERATING LEASE AGREEMENT NO. AOLAF-118-A (this "Lease") is made as of July 10, 1995 between WINGS AIRCRAFT FINANCE, INC., a company incorporated under the laws of the State of Delaware, having its principal place of business at 1199 N. Fairfax St., Alexandria, Virginia 22314 and its permitted successors and assigns (herein referred to as "Lessor") and MIDWAY AIRLINES CORPORATION, a company incorporated under the laws of the State of Delaware, having its principal place of business at 5713 South Central Avenue, Chicago, Illinois 60638 and its permitted successors and assigns (herein referred to as "Lessee").

                              W I T N E S S E T H:

            WHEREAS, Lessee entered into an Aircraft Operating Lease Agreement No. AOLAF-118 dated November 11, 1993 (the "Original Lease") between First Security Bank of Utah, National Association, not in its individual capacity, but solely as owner trustee and lessor ("Original Lessor") and Lessee as lessee with respect to the Aircraft (as hereinafter defined);

            WHEREAS, the Original Lease has been terminated pursuant to the Termination Agreement dated as of the date hereof (the "Termination Agreement") among Original Lessor, Lessee and Fokker (as hereinafter defined);

            WHEREAS, Lessor has entered into a Lease Agreement (Trust No. 118-A) dated as of the date hereof (the "Head Lease") with First Security Bank of Utah, National Association, not in its individual capacity, but solely as owner trustee pursuant to the Trust Agreement (Trust No. 118-A) dated as of the date hereof between First Security Bank of Utah, National Association in its individual capacity and CIBC Inc. as owner participant;

            WHEREAS, Lessor has the right to possess, use and lease the Aircraft;

            WHEREAS, Lessee desires to lease the Aircraft from Lessor; and

            WHEREAS, Lessor is willing to lease the Aircraft to Lessee upon the terms and conditions set out herein.

            NOW THEREFORE, in consideration of the mutual promises herein contained, Lessor and Lessee agree as follows:

1.    DEFINITIONS

      The following terms shall have the following respective meanings for all purposes of this Lease:

            "Air Authority" shall mean the Federal Aviation Administration of the United States Department of Transportation and any successor.

            "Aircraft" shall mean the aircraft. identified and described in Appendix A, including any Engine, Part, or component thereof, and/or ancillary and loose equipment or devices installed in or on the Aircraft at the Original Delivery Date (or which having been removed therefrom remain the property of Lessor pursuant to this Lease) and Aircraft Documents furnished therewith under this Lease, or any substitutions, renewals and replacements from time to time made in or on the said Aircraft in accordance with this Lease, whether or not for the time being installed on or in the said Aircraft or any other aircraft.

            "Aircraft Documents" shall mean the items identified in Appendix
      F.

            "Aircraft Maintenance Agreement" shall mean the Aircraft Maintenance Agreement between Lessee and American Airlines, Inc., dated as of November 1, 1993, or any subsequent aircraft maintenance agreement between Lessee and any Authorized Maintenance Performer which, in the reasonable opinion of Lessor, is in substance substantially similar thereto.

            "Airframe" shall mean the Aircraft, excluding the Engines.

            "Appraisal Procedure" shall mean the procedure for determining the FMV of the Aircraft set forth in Paragraph 9 of Appendix D.

            "Approved Maintenance Program" shall mean the Maintenance Program in effect on the Delivery Date with respect to the Aircraft or such other Maintenance Program as Lessor shall from time to time approve in writing, such approval not to be unreasonably withheld.

            "Authorized Maintenance Performer" shall mean Lessee, American Airlines, Inc., U.S. Air, Aviall, Rolls Royce Canada or any Air Authority approved provider.

      "Business Day" shall mean a day (other than a Saturday or Sunday) on which banks are open for business in New York.

      "Casualty Occurrence" shall have the meaning set forth in Article 17.1.

      "Certificate of Acceptance" shall mean the Certificate of Acceptance given in the form of Appendix C.

      "Certificated Air Carrier" shall mean any person (except the United States Government) that is a citizen of the United States of America (as defined in
Section 40102 of Title 49 of the United States Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code (or any predecessor thereof) for aircraft capable of carrying ten or more individuals or 6,000 pounds or more cargo, which is also certificated so as to entitle Lessor, as lessor, to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft.

      "Credit and Security Agreement" shall mean the Credit and Security Agreement dated as of October 29, 1993 therein between FAUSA and Lessee.

      "Cycle" shall mean one take-off and landing of the Aircraft.

      "Default" shall mean an Event of Default or any event which, with the giving of notice and/or lapse of time and/or the making of any relevant determination, would constitute an Event of Default.

      "Delivery Date" shall mean the date on which the Aircraft is delivered to and accepted by Lessee for the purposes of this Lease.

      "Delivery Location" shall mean the location of the Aircraft set forth in the Certificate of Acceptance.

      "Dollars and $" shall mean the lawful currency of the United States of America and in respect of all payments to be made under this Lease in Dollars shall mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other US Dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States Dollars).

      "Engine" shall mean (i) any engine installed on or furnished with the Aircraft on the Original Delivery Date, such Engines being identified as to manufacturer and type in Appendix A and as to serial numbers in the Certificate of Acceptance executed by Lessee on the Delivery Date and (ii) any substitute or replacement engine title to which has, or should have, transferred to and vested in Lessor in accordance with this Lease, in each case including all modules or Parts from time to time belonging to or installed in that engine and irrespective of whether or not the same shall for the time being be installed on the Aircraft or on any other aircraft. The term "Engine" shall exclude any properly replaced engine title to which has, or should have, passed to Lessee pursuant to this Lease.

      "Equipment Change" shall have the meaning set forth in Article 7.3(a).

      "Event of Default" shall mean any of the events specified in Article
15.1.

      "Expiry Date" shall mean January 21, 2013.

      "Fair Market Rental Value" shall be equal in amount to the value that would be obtained in an arms'-length transaction between an informed and willing lessee under no compulsion to lease and an informed and willing lessor under no compulsion to lease, in accordance with a lease to a lessee similarly situated with Lessee, for a term equal to the relevant period and on conditions as herein provided, any such determination (made for purposes of Article 15.3(b)) to be made on the basis of the then actual condition of the Aircraft, to be determined pursuant to an Independent Appraisal and to be the average of the two determinations obtained thereunder.

      "FAUSA" shall mean Fokker Aircraft U.S.A., Inc., a company incorporated under the laws of the State of Delaware, with its principal office at Alexandria, Virginia.

      "Federal Aviation Act" shall mean Title 49 of the United States Code as amended from time to time, or any similar legislation of the United States of America enacted in substitution or replacement therefor.

      "First Rent Date" shall mean August 8, 1996.

      "Flight Hour" shall mean each hour or part thereof elapsing from the moment at which the wheels of the Aircraft leave the ground on the take off of the Aircraft until the wheels of the Aircraft touch the ground on the landing of the Aircraft following such flight.

      "FMV" shall have the meaning set forth in Appendix D.

      "Fokker" shall mean Fokker Aircraft B.V., a Dutch corporation with its principal office at Amsterdam-Zuidoost, The Netherlands, together with its successors.

      "Governing Law" shall mean the law of the state of New York.

      "Government Entity" shall mean and include (i) any national or state government, political subdivision thereof, or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court, or agency of any thereof, however constituted; and (iii) any association, organization, or institution of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant.

      "Head Lease" shall have the meaning set forth in the third "Whereas" clause of this Lease as the Head Lease may be amended, modified or supplemented from time to time in accordance with the terms thereof or any such other lease created over the Aircraft in accordance with the terms thereof.

      "Head Lessor" shall mean First Security Bank of Utah, National Association, not in its individual capacity, but solely as owner trustee pursuant to the Trust Agreement (Trust No. 118-A) dated as of the date hereof between First Security Bank of Utah, National Association in its individual capacity and CIBC Inc. as Owner Participant, and its successors and permitted assigns.

      "Indemnitees" shall mean Lessor and each of its permitted successors and assigns and each of their respective shareholders, subsidiaries, affiliates, directors, officers, agents and employees.

       "Indenture" shall mean the Trust Indenture and Security Agreement (Trust No. 118-A) dated as of July 10, 1995, between Indenture Trustee and First Security Bank of Utah, National Association, as owner trustee, as it may be amended, modified or supplemented from time to time, or any such security agreement created over the Aircraft in accordance with the terms thereof.

      "Indenture Trustee" shall mean Shawmut Bank Connecticut, National Association, not in its individual capacity but solely as indenture trustee pursuant to the Indenture, and its successors and permitted assigns.

      "Independent Appraisal" shall mean a determination of Fair Market Rental Value of the Aircraft by two independent aircraft appraisers, selected by Lessor, the costs and expenses of the appraisal to be paid by Lessee.

      "Law" shall mean and include (i) any law, statute, decree, constitution, regulation, order or any directive of any Government Entity; (ii) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (iii) any judicial or administrative interpretation or application of any thereof; and (iv) any amendment or revision of any thereof.

      "Lessor or Lessee" shall have the meanings respectively ascribed to them in the first paragraph of this Lease and shall include their respective assignees or successors.

      "Lessor Liens" shall mean:

      (a) the Indenture, the Security Assignment, the Head Lease and any security or leasehold interest whatsoever from time to time created by or through Lessor, Head Lessor, Owner Participant or Loan Participant or any of their respective affiliates in connection with the financing of the Aircraft;

      (b) any other security interest or other lien in respect of the Aircraft or this Lease which results from acts or omissions to act of or claims against Lessor, Head Lessor, Owner Participant or Loan Participant or any of their respective affiliates not related to the transactions contemplated by or permitted under this Lease;

      (c)   liens in respect of the Aircraft for Lessor Taxes; and

      (d)   Lessor's Liens (as such term is defined in the Head Lease).

       "Lessor Taxes" shall mean Taxes:

      (a) imposed as a direct result of activities of a Tax Indemnitee in any jurisdiction imposing a liability unrelated to that Tax Indemnitee's dealings with Lessee, to the transactions contemplated by this Lease or the operation of the Aircraft by Lessee; or

      (b) imposed on or measured by net income, profits or gains, or capital or net worth (excluding, however, in each case, Taxes that are, or are in the nature of, license, sales, use, rental, value-added, or property taxes) of a Tax Indemnitee, by (A) any Governmental Entity by or in which that Tax Indemnitee would be subject to tax without regard to the transactions contemplated by this Lease or (B) the Federal Government of the United States of America (including, without limitation, any withholding taxes imposed by such government); or

      (c) imposed with respect to any period or event occurring prior to the date of this Lease or after the Expiry Date or earlier termination of this Lease in accordance with the terms hereof, provided that such Tax is unrelated to a Tax Indemnitee's dealings with Lessee or to the transactions contemplated by this Lease; or

      (d) imposed as a result of any voluntary sale, assignment, transfer or other disposition by Lessor (including to Head Lessor) or any other Tax Indemnitee of any interest in the Aircraft or any part thereof or this Lease unless such transfer or disposition occurs
            (1) in connection with a Tax Indemnitee's pursuing its remedies while an Event of Default by Lessee is continuing or otherwise resulting from an Event of Default, or (2) pursuant to Lessee's exercise of any of its options to purchase the Aircraft (it being understood and agreed that Lessor and Lessee will cooperate with each other to minimize any Taxes resulting from any sale pursuant to this clause (2)).

      "Loan Participant" shall mean Kreditanstalt fur Wiederaufbau, together with its successors and permitted assigns.

      "Maintenance Program" shall mean an Air Authority approved maintenance program for the Aircraft encompassing scheduled maintenance (including block maintenance), condition monitored maintenance, and on-condition maintenance of Airframe, Engines and Parts, including but not limited to, servicing, testing, preventive maintenance, repairs, structural, inspections, system checks, overhauls, approved modifications, service bulletins, engineering orders, airworthiness directives, corrosion control, inspections and treatments.

      "Major Checks" shall mean any 12,000 hours check, 24,000 hours check or intersupplementary check or segment thereof or any equivalent thereof with more or less hours, however denominated, to the extent set out in the Approved Maintenance Program from time to time.

      "Manufacturer" shall mean Fokker.

      "Note" shall mean the Secured Promissory Note dated as of July 1, 1994, executed and delivered to FAUSA by Lessee and secured by the Credit and Security Agreement.

      "Original Delivery Date" shall mean July 22, 1994.

      "Other Aircraft Agreements" shall mean Aircraft Operating Lease Agreements relating to other Fokker-manufactured aircraft leased to Lessee by Lessor or a lessor related to, or acting for the benefit of Wings Aircraft Finance, Inc. or any affiliate thereof, the Credit and Security Agreement, the Note, the Support Services Agreement, the Termination Agreement or any other agreement between Lessee and Lessor or any affiliate of Wings Aircraft Finance, Inc.; provided that, for the purpose of this definition, the word "affiliate" shall mean any corporation or other entity that, directly or indirectly, controls, is controlled by, or is under common control with, Wings Aircraft Finance, Inc.

      "Owner Participant" shall mean CIBC Inc., a corporation organized and existing under the laws of the State of Delaware, together with its permitted successors and assigns.

       "Part" shall mean, whether or not installed on the
Aircraft:

      (a) any component, furnishing or equipment (other than a complete Engine) furnished with the Aircraft on the Original Delivery Date; and

      (b) any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to Lessor pursuant to this Lease but excludes any such items title to which has, or should have, passed to
       (i) Lessee pursuant to this Lease or (ii) any person pursuant to any agreement relating to the financing of spare parts for the Aircraft, including, but not limited to, FAUSA pursuant to the Credit and Security Agreement and the Note.

      "Participation Agreement" shall mean that Participation Agreement (Trust No. 118-A) dated as of July 10, 1995, among Lessor, Owner Participant, Owner Trustee, Indenture Trustee and Loan Participant, as it may be amended, modified or supplemented from time to time in accordance with the terms thereof.

      "Permitted Lien" shall mean:

      (a) liens of repairers, mechanics, material men, carriers, hangarkeepers, employees or other similar liens arising in the ordinary course of business by statute or by operation of law in respect of obligations which are either not overdue or are being contested in good faith by appropriate proceedings;

      (b) any lien for Taxes of any kind either not assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings; and

      (c) any lien arising out of a judgment against Lessee with respect to which at the time an appeal is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal, provided that in the case of these subclauses (a), (b) and (c):

            (i) adequate reserves for the payment of such obligations have been provided by Lessee;

            (ii) such proceedings, or the continued existence of such lien, do not give rise to any likelihood of the sale, forfeiture or other loss of the Aircraft or any Engine or any Part or any interest therein; and

           (iii) any such lien does not arise as a result of any default on the part of Lessee in respect of its obligations under this Lease;

      (d)   any Lessor Lien and the lien of this Lease; and

      (e)   any lien for Lessor Taxes.

      "Redelivery Location" shall mean Schiphol Airport, The Netherlands.

      "Rent Date" shall mean the First Rent Date and the numerically corresponding date of each and every subsequent month during the Term, or (if there is no corresponding date in any month), the last day of such month.

      "Rental Period" shall mean the period from and including any Rent Date to and including the day preceding the next Rent Date.

      "Replacement Engine" shall have the meaning set forth in Article 5.1.2(a)(i).

      "Security Assignment" shall mean the Assignment of Sublease (Trust No. 118-A) dated as of July 10, 1995 between Lessor, as assignor, and Head Lessor, as assignee.

      "Security Interest" shall mean any mortgage, charge, pledge, lien, assignment, hypothecation, right of set-off or any agreement or arrangement having the effect of creating a security interest.

      "State of Incorporation" shall mean the State of Delaware.

      "State of Registration" shall mean United States of America.

      "Supplemental Rent" shall mean Agreed Value and any other amount which by the terms of this Lease is payable by Lessee to Lessor other than Rent and the Reserve Rate.

      "Support Services Agreement" shall mean the Aircraft Support Services and Product Assurances Agreement No. ASSAF-110 dated October 1, 1993 between FAUSA and Lessee.

            "Taxes" shall mean any and all present and future sales, use, property, customs, value-added, turnover, stamp, interest equalization, income, gross or net receipts, franchise, excise, net worth, capital or other taxes, fees, withholdings, imposts, duties, levies, or other charges of any nature, together with any penalties, fines, or interest thereon, imposed, levied, or assessed by, or otherwise payable to, any Governmental Entity and "Tax" shall be construed accordingly.

            "Tax Indemnitee" shall mean each of Lessor and each of its permitted successors and assigns and each shareholder, subsidiary and affiliate of each of the foregoing.

            "Term" shall bear the meaning ascribed to it in Article 3.4.

            "Termination Agreement" shall mean the Lease Termination Agreement (AOLAF- ) dated as of July 10, 1995 between Fokker, Lessee and the Owner Trustee named therein, as it may be amended, modified or supplemented from time to time, in accordance with its terms.

1.2         The terms:

            Agreed Value,
            Deposit,
            Rent,
            Reserve Rate, and
            Transaction Expenses

            shall have the meanings and values set forth in Appendix B.

1.3         References in this Lease to:

            (a) Articles or Appendices are, unless otherwise specified, references to Articles of, and Appendices to, this Lease and references to this Lease include its Appendices;

            (b) any statute or other legislative provision shall be read to include any statutory or legislative modification or re-enactment thereof, or any substitution therefor;

            (c) the Aircraft include any Part of the Aircraft, and, where the context so admits, any of the Aircraft Documents and references to any part of the Aircraft include any part of any Engine;

            (d) the word "person" or "persons" or to words importing persons include, without limitation, individuals, firms, partnerships, joint ventures, trusts, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal personality or not, or any member of any of the same;

            (e) words importing the plural include the singular and vice versa;

            (f) any agreement or instrument include such agreement or instrument as it may from time to time be amended or supplemented; and

            (g)   headings in this Lease are for ease of reference only.

2.    AGREEMENT TO LEASE

2.1 Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease from Lessor in "As Is" condition in accordance with the terms and conditions of this Lease.

2.2 Lessor's obligation to deliver the Aircraft on the Delivery Date to Lessee shall be subject to:

            (i) the receipt by Lessor from Lessee on or prior to the Delivery Date of the following, all of which shall be in the English language and be satisfactory in form and substance to Lessor:

                  (a)   (intentionally omitted];

                  (b) copies of Lessee's certificate of incorporation and/or memorandum and articles of association and/or by-laws and/or other constitutional documents, certified to be true and up to date copies by a duly authorized officer of Lessee;

                  (c) copies of resolutions of Lessee's board of directors authorizing Lessee to enter into and perform this Lease and the transactions contemplated hereby, certified to be true and in full force and effect by a duly authorized officer of Lessee;

                  (d) evidence that each approval, license and consent which may be required in relation to, or in connection with the performance by Lessee of any of its obligations hereunder has been granted by or obtained from the applicable Government Entity in the State of Registration;

                  (e)   [intentionally omitted];

                  (f) evidence of appointment of Lessee's agent for service of process in the State of New York;

                  (g)   [intentionally omitted];

                  (h)   [intentionally omitted];

                  (i) a power of attorney in the form of Appendix G authorizing Lessor to take action at the Air Authority and a certified resolution authorizing same;

                  (j)   such other documents as Lessor may reasonably request;

            (ii) the receipt by Lessor from Lessee on or before the Delivery Date of:

                  (a) an opinion satisfactory in form and substance to Lessor of counsel to Lessee, addressed to Lessor, Head Lessor, Indenture Trustee, Owner Participant and Loan Participant;

                  (b)   [intentionally omitted];

                  (c) a certificate of insurance, a broker's letter of undertaking and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of this Lease as to Insurances with effect on and after the Delivery Date;

                  (d) evidence that the representations and warranties of Lessee set forth in Article 13.4 are true and correct;

            (iii) receipt by Lessor of a certificate of an officer of Lessee certifying that the Aircraft Maintenance Agreement is in full force and effect with respect to the Aircraft;

            (iv) receipt by Lessor of the executed Consent to the Security Assignment (Trust No. 118-A) in the form attached to the Security Assignment as Exhibit A thereto;

            (v) evidence (including satisfactory opinions of Crowe & Dunlevy, special Air Authority aviation counsel, as to Air Authority registration and recordation matters) that on the Delivery Date the Aircraft has been validly registered under the laws of the State of Registration and that all filings, registrations, recordings and other actions have been or will be undertaken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Lease and the Head Lease and to protect the property rights of Lessor and Head Lessor in the Aircraft or any Part and the Security Interest of Indenture Trustee therein;

            (vi) Lessor being satisfied that no default shall have occurred under any Other Aircraft Agreement or any other agreement between Fokker or FAUSA and Lessee;

            (vii) this Lease and the Termination Agreement shall have been duly executed and delivered by Lessee and shall be in full force and effect, and an executed counterpart of each shall have been delivered to Lessor; and

           (viii) the Assignment of Support Services Agreement (Trust No. 118-A) dated as of July 10, 1995 between Lessee and Head Lessor shall have been duly executed and delivered by Lessee and shall be in full force and effect, and an executed counterpart of each shall have been delivered to Lessor.

2.3 The conditions specified in Article 2.2 are inserted for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of the said conditions are outstanding on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the

            Aircraft to Lessee, Lessee shall ensure that such outstanding conditions are fulfilled within fifteen (15) days after the Delivery Date and Lessor shall be entitled to treat the failure of Lessee to perform such outstanding conditions as an Event of Default.

2.4 The obligation of Lessee to accept delivery of the Aircraft from Lessor is subject to the satisfaction of the following conditions precedent on or before the Delivery Date:

                  (i) this Lease and the Termination Agreement shall have been duly authorized, executed and delivered by Lessor and shall be in full force and effect, and an executed counterpart shall have been delivered to Lessee;

                  (ii) Lessee shall have received the following:

                        a. an incumbency certificate of Lessor as to the persons authorized to execute and deliver this Lease, including the signatures of such persons; and

                        b. such other documents and evidence with respect to Lessor as Lessee may reasonably request in order to establish the taking of all corporate proceedings in connection with such transactions and compliance with the conditions set forth herein;

                  (iii) on the Delivery Date, the representations and warranties of Lessor contained in Article 13.6 shall be true and accurate as though made on and as of such date;

                  (iv) Lessee shall have received the favorable opinion,
            addressed to it and reasonably satisfactory in form and substance to it, from Crowe & Dunlevy, special Air Authority aviation counsel;

                  (v) the Aircraft shall meet the delivery conditions specified in Article 3.6;

                  (vi) Lessee shall have received the favorable opinion,
            addressed to it and reasonably satisfactory in form and substance to it, from Haight, Gardner, Poor & Havens, special counsel to Lessor and Fokker;

                  (vii) Lessee shall have received certified execution copies of

                        a. the Tax Indemnity Agreement (Trust No. 118-A) dated as of July 10, 1995 between Lessor and Owner Participant;

                        b. Sections 7(b) and 7A and the definition of "Lessor's Lien" in the Participation Agreement (Trust No. 118-A) among Lessor, Head Lessor, Owner Participant and the other parties thereto; and

                        c. Section 7(c) (x) and the provisions relating thereto in the Lease Agreement dated as of July 10, 1995 (Trust No. 118-A) between Lessor and Head Lessor; and

                        d. Lessee shall have received letters of quiet enjoyment from Head Lessor and Indenture Trustee in form and substance satisfactory to it.

3.    TERM; DELIVERY; ACCEPTANCE

3.1.1 Lessor shall deliver and Lessee shall accept the Aircraft and the delivery thereof on the Delivery Date.

3.1.2       [Intentionally omitted].

3.2         [Intentionally omitted].

3.3.1       [Intentionally omitted].

3.3.2       [Intentionally omitted].

3.4 The term of the lease shall commence on the Delivery Date and shall continue until the Expiry Date unless earlier terminated or extended as herein provided (such period being herein referred to as the "Term").

3.5 The Aircraft shall be delivered to and accepted by Lessee at the Delivery Location or such other location as is mutually acceptable to the parties.

             Acceptance by Lessee of the Aircraft by execution and delivery of the Certificate of Acceptance shall be deemed to be evidence that Lessor has performed all its obligations under this Article 3.5.

3.6         [Intentionally omitted].

3.7 Lessee shall indemnify and hold harmless the Indemnitees from and against any and all liabilities, damages, losses (including costs and expenses incident thereto) arising by reason of death of or injury to any such observer or any employee of Lessee, arising out of, or in any way connected with the inspection of the Aircraft upon redelivery of the Aircraft.

3.8 Lessee shall indicate and confirm its acceptance of the Aircraft by the execution and delivery to Lessor of the Certificate of Acceptance.

4.    REGISTRATION AND TITLE

4.1 It shall be the responsibility of Lessee, at its expense, to cooperate with Lessor and Head Lessor to effect and maintain registration of the Aircraft in the name of Head Lessor under the Laws of the State of Registration during the Term, such registration to reflect the interests of Lessor, Head Lessor and Indenture Trustee, and to obtain and maintain all licenses, permits and approvals, including, without limitation, a certificate of airworthiness from the Air Authority, as may be requisite in connection with operation of the Aircraft under this Lease.

4.2 Lessee shall at its own expense and responsibility cause this Lease to be kept, filed and recorded at all times during the Term, in such office or offices for the registration of the Aircraft in the State of Registration and in such other offices (in the United States but not in any jurisdiction outside of the United States unless directly required due to Lessee's operation) as may be necessary, to protect Lessor's, Head Lessor's and Indenture Trustee's rights hereunder and under the Head Lease and the Indenture in any state in which the Aircraft may operate including the State of Registration of the Aircraft and the State of Incorporation or as Lessor may reasonably request to protect and preserve Lessor's, Head Lessor's and Indenture Trustee's rights hereunder and under the Head Lease and the Indenture and shall on request furnish to Lessor an opinion of counsel or other evidence satisfactory to Lessor of such filing and recording.

4.3 Title to and ownership of the Aircraft shall at all times remain in Head Lessor, and Lessee shall have no right, title or interest in or to the Aircraft or any part thereof except as expressly provided by this Lease. Lessee shall identify and specify the interest of Head Lessor and Indenture Trustee and shall affix or keep affixed (i) in a reasonably prominent position on the flight-deck of the Aircraft and on each Engine a metal name plate (having dimensions of not less than 10 cm x 7 cm) bearing the inscription (in fireproof and legible characters) stating:

                              "NOTICE OF OWNERSHIP

      THIS AIRCRAFT/ENGINE IS OWNED BY FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE AND HEAD LESSOR AND IS SUBJECT TO A FIRST PRIORITY MORTGAGE IN FAVOR OF SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION"

            The proper completion of the metal name plate shall be advised by Lessor at its earliest convenience. Lessee shall not remove or deface evidence of ownership of the Aircraft and shall not do or permit to be done or omitted any act or thing which would jeopardize the rights of Lessor, Head Lessor or Indenture Trustee in the Aircraft. Lessee will on all occasions when the ownership of the Aircraft or any Part is relevant make clear to third parties that title to the same is held by Head Lessor.

4.4 Lessee acknowledges that the Aircraft is owned by Head Lessor and is subject to the Indenture, which is a first priority Security Interest, and that Lessor's interest in this Lease is subject to the Security Assignment in favor of Head Lessor. Lessee undertakes to Lessor (both for itself and as agent for each of Head Lessor and Indenture Trustee) at Lessee's expense (except for the expense of assignments pursuant to Article 12) to, from time to time, cooperate with Lessor or Head Lessor to, cause this Lease, the Indenture, the Security Assignment and such other documents as may be necessary or advisable to give effect to the transactions contemplated hereby or thereby, to be kept, recorded or filed in such office or offices in the State of Incorporation and in the State of Registration as may be necessary or advisable to protect and perfect the interests of Lessor, Head Lessor and Indenture Trustee in the Aircraft, this Lease, the Head Lease, the Indenture and the Security

            Assignment, and to do, from time to time, all other things which Indenture Trustee, Head Lessor and/or Lessor may reasonably require in order to protect and perfect their rights.

4.5 Lessor agrees that during the Term it shall not permit the registration of the Aircraft to be changed to any registration other than under the Laws of the State of Registration except as may be required in connection with the sublease of the Aircraft by Lessee pursuant to Article 12.1.

5.    POSSESSION AND USE

5.1 Lessee shall not transfer possession of the Aircraft, the Engines or any Part to any person or any legal entity or remove any Engine or Part from the Airframe other than in accordance with the provisions of this Article 5 or of Article 12.1; provided, however, that so long as no Default shall have occurred and be continuing, Lessee may, without the prior written consent of Lessor deliver possession of the Aircraft, the Engines or Parts to the manufacturer thereof for testing or other similar purposes, or to an Authorized Maintenance Performer for service, repair, maintenance or overhaul work on the Aircraft, the Engines or Parts, or for alterations, modifications, or additions thereto, to the extent required or permitted by the terms of Article 7.3.

5.1.1 Lessee will ensure that no Engine or Part installed on the Aircraft is at any time removed from the Aircraft other than:

            (a)   if replaced as expressly permitted by this Lease; or

            (b) if the removal is of an Obsolete Part (as defined in Article 7.3(b)) and is in accordance with the Approved Maintenance Program; or

            (c)    (i)  during the course of maintaining, servicing,
                        repairing, overhauling or testing that Engine or Part or the Aircraft, as the case may be; or

                  (ii)  as part of a normal engine or part rotation program;
                        or

                (iii) for the purpose of making such modification to the Engine or Part, or the Aircraft, as the case may be, as are permitted under this Lease,

            and then in each case only if it is reinstalled or replaced by an engine or part complying with Article 5.1.2(a) as soon as practicable (or in the case of Article 5.1.1(c) (ii) in the ordinary course of such program) and in any event no later than the Expiry Date except, in the case of Obsolete Parts, as provided in Article 7.3(b).

5.1.2       (a)   Lessee will ensure that, except as permitted by this Lease, no engine or part is installed on the Aircraft unless:

                  (i) in the case of an engine, it is an engine of the same make and model as, or an improved or advanced version of the Engine it replaces, which is in similar or better operating condition, and in the case only of a Casualty Occurrence, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the replaced Engine (assuming the Engine being replaced was of a value and utility and in at least the condition and repair required by the terms of this Lease) and shall be suitable for use on the Airframe and compatible with each other Engine or engine then on the Aircraft (a "Replacement Engine"). At Lessee's election, Lessee may cause an Engine to be replaced under this Lease with a Replacement Engine by compliance with the provisions of Article 17.3 with regard thereto;

                  (ii) in the case of a part, it is in as good operating condition, is of similar or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

                  (iii) in the case of any part, it has become and remains the property of Head Lessor free from Security Interests and on installation on the Aircraft will, without further act, be subject to this Lease, the Head Lease and the Indenture; and

                  (iv) in each case, Lessee has full details as to its source and maintenance records.

            (b) Provided no Default has occurred and is continuing, Lessee shall be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Article 5.1.2(a) if:

                  (i) there is not available to Lessee at the time and in the place that engine or part is required to be installed on the Aircraft, a replacement engine or, as the case may be, part complying with the requirements of Article 5.1.2(a); and

                  (ii) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with Article 5.1.2(a) becomes available for installation on the Aircraft; and

                  (iii) as soon as reasonably practicable after installation of the same on the Aircraft, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Article 5.1.2(a).

5.1.3       Lessee will:

            (a) ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Lease) is, except as expressly permitted by this Lease, properly and safely stored, and kept free from Security Interests;

            (b) from time to time on request, notify Lessor in writing as to the location of any Engine and on request shall use its reasonable efforts to procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in terms satisfactory to Lessor, that it will respect the interests of Head Lessor as owner, Indenture Trustee as mortgagee and Lessor as lessor of the Engine and will not seek to exercise any rights whatsoever in relation to it;

            (c) (notwithstanding the foregoing provisions of this Article 5.1.3), be permitted, if no Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, on an engine:

                  (i) owned and operated by Lessee free from Security Interests; or

                  (ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

                  (iii) acquired by Lessee and/or financed or refinanced, and operated by Lessee, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Security Interest therein, is vested in or held by any other person;

                  provided that in the case of (ii) and (iii):

            (1) the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the interests of Indenture Trustee as mortgagee or Head Lessor as owner or Lessor as lessor of that Engine or Part; and

            (2) the lessor under such lease, the seller under such conditional sale agreement or the holder of such Security Interest, as the case may be, has confirmed and acknowledged in writing to Lessor, in form and substance satisfactory to Lessor, or has otherwise agreed in writing, that it will respect the interests of Head Lessor as owner, Indenture Trustee as mortgagee and Lessor as lessor (without regard to whether such writing identifies Head Lessor, Indenture Trustee and Lessor by name) of that Engine or Part and that it will not seek to exercise any rights whatsoever in relation thereto; and, to the extent such an acknowledgment has been given, Lessor hereby agrees, for the benefit of the lessor, the seller, or secured party, as the case may be, of any engine or part

                  (other than an Engine or a Part) leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, that Lessor will not acquire or claim, as against such lessor, seller or secured party, any right, title or interest in any engine or engines owned by the lessor under such lease or subject to a security interest in favor of the seller or secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement.

5.1.4 Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor, which shall not be unreasonably withheld.

5.2 Lessee shall use the Aircraft solely in commercial or other operations for which Lessee is duly authorized by the Laws of the State of Registration and/or any jurisdiction to whose Laws Lessee's operation of the Aircraft is subject and shall not use or permit the Aircraft to be used for any purpose for which the Aircraft is not designed or reasonably suitable.

            Lessee shall not use the Aircraft for the carriage of (i) whole animals living or dead except in the cargo compartments according to the United States Department of Transportation ("DOT") (or for international flights, International Civil Aviation Organization ("ICAO")) regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal; (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by the DOT (or for international flights, ICAO) from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled; or (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the insurance required by or obtained pursuant to Article 11.

5.3 Lessee shall not permit the Aircraft to be maintained, used, or operated in violation of any Law of any

            Government Entity having jurisdiction, or contrary to any manufacturer's operating manuals and instructions, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such Government Entity, unless the validity thereof is being contested by Lessee in good faith and by appropriate proceedings (but only so long as such proceedings do not (i) involve any risk of the sale, forfeiture or loss of any interest therein, (ii) otherwise adversely affect Lessor, Head Lessor, Indenture Trustee, Owner Participant or Loan Participant or (iii) involve any risk of criminal liability or any unindemnified material risk of civil liability to Lessor, the Indenture Trustee, Owner Participant or Loan Participant) provided, that Lessee shall give prior written notice to Lessor of any such contest and provide Lessor with any information Lessor may reasonably request with respect to such contest. In the event that such Laws require alteration of the Aircraft during the Term of this Lease, Lessee shall conform therewith at its own expense and shall maintain the same in proper condition for operation under such Laws. Lessee agrees not to operate the Aircraft or to permit or suffer the Aircraft to be operated (i) contrary to applicable Law, and/or (ii) within or into any geographic area unless the Aircraft is covered by insurance as required by the provisions of Article 11 or insurance or an indemnity in lieu of such insurance from the United States government against the risks and in the amounts required by Article 11 covering such area, and/or (iii) contrary to the terms of such insurance as required by the provisions of Article 11.

5.4 Throughout the Term and until re-delivery of the Aircraft to Lessor in accordance with the provisions of this Lease, the Aircraft and every part thereof shall be in every respect at the sole risk of Lessee, who shall bear all risks of loss, theft, damage or destruction to the Aircraft from any cause whatsoever. Lessor shall not be liable for any liability, claim, loss, damage or expense of any kind or nature caused directly or indirectly by the Aircraft or any part thereof by any inadequacy thereof for any purpose or any deficiency or defect therein, by the use or performance thereof, by any repairs or servicing thereto or any delay in providing or failure to provide any thereof, by any interruption or loss of service or use thereof, or by any loss of business or other consequential damage or any damage whatsoever and howsoever caused prior to re-delivery of the Aircraft to Lessor.

5.5 Lessee shall ensure that such crew and engineers as are employed by it in connection with the operation and maintenance of the Aircraft shall have such qualifications and hold such licenses as are required by the Air Authority and by all applicable Laws and regulations.

5.6 Lessee shall use, operate and maintain the Aircraft in at least as good a manner and with at least as much care as used by Lessee with respect to aircraft of the same type owned, leased or operated by Lessee, and Lessee shall not discriminate against the Aircraft (as compared to other aircraft of the same type owned, leased or operated by Lessee) in the use, operation or maintenance of the Aircraft, other than withdrawal of the Aircraft from use and operation for return in accordance with this Lease.

6.    CHARGES, METHOD OF PAYMENT AND FINANCIAL INFORMATION

6.1 Lessee shall punctually pay to Lessor, when due, the Rent and Supplemental Rent expressed to be payable by Lessee to Lessor hereunder including the monies specified and calculated in accordance with the provisions of Appendix D at the time and in the manner therein specified, and shall punctually and duly observe and perform Lessee's obligations under the said Appendix D which forms an integral part of this Lease. The time stipulated in this Lease for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Lease shall be of the essence of this Lease.

6.2 Lessee shall not be entitled to any abatement, compensation, reduction or set-off against any installment of Rent or Supplemental Rent, including but not limited to, abatements, compensations, reductions or set offs, by reason of any past, present or future claims of Lessee against Lessor or any other person under this Lease or otherwise.

6.3 Lessee's obligation to pay Rent and make other payments in accordance with this Lease, until Lessee shall have redelivered the Aircraft to Lessor in accordance with Article 16 and shall have complied with its other obligations hereunder, shall be absolute and unconditional irrespective of any contingency whatsoever including (but not limited to) (i) any right of set-off, counterclaim, recoupment, defence or other right which either party may have against the other, (ii) any unavailability of the Aircraft for any reason, including, but not limited to, any defect in the airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or (save as herein provided) any Casualty Occurrence in respect of or any damage to the Aircraft, (iii) any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee, (iv) any invalidity or unenforceability or lack of due authorization of, or other defect in this Lease, (v) any failure of Lessee to obtain any required license, certificate, authorization or other approval of any Government Entity having jurisdiction over the operation by Lessee of the Aircraft or the operation by Lessee in any airport and (vi) any other cause which, but for this provision, would or might have the effect of terminating, frustrating or in any way affecting any obligation of Lessee hereunder, it being the declared intention of the parties that the provisions of this Article and the obligations of Lessee to pay the Rent and Supplemental Rent provided for by this Lease shall survive any frustration and that, save as expressly provided in this Lease, no monies payable hereunder by Lessee to Lessor shall in any event or circumstance be repayable to Lessee. Nothing in this Article 6.3 shall preclude Lessee from exercising its right to pursue a claim for damages or specific performance or other judicial remedy against Lessor and/or any Indemnitees.

6.4         Lessee agrees to furnish Lessor during the Term:

            (i)   [intentionally omitted];

            (ii) upon Lessor requesting the same a quarterly unaudited balance sheet of Lessee prepared by it as of the close of the most recent previous financial quarter, together with the related profit and loss statement for such period;

            (iii) within ninety (90) days after the close of each financial year of Lessee, an audited balance sheet
                  and profit and loss statement as of the close of such financial year;

            (iv) from time to time such other non-confidential information as Lessor may reasonably request; and

            (v) copies of all notices sent by Lessee (A) to its shareholders or creditors as a group in their respective capacities as such relating to major business or financial developments of Lessee, or (B) to the Securities Exchange Commission in connection with or following a public offering of the equity shares of Lessee.

7.    MAINTENANCE

7.1         Lessee, during the Term, at its own cost and expense shall:

            (a) service, repair, maintain, overhaul, test, or cause the same to be done to the Aircraft in accordance with the Approved Maintenance Program so as to keep the Aircraft in as good operating condition as when delivered to Lessee on the Original Delivery Date, ordinary wear and tear excepted, and such operating condition as may be necessary to enable the airworthiness certificate of the Aircraft to be maintained in good standing at all times under applicable Law; and Lessee shall at all times maintain current certificates of airworthiness and Air Authority required records of maintenance in respect of the Aircraft and produce copies thereof to Lessor upon request, except in each case if Fokker 100 aircraft with similar engines are grounded by the Air Authority;

            (b) maintain in the English language all Aircraft Documents, records, logs, and other materials required by applicable Laws and best airline practice to be maintained in respect of the Aircraft including engine trend monitoring data;

            (c) perform, or cause to be performed, all airworthiness directives and mandatory notes and mandatory bulletins affecting the Aircraft having a compliance date during the Term and issued by (a) the Air Authority and/or (b) Fokker or any other manufacturer of any part of the Aircraft

                  (except that, in the event of a conflict, those required by the Air Authority shall prevail);

            (d) maintain the Aircraft in conformity with Air Authority Regulations and such other rules and regulations of the Air Authority as may from time to time be applicable to passenger category airline aircraft;

            (e) provide Lessor by telex or fax message or by personal delivery to a technical representative of Manufacturer, if any, with a monthly summation (which may utilize Air Authority forms) of Flight Hours and Cycles accumulated on the Airframe and Engines, and, commencing upon the month following the date (and so long as) Lessee is required to pay the Reserve Rate hereunder, Auxiliary Power Unit ("A.P.U.") and Landing Gear and details of all modifications and material component changes within ten
                  (10) days after the end of each month.

            Such maintenance shall be performed by Lessee or by the Authorized Maintenance Performer pursuant to the Aircraft Maintenance Agreement or by any other Authorized Maintenance Performer, for the purposes of this Lease.

7.2 Except as otherwise provided herein, Lessee, at its own cost and expense, shall promptly replace all Engines or Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or unserviceable with an engine or part meeting the requirements of Article 5.1.2(a).

7.3          (a)  Save as expressly herein provided the Aircraft shall not be modified, altered, converted or added to (each such action in relation to the Aircraft being herein referred to as an "Equipment Change"), provided that Lessee may, at its own expense, make such Equipment Changes to the Aircraft as Lessee may deem desirable in the proper conduct of its business, provided that no such Equipment Change diminishes the value, utility, condition or airworthiness of the Aircraft below the value, utility, condition and airworthiness thereof immediately prior to such Equipment Change, assuming the Aircraft was then in the condition required to be maintained by the provisions of this Lease.

            (b) Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such Equipment Change shall, without further act, vest in Head Lessor free and clear of all liens, charges and encumbrances. Lessee shall at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title to any such replacement Part as aforesaid passes to Head Lessor according to the Governing Law and the lex situs, provided, however, that so long as a Default shall not have occurred and be continuing, at any time during the Term, Lessee may remove any such Part if (A) (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to the Aircraft at the time of the Original Delivery Date, (ii) such Part is not required to be incorporated or installed in or attached or added to the Aircraft pursuant to the provisions of Article
                  7.1 and (iii) such Part can be removed from the Aircraft without diminishing or impairing the value, utility, airworthiness, condition or remaining useful life which the Aircraft would have had at such time, had such Equipment Change not occurred; or (B) such Part is deemed by Lessee to be obsolete or no longer suitable or appropriate for use in the Airframe or Engines (an "Obsolete Part") and its removal shall not materially decrease the value or adversely affect the utility or remaining useful life of the Airframe or Engine, or impair the condition or airworthiness thereof below the value, utility or remaining useful life, condition or airworthiness thereof immediately prior to such removal (assuming the Aircraft was then in the condition required to be maintained by the terms of the Lease), except that the value (but not the utility, remaining useful life, condition or airworthiness) of the Airframe or the Engines may be reduced, to the extent resulting from the removal of Obsolete Parts, if the aggregate original cost of all Obsolete Parts removed from such Aircraft and not replaced shall not exceed $350,000.

            (c) Upon the removal by Lessee of any such Part as above provided, title thereto shall, without further act, vest in Lessee and such Part shall no longer be deemed a part of the Aircraft. Any Part not removed by Lessee as above provided prior to the return of the Aircraft to Lessor hereunder shall remain the property of Head Lessor (save as the parties may otherwise agree in writing) provided that Lessor may require Lessee, prior to the end of the Term, to remove any Parts incorporated or installed in the Aircraft as a result of an Equipment Change and to restore the Aircraft to its condition prior to an Equipment Change.

7.4.1 Upon submission by Lessee to Lessor of invoices or receipts reasonably satisfactory to Lessor evidencing the performance in accordance with the provisions of this Agreement by or at the direction of Lessee of:

            (a) with respect to the Airframe, the accomplishment of those items of maintenance characterized as scheduled airframe heavy maintenance as defined in the Approved Maintenance Program for 12,000 hours and 24,000 hours inspections or any equivalent thereof with more or less hours ("Airframe Maintenance"), or

            (b) with respect to any Engine or the replacement thereof, the performance of all scheduled shop visit engine maintenance and repair, other than (i) repairs arising as a result of foreign object damage or operational mishandling and/or (ii) maintenance and repair of QEC (Quick Engine Change) kits ("Engine Maintenance"), or

            (c) with respect to any nose or main landing gear ("Landing Gear"), the performance of all scheduled shop visit nose and main landing gear maintenance and repair, other than repairs arising as a result of foreign object damage or operational mishandling ("Landing Gear Maintenance"), or

            (d) with respect to the A.P.U., the performance of all off Aircraft shop A.P.U. maintenance and repair, other than repairs arising as a result of foreign object damage or operational mishandling ("A.P.U. Maintenance"),

            Lessor shall, subject to Article 3.5 of Appendix D and provided that a Default shall not have occurred and be continuing, release to Lessee, from the relevant Maintenance Fund as defined in paragraph
            3.2 of

            Appendix D, a sum equal to the aggregate amount evidenced by such invoices or receipts for such relevant maintenance, to the extent there are sufficient sums in the relevant Maintenance Fund at the date of the start of the relevant maintenance. Lessee agrees to use its reasonable efforts to ensure that the relevant invoices or receipts are received by Lessor as promptly as possible after completion of the relevant maintenance. All sums remaining in any Maintenance Fund at the expiration or other termination of this Agreement shall be retained by Lessor, except (i) upon payment in full of Agreed Value and any other amounts due to Lessor or otherwise hereunder after a Casualty Occurrence pursuant to Article 17.2(b), in which case all sums remaining in any Maintenance Fund shall be paid to Lessee and (ii) under the circumstances and to the extent described in Paragraphs 3.6 and 9 of Appendix D. For the avoidance of doubt, Lessor shall not refuse to release monies from the Maintenance Fund on the ground that maintenance was required due to operational mishandling, provided that Lessee can demonstrate that Lessee complied with the original equipment manufacturer's written instructions.

7.4.2 Lessor shall be entitled to delay the release or payment of funds from any Maintenance Fund (to the extent related to any disputed amounts) to Lessee provided for by this Article 7 until such time as it shall in its opinion be in a position to determine (which Lessor agrees to use reasonable efforts to do as promptly as possible) the amount to be released or paid, but in any event release all undisputed amounts from the relevant Maintenance Fund (but where insufficient funds are in such maintenance Fund the lesser pro rata portion of such funds which corresponds to the undisputed amount) upon request unless a Default shall have occurred and be continuing.

7.5.1 During the Term, Lessee shall furnish to Lessor such information concerning the location, condition, use and operation of the Aircraft as Lessor may reasonably request. The right of Lessor, or its designated representatives, to inspect the Aircraft during any Major Checks performed by or on behalf of Lessee during the Term, shall be absolute and Lessee shall inform Lessor by providing thirty (30) days' written notice as to time and location of all Major Checks. During such Major Checks, Lessee agrees to provide sufficient manpower to allow Lessor, or its authorized representatives (at Lessor's cost and expense), to inspect any area of the Aircraft which Lessor requests to inspect and which would normally be required during such a Major Check, provided that such inspection is to be made only at the time that Lessee opens up such area in accordance with the Approved Maintenance Program.

            Lessee also shall permit any persons designated by Lessor to visit and inspect the Aircraft, its condition, use and operation, and the records maintained in connection therewith.

7.5.2 Lessor shall have the right at any time on reasonable notice to inspect or survey the Aircraft or any part thereof, or instruct a duly authorized surveyor to carry out a survey on its behalf, to ascertain the condition of the Aircraft or any part thereof and satisfy itself that the Aircraft is being properly repaired and maintained in accordance with the terms of this Lease. The cost of any such inspection or survey shall be borne by Lessor unless an Event of Default has occurred and is continuing.

7.5.3 Lessor shall have no duty to make any such inspection as is referred to in Article 7.5.1 and 7.5.2 and shall not incur any liability or obligation by reason of not making any such inspection. Except in connection with any Event of Default hereunder no exercise of any inspection right under Articles 7.5.1, 7.5.2 or any other provision of this Lease shall interfere with the normal operation or maintenance of the Aircraft or the business of Lessee and shall be conducted during normal maintenance business hours. In connection with any such inspection, Lessee shall allow Lessor or any persons designated by Lessor to copy, at Lessor's cost and expense, any Aircraft Documents or other records relating to maintenance and operation of the Aircraft. Lessee shall not be liable for the use of any such Aircraft Documents or other records by Lessor or any other person or entity which use is unrelated to Lessee's compliance with the terms of this Lease.

8.    TAXES, DUTIES AND EXPENSES

8.1 Lessee agrees promptly to pay and indemnify and hold Lessor harmless against all Taxes (other than Lessor Taxes) levied or imposed against or upon or otherwise payable by any Tax Indemnitee or Lessee and relating to or attributable to Lessee, this Lease, the Aircraft and/or the importation, exportation, registration, ownership, leasing, sub-leasing, delivery, possession, use, operation, reregistration, repair, maintenance, overhaul, replacement, improvement, modification, alteration, transportation, landing, storage, presence or re-delivery of or addition to, the Aircraft or any Engine or any Part thereof or any rent, receipts, insurance proceeds or income arising therefrom, or any sum payable by Lessee to a Tax Indemnitee under this Lease or any other transactions or activities contemplated by this Lease, provided, however, that Lessee shall have no indemnity liability under this
            Article 8.1 or under Article 8A.1(c) to Lessor for any of the following Taxes:

            (a) any Tax imposed on or payable by Lessor with respect to any sale, assignment, transfer or other disposition by Lessor of any interest in the Aircraft or any part thereof or this Lease, other than any such sale, assignment, transfer or other disposition (i) that is pursuant to an exercise of remedies after the occurrence and during the continuance of an Event of Default or (ii) that is a result of a Casualty Occurrence or (iii) that is a result of the exercise by Lessee of any of its options to purchase the Aircraft or (iv) that occurs as a result of any substitution, replacement or pooling of the Aircraft, any Engine or any Part by a Lessee Related Person;

            (b) any Tax to the extent imposed on Lessor as a result of a failure of Lessor to comply with any certification, information, documentation, reporting or other similar procedure that is required by law (including any applicable statute, income tax convention, regulation or ruling) as a condition precedent to the allowance of any reduction in the rate of such Tax or any exemption or other relief from such Tax; provided that (i) Lessor is otherwise eligible for such relief or exemption from such Tax, (ii) Lessor's compliance with such requirement would not create a material risk of adverse tax consequences to Lessor for which it is not indemnified to its reasonable satisfaction and (iii) in the case of a Tax other than United States Federal income tax or income tax withholding Lessee shall have notified such Lessor of such requirement by timely written notice;

            (c) any Tax to the extent resulting from one or more transactions or activities of Lessor in the jurisdiction imposing the Tax if those transactions or activities are unrelated to the transactions described in this Lease or the Other Aircraft Agreements;

            (d) any Tax imposed on or payable by or required to be withheld from any payment to any assignee or other transferee of any interest of Lessor in the Aircraft or this Lease (or imposed on or payable by or required to be withheld from any payment to any subsequent assignee or other transferee) to the extent that the amount of such Tax exceeds the amount of such Tax that would have been imposed on or payable by or required to be withheld from any payment to Lessor (determined at the time of transfer) and would have been indemnified by Lessee pursuant to this Article 8 or Article 8A.l(c) (determined at the time of transfer); provided that the exclusion described in this clause (d) shall not apply to any assignee or other transferee that is a corporation incorporated under the law of a state of the United States or a partnership each partner of which is such a corporation, or (provided that Lessor gives Lessee prior written notice of such transfer) to any assignee or other transferee that acquires its interest as a result of the exercise of remedies after the occurrence and during the continuance of an Event of Default;

            (e) any Tax to the extent arising out of or caused by, or to the extent such Tax would not have been incurred but for, (i) any act or omission of Lessor if such act or omission is not permitted by this Lease or the Other Aircraft Agreements or
                  (ii) the willful misconduct or gross negligence of Lessor or
                  (iii) the inaccuracy or breach of any representation, warranty, covenant or agreement by Lessor in this Lease except to the extent that such act, omission, inaccurate representation or breach is attributable to an act, omission, inaccurate representation or breach by Lessee;

            (f) any Tax to the extent resulting from any amendment to any Head Lease Operative Document to which Lessee is not a party unless
                  (i) Lessee shall have given its prior written consent to such amendment or (ii) such amendment consists of a change in the

                  "Basic Rent" schedule of the Head Lease resulting from a suspension or reduction of Lessee's payments of Rent under this Lease that continues for a period of more than 60 days, or (iii) such amendment is required by applicable Law relating to the Aircraft or any part thereof or relating to Lessee;

            (g) any Tax imposed on or payable by Lessor to the extent indemnified pursuant to Article 8A hereof;

            (h) any Tax imposed on or payable by Lessor to the extent arising out of or caused by, or to the extent such Tax would not have been incurred but for, the existence of any Lessor's Lien;

            (i) half of any sales tax payable in connection with the purchase of the Aircraft by Lessee pursuant to Lessee's exercise of a purchase option described in Paragraph 9 of Appendix D of this Lease (it being understood and agreed that each of Lessee and Lessor shall pay half of any sales tax payable with respect to Lessee's purchase of the Aircraft pursuant to Lessee's exercise of such a purchase option); or

            (j) half of any sales or use tax payable in connection with the transfers of the Aircraft and the lease and sublease of the Aircraft on the Delivery Date (it being understood and agreed that each of Lessee and Lessor shall pay half of any sales or use tax payable with respect to such sales, lease and sublease of the Aircraft on the Delivery Date).

            If Lessee is required by any applicable Law or regulation to deliver or furnish any report or return in connection with any such Taxes (other than Lessor Taxes), Lessee shall complete the same in a manner reasonably satisfactory to the relevant Tax Indemnitee and in particular no such report or return shall contain any statement that is inconsistent with Head Lessor's being the owner of the Aircraft, and Lessee shall supply a copy of such report or return to the relevant Tax Indemnitee promptly upon receipt of a request therefor from such Tax Indemnitee.

            All payments by Lessee hereunder to Lessor shall be free of withholdings of any nature whatsoever (and at the time Lessee is required to make any payment upon which any withholding is required, Lessee shall pay an additional amount such that the net amount actually received by Lessor will, after such withholding, equal the full amount of the payment then due) and shall be free of expense for collection or other charges. If Lessee shall have paid any additional amount pursuant to the first sentence of this paragraph with respect to Taxes not subject to indemnification pursuant to the provisions of this Section 8.1, Lessor shall reimburse Lessee within 10 Business Days of written demand therefor for the amount of such Taxes so paid by Lessee. For the purpose of this Article 8 and Article 8A, the term "Lessor" shall include each group of corporations (and each member thereof that is a corporation organized under the laws of the United States or any state thereof) that includes Lessor and for which consolidated, combined, unitary or other group tax returns are filed.

8.2 Except as otherwise specifically provided herein, Lessee shall pay to Lessor on or after Delivery Date (unless otherwise agreed to be financed by Lessor) upon demand:

            (a) all reasonable expenses paid to third parties (including reasonable legal, printing and out-of-pocket expenses) incurred or payable by Lessor, FAUSA and Fokker related to any amendment to or extension of, or the granting of any waiver or consent under, this Lease in each case requested or caused by Lessee;

            (b)   the Transaction Expenses;

            (c) all reasonable expenses paid to third parties (including reasonable legal fees and disbursements but excluding surveyor costs) payable or incurred by Lessor in connection with the enforcement of or preservation of any rights of Lessor under this Lease or otherwise in respect of moneys owing under this Lease by Lessee or in respect of any breach by Lessee of any representation, warranty, covenant or undertaking herein contained; and

            (d) the ongoing annual fees and reasonable out-of-pocket expenses (other than those incurred in connection with any of the events described in Articles 12.3(c) or 12.3(d) and those incurred pursuant to a change in such trustees which was not requested by Lessee) related to the Head Lease of Owner Trustee and Indenture Trustee.

8.3 Lessee shall pay all stamp, documentary, registration or other like duties or taxes (including any such duties or taxes payable by a Tax Indemnitee but excluding all Lessor Taxes) imposed on or in connection with this Lease and shall indemnify each Tax Indemnitee against any liability arising by reason of any delay or omission by Lessee to pay such duties or taxes.

8.4 If and to the extent that any sum (the "indemnity sum") constituting (directly or indirectly) an indemnity to one or more Tax Indemnitees paid by Lessee to any person other than that Tax Indemnitee shall be treated as taxable in the hands of the relevant Tax Indemnitee, Lessee shall pay to the relevant Tax Indemnitee such sum as (after taking into account any taxation suffered by the relevant Tax Indemnitee on the indemnity sum) shall reimburse the relevant Tax Indemnitee for the net amount of any Taxes suffered by them in respect of the indemnity sum (after taking into account any current tax savings or other benefits to the relevant Tax Indemnitee resulting from the payment or accrual of the indemnified expense).

8.5 If and to the extent that any sums payable to a Tax Indemnitee by Lessee under this Lease by way of indemnity are insufficient, by reason of any Taxes payable in respect of those sums, for that Tax Indemnitee to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse that Tax Indemnitee for the cost incurred by it to a third party (including any taxation authority), Lessee will pay to that Tax Indemnitee such sum as will after the tax liability has been fully satisfied leave that Tax Indemnitee with the same net amount (after taking into account any current tax savings or other benefits to the that Tax Indemnitee resulting from the payment or accrual of the indemnified expense) as it would have been entitled to receive in the absence of that liability. For the purpose of computing the amount of an indemnity payment pursuant to this Article 8.5 and the amount of any payment to Lessee under Article 8, it shall be assumed that the relevant Tax Indemnitee is subject to tax on the amount of each indemnity it receives or accrues under this Lease and can use any tax savings to offset Taxes at the highest marginal statutory rates of tax applicable to that Tax Indemnitee (as certified to

            Lessee by an officer of that Tax Indemnitee) at the time such indemnity or tax savings is received or accrued.

8.6 If, as a result of any indemnity paid by Lessee or any event giving rise to an indemnity obligation of Lessee, a Tax Indemnitee at any time realizes any tax savings, refunds or other reductions in taxes not previously taken into account in computing the amount of an indemnity, that Tax Indemnitee shall promptly pay to Lessee the amount of such Tax savings, refunds or other reductions in Taxes; provided, however, that no Tax Indemnitee will be required to make any payment to Lessee pursuant to this Article 8.6 so long as a Default shall be continuing or if Lessee shall not have theretofore made all payments due to all Tax Indemnitees under this Lease, or to the extent that the amount of such payment would exceed the amount of all prior payments by Lessee to the relevant Tax Indemnitee pursuant to this Article 8 less the amount of all prior payments by the relevant Tax Indemnitee to Lessee pursuant to this Article 8.6. The relevant Tax Indemnitee shall estimate the amount of such Tax savings, refunds and other reductions in Taxes and shall use reasonable efforts to take such actions in filing its tax returns and in dealing with taxing authorities to seek and claim each such Tax savings, refund and other reduction in Taxes, but shall not be obligated to take any such action that it determines in its sole discretion to involve the imposition or risk of any material unindemnified cost or expense, and in no event will any person have any right to inspect the books, records, tax returns or other documents of any Tax Indemnitee, and the positions to be taken by any Tax Indemnitee on or with respect to its tax returns and in any tax proceedings shall be within its sole control.

8.7 Lessee's, and each Tax Indemnitee's obligations under this Article 8 shall continue in full force and effect, notwithstanding the expiration or earlier termination of the Term hereunder.

8.8 If Lessee disputes the payment or imposition of any Taxes payable by a Tax Indemnitee for which Lessee is responsible under this Lease, that Tax Indemnitee will take such action as Lessee may reasonably request at Lessee's expense to contest that payment or imposition but that Tax Indemnitee will not be obliged to take any such action:

            (a) which that Tax Indemnitee considers in good faith may result in the imposition of any material liability, cost, or expense for which that Tax Indemnitee is not indemnified to its reasonable satisfaction; or

            (b) which that Tax Indemnitee considers not to have a reasonable prospect of success, unless Lessee delivers to that Tax Indemnitee a written opinion of independent tax counsel selected by Lessee and reasonably acceptable to Lessor to the effect that there is a Reasonable Basis for taking such action; or

            (c) for which Lessee has not made adequate provision to the reasonable satisfaction of that Tax Indemnitee in respect of the liability, cost or expense concerned.

8.9 If Lessor determines that any Indemnified Tax is required to be withheld from any amount payable or creditable to or for the account of any holder of a Loan Certificate, Lessor shall give prompt written notice thereof to Lessee and if requested by Lessee by written notice given within 10 Business Days after Lessee's receipt of Lessor's written notice, Lessor shall exercise its rights under
            Section 7A(b)(xi) of the Participation Agreement in the manner requested by Lessee, provided that Lessor shall not be required to take any action pursuant to this Article 8.9 that might reasonably be expected to involve Lessor in any unlawful activity or might reasonably be expected to subject Lessor or any Affiliate of Lessor to any expense deemed material by Lessor unless Lessor is indemnified therefor to its reasonable satisfaction.

8A.   SPECIAL INDEMNITY

8A.1        Indemnity.

            (a)   Inclusions.  Except to the extent provided in Article
                  8A.2(a), if Lessor is required by any tax authority to include in its income for income tax purposes, or Lessor receives an opinion of Lessor's tax counsel that Lessor does not have a Reasonable Basis to exclude from its income for income tax purposes, any amount relating to the Aircraft or any part thereof or the Lease or any of the transactions, activities or payments described in or contemplated by the Lease, other than (i) Rent, (ii) Reserve Rate, (iii) Supplemental Rent, (iv) any proceeds derived from a sale of the Aircraft resulting from the exercise by Lessee of a purchase option pursuant to Paragraph 9 of Appendix D of this Lease, (v) any payment calculated by reference to Agreed Value, (vi) any amount specifically identified in the Lease as interest, (vii) any payment calculated on an After-Tax Basis, (viii) any payment pursuant to the terms of the Operating Lease Operative Documents, (ix) any other amount to the extent offset by deductions that would not have been currently available but for the event which gave rise to the amount included in Lessor's income and that are of the same character as such income inclusion and are allowed in the same taxable year of Lessor in which such amounts are included in Lessor's income, or the Deposit described in Appendix D of this Lease or any interest thereon (herein called an "Inclusion"), Lessee shall pay to Lessor an amount which, on an After-Tax Basis, shall be equal to the amount of additional taxes on or measured by gross or net income (plus any and all fines, penalties, additions to tax and interest calculated by reference thereto) payable by Lessor as a result of such Inclusion.

            (b) Pass-through of Tax Indemnity Agreement indemnities. Except to the extent provided in Article 8A.2(b), if Lessor is required to pay to Owner Participant any amount (herein called a "TIA Liability") pursuant to the Tax Indemnity Agreement (Trust No. 118-A) dated as of July 10, 1995 between Lessor and Owner Participant, Lessee shall pay to Lessor an amount which, on an After-Tax Basis, shall be equal to that TIA Liability.

            (c) Pass-through of Participation Agreement general tax indemnity liability. Except to the extent provided in Article 8A.2(c), if Lessor is required to pay any amount pursuant to Section 7A of the Participation Agreement (herein called a "Head Lease General Tax Indemnity Liability") and if the Tax that is the subject of such Head Lease General Tax Indemnity Liability is a Specified Tax, Lessee shall pay to Lessor an amount which, on an After-Tax Basis, shall be equal to that Head Lease General Tax Indemnity.

            (d) Minimum indemnity. The amount of any indemnity payable by Lessee to Lessor pursuant to this Article 8A shall in all events be an amount sufficient to restore Lessor to the position Lessor would be in if the Inclusion or TIA Liability or Head Lease General Tax Indemnity Liability that gave rise to Lessee's liability under this Article 8A had not occurred.

8A.2 Exceptions.

            (a) Exceptions to indemnity for Inclusions. Lessee shall not be required to indemnify Lessor pursuant to Article 8A.1(a) for Taxes to the extent arising from any of the following
                  Inclusions:

                  (i) any Inclusion caused by an event that occurs after the expiration or earlier termination of this Lease, the payment by Lessee of all Rent and other amounts due pursuant to the Operating Lease Operative Documents, and (if required by the terms of this Lease) the return of the Aircraft to Lessor in accordance with the terms of this Lease, provided that the exclusion set forth in this Article 8A.2(a)(i) shall not apply to any Inclusion to the extent such Inclusion is a result of one or more events occurring or circumstances existing prior to or concurrently with the expiration or earlier termination of this Lease or to any payment or amount payable by Lessee pursuant to this Lease or any other Operating Lease Operative Document, or

                  (ii) any Inclusion that would not have occurred but for a sale, assignment, transfer or other disposition by Lessor of any interest in the Aircraft or this Lease, either voluntarily or by reason of bankruptcy or similar proceedings for the relief of debtors in which Lessor is the debtor, unless in either case such disposition occurs in connection with or as a result of (A) an Event of Default, (B) a Casualty Occurrence, (C) any substitution, replacement or pooling of the Aircraft or any part thereof, (D) any maintenance, repair, improvement, modification or alteration of, or addition to, the Aircraft or any part thereof, or unless in either case such disposition is required by applicable Law, or

                  (iii) any Inclusion that would not have occurred but for (A)
                        the refinancing of the Loan Certificates or (B) the gross negligence or willful misconduct of Lessor, or

                  (iv) any Inclusion that would not have occurred but for the timing of the recognition of income under Section 467 of the Code unless such Inclusion would not have occurred but for (A) any payment of Rent on a date prior to the date on which such payment is scheduled to be due, (B) any payment by Lessee of any expenses of any Tax Indemnitee, or (C) the acquisition by Lessee or another Lessee Related Person of any interest in the Loan Certificates or any other evidence of indebtedness issued by the Head Lessor to refund or refinance the Loan Certificates in accordance with the Head Lease Operative Documents, or

                  (v) any Inclusion that would not have occurred but for any change in or addition to the Internal Revenue Code of 1986, any other statute relating to Federal income taxes, any treaty, any regulation, revenue ruling, revenue procedure or other administrative interpretation, or any executive order that is enacted, promulgated or issued after the Delivery Date, provided that the exclusion in this clause (v) shall not apply to any Inclusion resulting from (A) any alteration, improvement, modification, pooling, repair, addition, replacement or substitution of or to the Aircraft or any part thereof, (B) any payment by Lessee of any expenses of any Tax Indemnitee, or (C) the acquisition by Lessee or another Lessee Related Person of any interest in the Loan Certificates or any other evidence of indebtedness issued by the Head Lessor to refund or refinance the Loan Certificates in accordance with the Head Lease Operative Documents, or

                  (vi) any Inclusion that would not have occurred but for an event or occurrence as a result of which Lessee is required to pay and shall have paid in full an amount calculated by reference to Agreed Value.

            (b) Exceptions to indemnity for TIA Liability. Lessee shall not be required to indemnify Lessor pursuant to Article 8A.l(b) for any TIA Liability that is not a result of an Operating Lease Indemnification Event or that would not have been incurred but for any of the following:

                  (i)   the gross negligence or willful misconduct of Lessor, or

                  (ii) Lessor claiming deductions for depreciation of the Aircraft for Federal, state or local income tax purposes, or

                  (iii) Lessor (or any Affiliate of Lessor) claiming to be the owner of the Aircraft for U.S. tax purposes, or

                  (iv) Lessor (or any Affiliate of Lessor) claiming deductions for interest on the Loan Certificates for Federal, state or local income tax purposes, or

                  (v) Lessor acquiring any interest in the Loan Certificates, or

                  (vi) Lessor supplying to the Appraiser inaccurate information unless such information was obtained from Lessee, or

                  (vii) the timing of the recognition of income under Section
                        467 of the Code unless such Inclusion would not have occurred but for (A) any payment of Rent on a date prior to the date on which such payment is scheduled to be due, (B) any payment by Lessee of any expenses of any Tax Indemnitee, or (C) the acquisition by Lessee or another Lessee Related Person of any interest in the Loan Certificates or any other evidence of indebtedness issued by the Head Lessor to refund or refinance the Loan Certificates in accordance with the Head Lease Operative Documents, or

                 (viii) the failure of the Head Lease to be a "true lease" for
                        Federal income tax purposes or the failure of Owner Participant to be the owner of the Aircraft (including any such failure resulting from the existence of any of Lessee's rights under the Operating Lease Operative Documents), unless such failure is caused by an Operating Lease Indemnification Event, or

                  (ix) any change in or addition to the Code, any other statute relating to Federal income taxes, any treaty, any regulation, revenue ruling, revenue procedure or other administrative interpretation, or any executive order that is enacted, promulgated or issued after the Delivery Date, provided, however, that the exclusion in this clause (ix) shall not apply to any Inclusion resulting from (A) any alteration, modification, pooling, repair, addition, replacement or substitution of or to the Aircraft or any Engine, (B) any payment by Lessee of any expenses of any Tax Indemnitee, or (C) the acquisition by Lessee or another Lessee Related Person of any interest in the Loan Certificates or any other evidence of indebtedness issued by the Head Lessor to refund or refinance the Loan Certificates in accordance with the Head Lease Operative Documents, or

                  (x) Owner Participant's having an adjusted basis with respect to the Aircraft that is less than Lessor's Cost except to the extent resulting from an Operating Lease Indemnification Event, or

                  (xi) any event or occurrence as a result of which Lessee is required to pay and shall have paid in full an amount calculated by reference to Agreed Value;

                  (xii) any inaccuracy in the Appraisal unless caused by the inaccuracy of Lessee's representation in Article 8A.10, or

                 (xiii) any disposition of Lessor's interest in the Aircraft or the Operating Lease Operative Documents either voluntarily or by reason of Lessor's bankruptcy or similar proceedings for the protection of debtors in which Lessor is a debtor, provided that the exclusion in this clause (xiii) shall not apply to (A) a disposition pursuant to the exercise of remedies after the occurrence and during the continuance of an Event of Default, (B) a disposition resulting from a Casualty Occurrence or (C) a disposition resulting from a substitution, replacement or pooling of the Aircraft, any Engine or any part of either thereof by Lessee or any other Lessee Related Person.

                  (xiv) any amendment or modification of any of the Head Lease
                        Operative Documents approved by Lessor and to which Lessee has not consented in writing unless unless (A) Lessee shall have given its prior written consent to such amendment or (B) such amendment consists of a change in the "Basic Rent" schedule of the Head Lease resulting from a suspension or reduction of Lessee's payments of Rent under this Lease that continues for a period of more than 60 days, or (C) such amendment is required by applicable Law relating to the Aircraft or any part thereof or relating to Lessee;

                  (xv) the treatment of the Aircraft as "tax-exempt use property" by reason of Lessor's status as a "tax-exempt entity" within the meaning of Section 168(h) of the Code;

                  (xvi) any failure of the Aircraft to be registered with the
                        United States Federal Aviation Administration or any successor thereto by reason of the status or citizenship of Lessor;

                 (xvii) any breach of Lessor's obligations relating to the
                        Lessee's contest rights pursuant to Article 8A.6 hereof to the extent such failure legally precludes Lessee from contesting, or causing a contest of, an indemnified claim;

                (xviii) the reporting by the Owner Participant of an Inclusion on any of its Federal income tax returns, unless Lessee has received a copy of the opinion of independent tax counsel described in Section 3.1 of the Tax Indemnity Agreement with respect to such Inclusion;

                  (xix) the inaccuracy of the representation in Section 2(f) of the Tax Indemnity Agreement;

                  (xx) the refinancing of the Loan Certificates other than a refinancing requested by Lessee; or

                  (xxi) the existence of the Assignment of Termination Agreement dated as of July 10, 1995 from Fokker Aircraft B.V. to Kreditanstalt fur Wiederaufbau.

            (c) Exceptions to indemnity for Head Lease general tax indemnity liability. Lessee shall not be required to indemnify Lessor pursuant to Article 8A.1(c) for any Head Lease General Tax Indemnity Liability that would not have been incurred but for any of the following:

                  (i) an event that occurs after the expiration or earlier termination of this Lease, the payment by Lessee of all Rent and other amounts due pursuant to this Lease and the other Operating Lease Operative Documents and (if required by the terms of this Lease) the return of the Aircraft to Lessor in accordance with the terms of this Lease, provided that the exclusion set forth in this
                        Article 8A.2(c)(i) shall not apply to any Head Lease General Tax Indemnity Liability to the extent such Head Lease General Tax Indemnity Liability is a result of one or more events occurring or circumstances existing prior to or concurrently with the expiration or earlier termination of this Lease or to any payment or amount payable by Lessee pursuant to this Lease or any other Operating Lease Operative Document, or

                  (ii) a sale, assignment, transfer or other disposition by Lessor of any interest in this Lease either voluntarily or by reason of bankruptcy or similar proceedings for the relief of debtors in which Lessor is the debtor, unless in either case such disposition occurs in connection with or as a result of an Event of Default, a Casualty Occurrence, a substitution, replacement or pooling of the Aircraft or any part thereof, the exercise by Lessee of any option to terminate the Lease or to purchase the Aircraft or any act or omission of Lessee, or unless in either case such disposition is required by Applicable Law, or

                  (iii) the gross negligence or willful misconduct of Lessor, or

8A.3  Time of Payment by Lessee.

            Any payment due under this Article 8A to Lessor shall be paid by Lessee within 15 Business Days after receipt of a written demand therefor from Lessor, provided that Lessee shall not be required to make any such payment before the date that is two Business Days prior to the date on which Lessor's related income tax payment, TIA Liability or Head Lease General Tax Indemnity payment is due. If Lessor is required to pay an indemnity pursuant to the Tax Indemnity Agreement, Lessor agrees to elect, pursuant to Section 3.3 of the Tax Indemnity Agreement, the form of indemnity payment requested by Lessee in writing provided that Lessor receives Lessee's written request at least two Business Days before the last day for making such election.

8A.4  Tax Savings; Contest.

            The provisions of Articles 8.6 (relating to tax savings) and 8.8 (relating to contesting Taxes) of this Lease shall apply, mutatis mutandis, to the indemnity for Inclusions described in Article 8A.1(a) hereof.

8A.5  Payments From Head Lease Tax Indemnitees.

            If any Head Lease Tax Indemnitee shall pay any amount to Lessor pursuant to Section 7A(b), 7A(e), 7A(g) or 7A(h) of the Participation Agreement or pursuant to Section 3.2 or 4 of the Tax Indemnity Agreement, for which Lessee has previously paid an indemnity to Lessor pursuant to Article 8A.1 hereof, Lessor shall pay such amount to Lessee within 15 Business Days after Lessor receives such amount.

8A.6 Contest.

            If Lessor receives a written claim for an indemnity pursuant to
            Section 7A of the Participation Agreement or pursuant to the Tax Indemnity Agreement for which Lessee would be required to pay Lessor an indemnity pursuant to this Article 8A, Lessor shall promptly notify Lessee thereof in writing. If requested by Lessee by written notice received by Lessor at least four Business Days before the latest date on which Lessor may request or initiate a contest pursuant to
            Section 7A(g) of the Participation Agreement or Section 4 of the Tax Indemnity Agreement, Lessor shall exercise its rights under Section 7A(g) of the Participation Agreement or under Section 4 of the Tax Indemnity Agreement, as the case may be, in the manner requested by Lessee, provided that in no event shall Lessor be required to initiate or continue (or required to request any other Person to initiate or continue) a contest of any such claim unless:

            (a) no Major Default or Event of Default shall have occurred and be continuing unless Lessee shall have provided security reasonably satisfactory to Lessor securing Lessee's performance of its obligations under this Article 8A;

            (b) Lessee shall have agreed to pay on an After-Tax Basis all reasonable costs and expenses that Lessor incurs in connection with contesting such claim and all amounts that Lessor is required to pay from time to time pursuant to Section 7A(g)
                  (iv) (B) of the Participation Agreement or Section 4(d) of the Tax Indemnity Agreement, as the case may be;

            (c) the action to be taken will not result in a material danger of sale, forfeiture or loss of the Aircraft or any part thereof or any interest therein or the creation of a Lien (other than a Permitted Lien) on the Aircraft, the Trust Estate or the Trust Indenture Estate unless Lessee shall have adequately bonded or otherwise made provision to protect the interests of Lessor and the Owner Participant in a manner reasonably satisfactory to Lessor and the Owner Participant;

            (d) if such contest shall require payment of the Tax claimed, Lessee shall have advanced on an interest-free basis the amount thereof (including any interest, penalties and additions to tax with respect thereto) for the period during which such contest is continuing and shall have agreed to indemnify such Lessor and (in the case of a contest pursuant to Section 4 of the Tax Indemnity Agreement) the Owner Participant or (in the case of a contest pursuant to Section 7A of the Participation Agreement) each Head Lease Tax Indemnitee for any adverse tax consequences of such interest-free loan;

            (e) Lessee shall have acknowledged its obligation to indemnify Lessor should the contested claim prove to be correct except to the extent that the Final Determination demonstrates that Lessee would not be so obligated absent such acknowledgment;

            (f)   in the case of a Tax Indemnitee Controlled Contest pursuant to
                  Section 7A(g) of the Participation Agreement or any contest pursuant to Section 4 of the Tax Indemnity Agreement, Lessor and the relevant Head Lease Tax Indemnitee shall have received, at Lessee's expense, a written opinion of independent tax counsel selected by Lessee and reasonably acceptable to Lessor and such Head Lease Tax Indemnitee to the effect that there is a Reasonable Basis for such contest;

            (g)   in the case of a Tax Indemnitee Controlled Contest pursuant to
                  Section 7A of the Participation Agreement, the amount of the indemnity that would be payable by Lessor pursuant to Section 7A if such claim is not contested or if a contest of such claim is unsuccessful (plus the aggregate amount of the indemnities that would be payable by Lessor pursuant to
                  Section 7A if all related claims that have been or could be raised with respect to any other period are not contested) would exceed $ 10,000; and

            (h) in the case of a contest pursuant to Section 4 of the Tax Indemnity Agreement, the amount of the indemnity that would be payable by Lessor pursuant to the Tax Indemnity Agreement if such claim is not contested or if a contest of such claim is unsuccessful (plus the aggregate amount of the indemnities that would be payable by Lessor pursuant to the Tax Indemnity Agreement if all related claims that have been or could be raised with respect to any other period are not contested) would exceed $ 50,000.

8A.7 Verification

            If requested by Lessee in writing within ten Business Days after receipt of a Lessor demand for an indemnity,

            Lessor shall exercise its rights under Section 7A(j) of the Participation Agreement or under Section 3.8 of the Tax Indemnity Agreement, as the case may be, provided that Lessee shall have agreed to pay, and shall be paying currently, on an After-Tax Basis any and all amounts payable by Lessor under Section 7A(j) of the Participation Agreement or under Section 3.8 of the Tax Indemnity Agreement, as the case may be.

8A.8  Documents and Other Information

            (a) Lessee shall provide or cause to be provided to Lessor, upon request, all documents and other information that Lessor is required to provide to any Head Lease Tax Indemnitee pursuant to the Head Lease Operative Documents and that is within the control of any Lessee Related Person.

            (b) Lessee shall prepare or cause to be prepared, and shall timely file or cause to be timely filed, all returns, reports, statements and other documents that Lessor is required to prepare and/or file pursuant to Section 7A(i) of the Participation Agreement; provided that Lessor shall have furnished or caused to be furnished to Lessee any information that is reasonably requested by Lessee, that is not within the control of a Lessee Related Person, that is within the control of Lessor or of a Head Lease Tax Indemnitee and that is reasonably necessary to enable Lessee to prepare and file such report, return or statement.

            (c) Lessee shall timely pay or cause to be timely paid directly to the appropriate taxing authority all amounts that Lessor is required to pay directly to such taxing authority pursuant to
                  Section 7A(f) of the Participation Agreement to the extent that Lessee is liable for such amount pursuant to this Article 8.

8A.9 Certain Definitions

            As used in this Lease:

            (a) "Affiliate" means, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person; or if such Person is a partnership, any general partner of such Person or Person controlling such general partner. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            (b) "After-Tax Basis" has the meaning explained as follows: If Lessee is required to pay a specified amount on an After-Tax Basis to or for the benefit of any Person, the Lessee must pay the sum of (i) the specified amount plus (ii) the net amount of all Taxes (taking into account any current deduction or other income tax benefit actually realized by such Person resulting from the payment or accrual of the cost, expense or tax for which the specified amount is payable) required to be paid by such Person with respect to the receipt or accrual of the specified amount and the additional amounts described in this clause (ii) (calculated by assuming, in the case of any payment to or for the benefit of the Owner Participant or any related tax indemnitee, that such Person is subject to United States Federal income tax at the highest marginal statutory rate imposed on corporations for the relevant period, and is subject to United States state and local income taxes and foreign income taxes at the actual rates applicable to such Person for the relevant period, with respect to the receipt or accrual of such amount by such Person. If Lessee shall have paid or reimbursed any Person pursuant to the Operating Lease Operative Documents for any expense on an After-Tax Basis (an "After-Tax Basis Payment") and such Person (or a member of a group of corporations that includes such Person and for which consolidated, combined or unitary tax returns are filed) shall actually realize any tax savings attributable to such expense, such Person shall pay to Lessee an amount equal to the sum of
                  (x) the amount of such tax savings plus (y) the amount of any further tax savings realized by such Person (or by a member of such group of corporations) as a result of such payment, provided that the amount paid to Lessee pursuant to this sentence shall not exceed the amount of Lessee's underlying After-Tax Basis Payment, and provided further that if any such tax savings are subsequently disallowed or reduced, such lost tax savings shall be deemed to be a Tax for which Lessee is required to indemnify Lessor pursuant to Article 8, without regard to any exclusion of Lessor Taxes.

            (c) "Appraisal" means the opinion provided by BK Associates concerning the Aircraft pursuant to the Participation Agreement.

            (d)   "Code" means the Internal Revenue Code of 1986, as amended.

            (e) "Final Determination" means (A) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and unappealable (or, if appealable to the U.S. Supreme Court, the relevant Tax Indemnitee has not consented to such appeal), (B) a closing agreement or any other binding settlement agreement entered into with the consent of Lessee in connection with an administrative or judicial proceeding which is not subject to further appeal, or (C) the expiration of the time for instituting a claim for refund, or if such claim for refund is filed, the expiration of the time for instituting suit with respect thereto.

            (f) "Head Lease Operative Documents" means each of the Participation Agreement, the Lease, each Lease Supplement, the Tax Indemnity Agreement, the Support Services Agreement, the Support Services Agreement Assignment, the Indenture, each Indenture Supplement, the Trust Agreement, the Initial Sublease, each other Qualified Sublease, the Sublease Certificate of Acceptance, the Sublease Assignment, the Consent to Assignment, the Consent and Agreement, the Loan Certificates outstanding at the time of reference, the Guaranties, the FAA Bill of Sale, the Warranty Bill of Sale, the DASA Confirmation, the Fokker Confirmation and the Assumption Agreement (as each of the foregoing is defined in Schedule Z to the Participation Agreement), each as amended, modified or supplemented from time to time in accordance with its terms.

            (g) "Head Lease Tax Indemnitee" means any of the following: (i) the Owner Participant, the Head Lessor (in its individual capacity and as Owner

                  Trustee), the Trust Estate, the Indenture Trustee (in its individual capacity and as the Indenture Trustee), the Loan Participant, the Trust Indenture Estate (as each of the foregoing is defined in Schedule Z to the Participation Agreement), (ii) each successor or permitted assignee of each entity described in subdivision (i) above, (iii) each Affiliate of each entity described in subdivisions (i) and
                  (ii) above, and (iv) each director, officer, employee and agent (in their respective representative capacities) of each entity described in subdivisions (i), (ii) and (iii) above;

            (h) "Lessee Related Person" means any of the following: Lessee, any sublessee or sub-sublessee of Lessee, any other Person (other than a Lessor Related Person) in possession or use of the Aircraft or any part thereof through Lessee, and any Affiliate, successor or assign of any of the foregoing.

            (i) "Lessor Related Person" means any of the following: Lessor, each successor or permitted assignee of Lessor and each Affiliate of each of the foregoing.

            (j) "Loan Certificates" means the loan certificates issued pursuant to the Indenture.

            (k) "Major Default" means a Default described in Article 15.1(a), 15.1(f) or 15.1(h) of this Lease.

            (l) "Operating Lease Indemnification Event" means any of the following:

                  (i) any act or omission of Lessee or any other Lessee Related Person other than a Required Act or Omission or a Permitted Act,

                  (ii) any breach or inaccuracy of any representation, warranty or covenant of Lessee in this Lease or in the Lease Termination Agreement dated as of July 10, 1995 among Fokker Aircraft B.V., Lessee and First Security Bank of Utah, National Association, as owner trustee,

                  (iii) any destruction, theft, confiscation or requisition of title to the Aircraft or any part thereof,

                  (iv) any warranty or similar payment received or receivable by Lessee or another Lessee Related Person with respect to the Aircraft, any Engine or any part thereof and not paid or payable to, and retained by Owner Participant, Owner Trustee or Lessor,

                  (v) any alteration, modification, improvement, addition, repair, maintenance, replacement, substitution or pooling of or to the Aircraft, any Engine or any part of any thereof by Lessee or any other Lessee Related Person.

            (m) "Operating Lease Operative Documents" means this Lease and (to the extent relating to the Aircraft) the Credit and Security Agreement, the Note, the Support Services Agreement, the Termination Agreement and each other agreement between Lessee and Lessor (or any affiliate of Lessor) relating to the lease of the Aircraft by Lessor (or any affiliate of Lessor) to Lessee, each as amended, modified or supplemented from time to time in accordance with its terms.

            (n) "Permitted Act" means the execution and delivery of the Operating Lease Operative Documents and any act that is expressly permitted by Paragraph 9 of Appendix D of this Lease.

            (o) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Government Entity.

            (p) "Reasonable Basis" for a position exists if tax counsel may properly advise reporting such a position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

            (q) "Required Act or Omission" means any act or omission that is expressly required by any of the Operating Lease Operative Documents.

            (r) "Specified Tax" means any Tax imposed on, payable by or asserted against any Head Lease Tax Indemnitee arising from, as a result of, with respect to or in connection with any of the following or any combination of the following:

                  (i) any act or omission of Lessee or any other Lessee Related Person or any failure of Lessee or any other Lessee Person to act when required to act,

                  (ii) any breach or inaccuracy of any representation, warranty or covenant of Lessee in the Lease or the Lease Termination Agreement,

                  (iii) any loss, damage, destruction, casualty, forfeiture, theft, governmental taking, confiscation, requisition, seizure or condemnation of the Aircraft or any part thereof,

                  (iv) any alteration, modification, improvement, addition, repair, maintenance, testing, servicing, replacement, substitution or pooling of or to the Aircraft, any Engine or any part of any thereof by Lessee or any other Lessee Related Person,

                  (v) the location, use, insuring, possession, leasing, subleasing, sub-subleasing, storage, operation, basing or presence of the Aircraft or any part thereof by Lessor under this Lease or by Lessee or any other Lessee Related Person,

                  (vi) the situs of organization, any place of business or any activity or transaction of Lessee or any other Lessee Related Person in the jurisdiction imposing the tax,

                  (vii) any amount paid or payable pursuant to the Loan
                        Certificates or the Indenture to the extent such Tax would not have been imposed but for a change after the Delivery Date in the income tax convention between the United States and Germany as in effect on the Delivery Date,

                 (viii) any amount paid or payable pursuant to the Head Lease
                        (to the extent resulting from the location or use of the Aircraft or any part thereof) or this Lease,

                  (ix) the return, redelivery, importation or exportation resulting from the use of the Aircraft by Lessee or any other Lessee Related Person, abandonment or other disposition of the Aircraft or any part thereof by Lessee or any other Lessee Related Person,

                  (x) the enforcement of rights under the Head Lease Operative Documents or the Operating Lease Operative Documents, in each case after the occurrence and during the continuance of an Event of Default under this Lease,

                  (xi) the occurrence of an Event of Default or a Casualty Occurrence,

                  (xii) the imposition of any Lien (other than a Lessor Lien) on the Aircraft or any part thereof,

                 (xiii) the existence, presence, execution, delivery, filing, recording, amendment or enforcement of the Operating Lease Operative Documents,

                  (xiv) any other transaction by, activity of, or event or
                        occurrence with respect to Lessee or any other Lessee Related Person pursuant to this Lease.

8A.10. Representation and Warranty of Lessee

            Lessee hereby represents and warrants that (a) all airworthiness directives affecting the Aircraft have been complied with; (b) no accident involving the Aircraft, or other damage to the Aircraft, has occurred that would affect the market value of the Aircraft; and
            (c) the Aircraft' has been maintained in accordance with a maintenance program approved by the U.S. Federal Aviation Administration and in accordance with accepted industry standards.

9.    LIENS

9.1 Lessee, during the Term, shall not create or suffer to exist any lien, attachment, mortgage or other encumbrance upon or against the Aircraft, or any of its rights under this Lease, other than Permitted Liens. If at any time a lien, attachment, mortgage, or other encumbrance except as permitted above shall be created or suffered to exist by Lessee, or be levied upon the Aircraft or any of its rights under this Lease, Lessee shall forthwith notify Lessor and cause the same forthwith to be discharged by bond or otherwise. In the event Lessee shall fail to discharge any such lien, attachment, mortgage or other encumbrance, Lessor, Head Lessor or Indenture Trustee shall be entitled (but not bound) to discharge the same, in which event Lessee shall pay to Lessor, on demand, the amount paid by Lessor and/or Head Lessor and/or Indenture Trustee, together with Lessor's and/or Head Lessor's and/or Indenture Trustee's losses, costs and expenses, including reasonable legal fees and expenses.

10.   INDEMNIFICATION

10.1 LESSEE SHALL RELEASE AND DEFEND, HOLD HARMLESS AND INDEMNIFY ANY AND/OR ALL OF THE INDEMNITEES, FROM AND AGAINST ANY AND ALL CLAIMS, PROCEEDINGS, SUITS, JUDGEMENTS, COSTS, EXPENSES, PENALTIES, FINES AND LIABILITIES, DIRECT AND CONSEQUENTIAL DAMAGES AND LOSSES, INCLUDING WITHOUT LIMITATION COSTS AND EXPENSES INCIDENTAL THERETO, OF WHATSOEVER KIND AND NATURE, AND INCLUDING REASONABLE LEGAL FEES AND EXPENSES BUT EXCLUDING ANY TAXES, INDEMNITY FOR WHICH IS ENCOMPASSED SOLELY IN ARTICLE 4.1 AND ARTICLE 8 AND ARTICLE 8A (EACH A "CLAIM") ATTRIBUTABLE TO LESSEE'S ACTS OR OMISSIONS TO ACT (WHERE LESSEE IS SO OBLIGATED) OCCURRING DURING THE TERM, WHICH MAY BE SUFFERED BY, ASSERTED AGAINST, CHARGED TO OR RECOVERABLE FROM, DIRECTLY OR INDIRECTLY, ANY AND/OR ALL OF THE INDEMNITEES:

            (A) RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE POSSESSION, DELIVERY, PERFORMANCE, MANAGEMENT, CONTROL, MAINTENANCE, CONDITION, SERVICE, REPAIR, OVERHAUL, LEASING, USE, OPERATION OR RETURN OF THE AIRCRAFT, ANY ENGINE OR ANY PART, OR THE PERFORMANCE OR NON-PERFORMANCE OF ANY AND/OR ALL OF THE INDEMNITEES OF SERVICES OR DELIVERY OF ANY THINGS IN

                  CONNECTION WITH THE AIRCRAFT DURING THE TERM, OR OTHERWISE IN CONNECTION WITH THIS LEASE, WHETHER OR NOT ARISING IN TORT OR OCCASIONED IN WHOLE OR IN PART BY THE FAULT OR NEGLIGENCE OF ANY AND/OR ALL OF THE INDEMNITEES; OR

            (B) AS A CONSEQUENCE OF ANY DESIGN, ARTICLE OR MATERIAL IN THE AIRCRAFT, ANY ENGINE OR ANY PART OR ITS OPERATION OR USE CONSTITUTING AN INFRINGEMENT OF PATENT (TO THE EXTENT AND SCOPE AND SUBJECT TO THE LIMITATIONS SET FORTH IN PART C OF EXHIBIT G OF THE SUPPORT SERVICES AGREEMENT), COPYRIGHT, TRADEMARK, DESIGN OR OTHER PROPRIETARY RIGHT OR A BREACH BY LESSEE OF ANY OBLIGATION OF CONFIDENTIALITY OWED TO ANY PERSON; OR

            (C) PURSUANT TO SECTION 7(b) (EXCLUDING SUBCLAUSE (iv) THEREOF) OF THE PARTICIPATION AGREEMENT;

                  EXCLUDING, HOWEVER, FROM THE FOREGOING ANY SUCH CLAIM TO THE EXTENT THAT SUCH CLAIM RESULTS FROM A LESSOR LIEN OR THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR FROM ANY MISREPRESENTATION BY SUCH INDEMNITEE CONTAINED IN THIS LEASE OR ANY BREACH BY SUCH INDEMNITEE OF ANY COVENANT SET FORTH IN THIS LEASE.

10.2 The indemnities contained in this Article 10 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease or of the letting of the Aircraft hereunder.

10.3 The indemnities contained in this Article 10 are given to Lessor for itself and as agent and trustee on behalf of the other Indemnitees.

10.4 Notwithstanding anything to the contrary contained herein, Lessee does not release and does not agree to defend, hold harmless or indemnify under this Lease (and without limiting any obligations or indemnities contained in any other agreement with Lessee) Fokker or any other Indemnitee in its capacity as manufacturer or seller of the Aircraft from or against (i) claims of third parties made directly against Fokker or such Indemnitee, based on its product liability or its status as manufacturer or Seller, or (ii) claims made against Fokker or such Indemnitee based on the warranties or indemnities contained in the Product Assurance Document which is Exhibit G of the Support

            Services Agreement, or (iii) the matters described in Article
            10.1(B).

10.5 If any Indemnitee has knowledge of the occurrence of any Claim, liability or other matter for which it is or may be entitled to be indemnified hereunder, it shall give prompt written notice thereof to Lessee. Each Indemnitee shall cooperate in good faith with Lessee and supply such information as may reasonably be requested by Lessee to enable Lessee to investigate, defend or contest any Claim, liability or other matter for which Lessee may be required to indemnify an Indemnitee hereunder. In the event that Lessee pays any amount to an Indemnitee pursuant to this Article 10, Lessee shall be subrogated to all rights of the Indemnitee in respect of the Claim, liability or other matter indemnified against giving rise to such payment. Lessee or its insurers shall have the right, unless an Event of Default shall have occurred and be continuing and such matter is not covered by insurance, to investigate or (provided that Lessee or its insurers shall agree not to dispute liability hereunder or under any insurance policies pursuant to which coverage is sought and provided that Lessee shall have consulted with Lessor prior thereto), defend or compromise any Claim, and Lessor shall cooperate with Lessee with respect thereto.

10.6 With respect to any Claims that Lessee is required to indemnify an Indemnitee against pursuant to Article 10.1(c), the Indemnitee agrees to give such further assurance or agreements and to cooperate with Lessee to permit Lessee to pursue any and all contest rights that such Indemnitee may have under the Participation Agreement and agrees that if the assignment to Lessee of the Indemnitee's contest rights under the Participation Agreement is not permitted under the Participation Agreement, the Indemnitee will exercise its contest rights with respect to such Claim pursuant to instructions from Lessee, at Lessee's cost and expense, provided, however, that Lessee shall have indemnified Lessor, to Lessor's satisfaction, against all material liabilities of Lessor in connection with such contest not otherwise indemnified in Article 10.1 and such contest could not in the good faith opinion of the Indemnitee entail any material risk of criminal liability; provided, however that Lessor shall not be required to permit Lessee to exercise such contest rights so long as there is continuing an Event of Default hereunder.

            In the event that Lessee shall have paid an indemnity to or on behalf of an Indemnitee pursuant to this Article 10.6, then within ten days of the receipt by an Indemnitee from any person with respect to which such Indemnitee has an indemnification obligation under the Participation Agreement of any payment constituting a refund with respect to the indemnity, such Indemnitee shall pay to Lessee an amount that, on a net after tax basis, shall be equal to such payment (but in no event more than such payment together with interest received by such Indemnitee thereon)

11.   INSURANCE

11.1 On or before the Delivery Date of the Aircraft and throughout the Term, Lessee shall carry and maintain in full force and effect, at its own cost and expense, in such forms, on such conditions and with such insurers and, if requested, reinsurers and through such insurance and, if requested, reinsurance brokers as are satisfactory to Lessor, the following insurances with respect to the Aircraft, Engines and Parts (herein referred to as "the Insurances"):

            (a) All Risks Aircraft Hull insurance of the type usually insured against by commercial airlines engaged in the same or similar business and owning or operating similar aircraft (including Engines and Parts while not installed on the Aircraft and including Extended Coverage Endorsement (Aircraft Hull) AVN51 or equivalent on the Agreed Value. The insurance may be subject to a deductible in respect of losses other than total loss, arranged total loss or constructive total loss of not more than $100,000.00 (Dollars One Hundred Thousand) for each accident subject, however, that (i) such deductible may be adjusted during the ten (10) year period from the Original Delivery Date only with the consent of Lessor (such consent not to be unreasonably withheld) and (ii) thereafter may be adjusted to such deductible amount as is customary for commercial airlines engaged in the same or similar business in the United States and operating similar aircraft (but not necessarily Fokker-manufactured) and having a similar claims history and credit standing.

            (b) If operated outside the United States and Canada, Aircraft Hull War and Allied Perils insurance covering the risks excluded from the All Risks Aircraft Hull insurance specified in paragraph (a) above by the terms of the War, Hi-Jacking and Other Perils Exclusion Clause AVN.48B except paragraph (b) thereof and shall include cover in respect of confiscation, nationalization, seizure, restraint, detention, appropriation for title or use by or under the order of any Government Entity of the State of Registration.

            (c) Comprehensive Airline Liability insurance (including without limitation aircraft Third Party Liability, Passenger and Crew Liability (including Baggage and Personal Effects)), Cargo Liability, Mail Liability, Personal Injury Liability, Contractual Liability, Hangar Keeper's Liability, Aircraft Products Liability and General Third Party Liability of the types usually insured against by commercial airlines engaged in the same or similar business and owning or operating similar aircraft (but not necessarily Fokker-manufactured) in an amount of not less than $500,000,000.00 (Dollars Five Hundred Million) Combined Single Limit any one occurrence each Aircraft but limited in respect of Personal Injury to the equivalent of $25,000,000.00 (Dollars Twenty Five Million) any one offence and in the aggregate.

                  Such insurance shall include cover in respect of the risks excluded by War, Hi-Jacking and Other Perils Exclusion Clause AVN.48B except paragraph (b) thereof.

                  This insurance may be subject to deductibles in respect of passengers baggage and personal effects of not more than $1,250.00 (Dollars One Thousand Two Hundred Fifty) any one claim and in respect of cargo and mail of not more than $5,000.00 (Dollars Five Thousand) any one claim subject, however to adjustment of such deductible amount as is customary in the aviation insurance market for commercial airlines engaged in the same or similar business in the United States and operating similar aircraft and having a similar claims history and credit standing. Such deductibles shall not apply to claims arising from accidents to the carrying aircraft.

            (d) All Risks insurance on Engines and Parts while any such items are not installed on the Aircraft and in respect of which cover is not provided under the All Risks Aircraft Hull insurance and/or Aircraft Hull War and Allied Perils insurance (respectively specified in paragraphs (a) and (b) above) of the type usually insured against by commercial airlines engaged in the same or similar business and owning or operating similar aircraft for not less than full replacement value. If Engines and Parts are located outside the United States and Canada, such insurance shall include War and Allied Perils to the extent that such insurance is customarily available in the international insurance market for this type of insurance.

                  This insurance may be subject to a deductible of not more than $10,000.00 (Dollars Ten Thousand), subject, however, to adjustment of such deductible amount as is customary in the aviation insurance market for commercial airlines engaged in the same or similar business in the United States and operating similar (but not necessarily Fokker-manufactured) aircraft and having a similar claims history and credit standing.

            The Lessor will accept a United States government indemnity in lieu of the foregoing or otherwise required under this Article 11.

            Lessor's current requirements as at the date of this Lease as to the Insurances are as specified in this Article. Lessor reserves the right to amend, and will cooperate with Lessee reasonably to amend, the insurance requirements of this Article 11 to reflect changes in insurance practice subject, however to such amendments being customary for and applicable to airlines engaged in the same or similar business in the United States and similar aircraft and having a similar claims history and credit standing.

            If required by the first paragraph of Article 11.1; Lessee shall procure that the insurers effect reinsurances in the same form and conditions through such reinsurance brokers and with such reinsurers and for such proportions as are satisfactory to Lessor.

11.2 All Insurances to be carried in accordance with Article 11.1 above shall:

            (a) in respect of All Risks Aircraft Hull insurance, Aircraft Hull War and Allied Perils insurance and All Risks insurance on Engines and Parts:

                  (i) name Lessor, Head Lessor in its individual capacity and as owner of the Aircraft, the Indenture Trustee in its individual and its trust capacity, Owner Participant and Loan Participant, and each of their respective affiliates, successors and assigns, along with the respective directors, officers and employees of each of the foregoing (collectively, the "Additional Assureds");

                  (ii) provide that all claims in respect of the Aircraft, Engines and Parts shall be payable to Indenture Trustee for so long as the lien of the Indenture is in effect, and thereafter to Head Lessor for so long as the Head Lease is in effect, and thereafter to Lessor or as it may direct, such payee to be named Loss Payee; provided, that partial loss amounts shall be paid by the insurers directly to repairers of the Aircraft, Engines or Parts or to Lessee solely as reimbursement for repairs for which Lessee has paid unless the insurers have been given notice that a Default has occurred; and

                  (iii) if applicable, provide in respect of Hull All Risks and
                        Hull War and Allied Perils for a 50/50 Claims Settlement Clause in the form of AVS.103;

            (b)   in respect of Comprehensive Airline Liability insurance:

                  (i)   name the Additional Assureds as additional assureds; and

                  (ii) provide that the insurance shall operate in all respects as if a separate policy had been issued covering each party insured thereunder, but this provision shall not operate to include any claim howsoever arising in respect of loss or damage to the Aircraft, Engines and Parts insured under the All Risks Hull, Hull War and Allied Perils or All Risks insurance of the assured. Notwithstanding the foregoing the total liability of insurers in respect of any and all assureds shall not exceed the limits of liability stated in the policy;

            (c)   in respect of all Insurances:

                  (i) be effective worldwide except for territories approved in writing by Lessor;

                  (ii) provide that insurers waive all rights of subrogation against the Additional Assureds;

                  (iii) provide that in the event that the Insurances are
                        cancelled (including cancellation for non-payment of premium) or are materially changed such cancellation or change shall not be effective as to the interests of the Additional Assureds until thirty (30) days (but seven
                        (7) days or such lesser period as is customarily available in accordance with policy conditions in respect of war and allied perils) after confirmed receipt by the Additional Assureds of written notice by insurers of such cancellation or change;

                  (iv) provide that in respect of the interests of the Additional Assureds, the Insurances shall not be invalidated by any act, neglect, omission, misrepresentation or non-disclosure on the part of Lessee or any other party other than the Additional Assured seeking to make a claim thereunder, and shall insure each Additional Assured regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by Lessee or any other party other than the Additional Assured seeking to make a claim thereunder;

                  (v) provide that the Additional Assureds shall have no responsibility for premium and insurers shall waive any right of set-off or counterclaim against the Additional Assureds except in respect of outstanding premium in respect of the Aircraft, Engines and Parts subject of a claim;

                  (vi) not provide for any deductible or self insurance other than the deductibles allowed under the terms of Article
                        11.1 above;

                  (vii) be primary without right of contribution from any other insurance carried by Lessor, Lessee or any other person; and

                  (viii) be denominated in Dollars.

11.3 If required by the first paragraph of Article 11.1, the re-insurance policies shall:

            (a) provide that cover shall be identical to the cover provided by the original insurances and be subject to the same terms and conditions as the original insurances;

            (b) provide that so far as the respective interests of the Additional Assureds are concerned the reinsurance shall not be invalidated by any act, neglect, omission, misrepresentation or non-disclosure on the part of the reinsured party;

            (c)   confirm the insurers' agreement to the provision of paragraph
                  (d) below;

            (d) include a "cut-through" clause in the following terms or in such other terms as may be satisfactory to Lessor:

                  "In respect of All Risks Aircraft Hull insurance, Aircraft Hull War Risk and Allied Perils insurance as described in
                  Article 11.1(a) and (b) above and All Risks insurance on any Engine and Parts as described in Article 11.1(d) above, the reinsurers and the reassured hereby agree that in the event of any claim arising under the relevant reinsurances the reinsurers shall in lieu of payment to the reassured, its successors in interest and assigns pay to the Loss Payee specified in the primary insurances all sums payable under or in connection with such reinsurances by virtue of any reinsured loss of, or damage to, the Aircraft, Engines and Parts, without any deduction or deductions whatsoever, other than any outstanding premium in respect of the Aircraft, Engines or Parts the subject of the claim, it being understood and agreed that any such payment by the reinsurers shall fully discharge and release the reinsurers from any and all further liability in connection therewith.

                  In respect of Comprehensive Airline Liability insurance as described in Article 11.1(c) above, the reinsurers and reassured hereby agree that in the event of any claim arising under the relevant reinsurances, the reinsurers shall in lieu of payment to the reassured, its successors in interest and assigns pay to the person or party who has sustained the relevant loss (or as reimbursement of any payment made by any Additional Assureds) all sums payable under such reinsurances by virtue of such reinsured loss, without any deduction or deductions whatsoever, it being understood and agreed that any such payment by the reinsurers shall fully discharge and release the reinsurers from any and all further liability in connection therewith"; and

            (e) provide that the reinsurers and reassured agree that in the event that the reassured, its successors in interest and assigns shall at any time be or become insolvent or suspend business or file a petition in bankruptcy or be adjudicated insolvent or bankrupt or admit in writing its inability to pay its debts as they become due, or make a general assignment for the benefit of creditors or that a receiver or liquidator or assignee or trustee or state commissioner of insurance be appointed in respect of the reassured its successors in interest or assigns or any substantial part of its property for the purpose of liquidation on account of insolvency, then the reinsurers, in lieu of payment to the reassured, its successors in interest or assigns, shall pay upon demand that portion of any loss due to the party entitled thereto under the terms of the original insurance for which such reinsurers would under the terms of the reinsurance be liable to pay the reassured, its successors in interest or assigns, less any amounts already paid, it being understood and agreed that any such direct payment by reinsurers shall fully discharge and release the reinsurers from any and all further liability for such payment made.

11.4 Prior to the Delivery Date and thereafter during the Term, at least five (5) Business Days prior to the renewal date of any Insurance required or maintained by Lessee under Article 11.1 but in no event less than once in each 12 month period, Lessee shall furnish or cause to be furnished to Lessor by the insurer or insurance broker and the reinsurance broker

            1) a certificate of insurance describing in detail the insurance then carried and maintained, and certifying that such insurance complies with the terms of this Lease, including:

                  (i) confirmation that the insurance/reinsurance has been placed with the insurers/reinsurers required (giving the name of such insurers/reinsurers), the insured/reinsured amount and the period of the policy and

                  (ii)  confirmation that all premiums due to
                        insurers/reinsurers have been paid,

                  and

            2) a letter of undertaking from Lessee's brokers and, if required, from the reinsurance brokers.

                  Such certificate(s) of insurance and letter(s) of undertaking shall be substantially in the form as delivered on the Delivery Date.

            In the event that Lessee shall fail to effect, maintain or cause to be effected or maintained, insurance as required by this Article 11, Lessor, Head Lessor or Indenture Trustee may at its option, but without any obligation to do so, and without prejudice to Lessor's, Head Lessor's and Indenture Trustee's other rights or remedies hereunder, maintain such insurance or provide such or a similar insurance, and, in such event, Lessee shall, upon demand, promptly reimburse to Lessor, Head Lessor or Indenture Trustee the cost thereof, including interest thereon at the rate referred to in Paragraph 6 of Appendix D.

11.5 In the event of any damage to the Aircraft, Engines or Parts during the Term not constituting a Casualty Occurrence, Lessee shall repair, or cause the same to be repaired by an Authorized Maintenance Performer at its sole cost and expense. Lessor and Lessee agree that all insurance proceeds payable in connection with any such damage shall be payable as provided in Section 11.2(a)
            (ii). Any excess remaining shall, unless a Default shall have occurred and be continuing, be paid over to Lessee.

11.6 Lessee may carry insurance with respect to its interest in the Aircraft in excess of the Agreed Value, provided that such insurance coverage shall not prejudice the ability of Head Lessor or Lessor to obtain insurance of their respective interests in the Aircraft.

11.7        [Intentionally omitted].


12.   ASSIGNMENT AND SUBLETTING

12.1 Lessee shall not assign any of its rights or obligations or delegate any of its duties under this Lease and, except as permitted by
            Article 5.1 above or Paragraph 10 of Appendix D, Lessee shall not sublet or otherwise part with possession of the Aircraft or any Part thereof unless previously approved by Lessor in writing (such consent not to be unreasonably withheld).

12.2 This Lease, the Aircraft and Lessor's interest in each thereof is freely assignable and alienable by Lessor upon written notice to Lessee in accordance with Article 12.3, provided, however, that so long as the Aircraft shall be leased to Lessee under this Lease, Lessor will not sell, assign, convey or otherwise transfer absolutely (and not for security) any of its right, title, or interest in and to this Lease or the Aircraft to any person unless Lessor and the proposed transferee (the "Transferee") have complied with the following conditions:

                        (i) Lessor shall give Lessee written notice of such
                  transfer at least 10 Business Days before the date of such transfer, specifying the name and address of the proposed Transferee;

                        (ii) the Transferee shall not be an airline or a
                  commercial air carrier or person controlling, controlled by or under common control with an airline or a commercial air carrier which is in direct competition with Lessee in the United States;

                        (iii) the Transferee shall qualify as a "citizen of the
                  United States" within the meaning of Section 40102 (a) (15) of the Federal Aviation Act by a Voting Trust Agreement or otherwise; and

                        (iv) on the transfer date Lessor and the Transferee
                  shall enter into an agreement or
                  agreements in which the Transferee confirms that it shall be deemed a party to this Lease and agrees to be bound by all the terms of, and to undertake all of the obligations of, Lessor contained in this Lease, and shall deliver a certificate of quiet enjoyment to Lessee in form and substance reasonably acceptable to it and Lessee shall receive an opinion of counsel to the Transferee stating, with the customary assumptions and exceptions, that such agreement or agreements has been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Transferee enforceable in accordance with their terms and that the entry into such agreement(s) does not violate any laws or agreements applicable to such Transferee.

            The agreements, covenants, obligations and liabilities contained herein, including but not limited to all obligations to pay Rent and indemnify Lessor, are made for the benefit of Lessor and its respective successors and assigns, notwithstanding the possibility that any such person was not originally a party to this Lease or may, at the time any enforcement is sought, no longer be a party to this Lease. Lessee shall comply, at Lessor's cost and expenses, with all reasonable requests of Lessor, its successors and assigns respecting the assignment and Lessee's acknowledgement of the assignee as Lessor. Notwithstanding anything contained in this paragraph to the contrary, no assignment of Lessor's interest in this Lease or the Aircraft shall alter the terms of this Lease in so far as the costs to Lessee of the performance of its obligations to pay Rent, Reserve Rate and Deposits hereunder and, except as otherwise expressly provided in this Lease, the rights and liabilities of Lessee under this Lease are concerned. Lessee's rights under this Lease shall not be subject or subordinate to the Head Lease, the Security Assignment or the Indenture. The rights of Head Lessor and Indenture Trustee under the Head Lease, the Security Assignment and the Indenture, as the case may be, shall be subject to Lessee's rights under Section 13.7 of this Lease.

12.3        It is acknowledged and agreed that:

            (a) As at the date of the Certificate of Acceptance, ownership of the Aircraft has been transferred to Head Lessor, Head Lessor has leased the Aircraft to Lessor under the Head Lease and, subject to the terms of the Head Lease, Lessor has subleased the Aircraft to Lessee under this Lease.

            (b) Lessor has assigned all of its right, title and interest in and to this Lease to Head Lessor and Head Lessor has assigned all its right, title and interest in and to this Lease and granted a Security Interest in the Aircraft to Indenture Trustee.

            (c) Lessor may from time to time require to amend, modify or replace the security arrangements in respect of the financing or refinancing of the Aircraft and Lessee agrees to cooperate with Lessor in connection therewith at the cost and expense of Lessor and, in particular (but without limiting the generality of the foregoing), to change the plates provided for in
                  Article 4.3 and to execute and deliver such other or further acknowledgments of assignment or other documents and to do such other things as Lessor may reasonably require to be executed and delivered;

            (d) Upon any financing or refinancing of the Aircraft as contemplated by this Article 12.3 or otherwise at the cost and expense of Lessor, Lessee will promptly and duly execute and deliver to Lessor and such persons as Lessor shall designate, such other documents and assurances and take such further action as may from time to time be reasonably requested in order more effectively to carry out the intent and purpose of this Lease, the Head Lease, the Indenture, the Security Assignment and any other documents relating to such financing or refinancing;

            (e)   [Intentionally omitted]; and

            (f) Lessee shall not be liable to any Transferee for any payment of Taxes or other amounts pursuant to this Lease or otherwise be subject to any liabilities in excess of the amount that would have been payable to, or beyond the scope of the liabilities to, as the case may be, Lessor originally party hereto, if that party had remained as Lessor.

13.   DISCLAIMER, REPRESENTATIONS AND WARRANTIES

13.1 NEITHER LESSOR, NOR HEAD LESSOR, NOR OWNER PARTICIPANT NOR INDENTURE TRUSTEE NOR LOAN PARTICIPANT IS A MANUFACTURER OF THE AIRCRAFT OR OTHER AIRCRAFT OR A DEALER IN SIMILAR AIRCRAFT AND HAS NOT INSPECTED THE AIRCRAFT PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE. LESSEE
            (I) ACKNOWLEDGES AND AGREES THAT THE AIRCRAFT IS BEING DELIVERED BY LESSOR TO LESSEE "AS IS" AND "WHERE IS" AND THAT NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER HAS BEEN OR IS GIVEN BY OR IS TO BE IMPLIED ON THE PART OF LESSOR OR ON THE PART OF HEAD LESSOR OR OWNER PARTICIPANT OR INDENTURE TRUSTEE OR LOAN PARTICIPANT IN RELATION TO THE AIRCRAFT, AND (II) HEREBY WAIVES AS BETWEEN ITSELF AND LESSOR OR ON THE PART OF HEAD LESSOR OR OWNER PARTICIPANT OR INDENTURE TRUSTEE OR LOAN PARTICIPANT ALL ITS RIGHTS, EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE), TO MAKE CLAIMS IN RESPECT OF THE AIRCRAFT RELATING TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, CONFORMITY TO SAMPLES OR MODELS, COMPLIANCE WITH SPECIFICATIONS, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, QUALITY OF THE MATERIAL OR WORKMANSHIP, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, ABSENCE OF ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, BASED ON STRICT LIABILITY OR NEGLIGENCE, ACTUAL OR IMPUTED, AND LESSEE HEREBY WAIVES ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, IT BEING UNDERSTOOD THAT ALL SUCH RISKS, AS BETWEEN LESSEE AND LESSOR OR ON THE PART OF HEAD LESSOR OR OWNER PARTICIPANT OR INDENTURE TRUSTEE OR LOAN PARTICIPANT, ARE TO BE BORNE BY LESSEE.

            Nothing in this Lease shall afford Lessor or any Indemnitee any wider or greater exclusion of liability for death or bodily injury than would be permitted by the Governing Law.

            This paragraph shall not be modified except by a written agreement signed on behalf of Lessor and Lessee by their respective duly authorized representatives.

13.2 Lessor and Lessee agree that this Article 13 has been the subject of discussion and negotiation and is fully understood by the parties, and that the amount of the Rent and other mutual agreements of the parties set forth in this Lease were arrived at in consideration of the provisions of this Article 13 specifically including the waiver by Lessee set forth in Article 13.1.

13.3.1 So long as no Event of Default has occurred and is continuing Lessor agrees to assign or otherwise make available to Lessee for the duration of the Term such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer of the Aircraft, any subcontractor or supplier thereof, or any other seller thereof, to the extent that the same may be assigned or otherwise made available to Lessee and without warranty by Lessor as to enforceability of any of the rights so assigned.

            To the extent that the same may not be assigned or otherwise made available to Lessee, Lessor agrees to exert its reasonable efforts, at Lessee's expense, to enforce such rights as Lessor may have with respect thereto for the benefit of Lessee; provided however, that upon an Event of Default all such rights shall immediately revert to Lessor including all claims thereunder, whether or not perfected, unless such Event of Default has forthwith been remedied by Lessee.

13.3.2      [Intentionally omitted].

13.4        Lessee represents and warrants that:

            (a) Lessee is a corporation organized and existing in good standing, in accordance with the Laws of the State of Incorporation, and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease, is a Certificated Air Carrier and is the holder of all necessary licenses issued by all Government Entities having jurisdiction to authorize or permit Lessee to engage in air transportation and to perform and comply with its obligations hereunder;

            (b) This Lease has been duly authorized by all necessary corporate action on the part of Lessee, and neither the execution and delivery nor the consummation of the transactions contemplated hereby nor compliance by Lessee with the provisions of this Lease will contravene any Law applicable to Lessee or result in any breach of, or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of Lessee under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law, or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets may be bound or affected;

            (c) The execution and delivery by Lessee of this Lease, and all of the transactions by Lessee contemplated hereby, have received, and Lessee has complied with, every necessary consent, approval, order, or authorization of, or registration with, or the giving of prior notice to, any Government Entity having jurisdiction with respect to the execution and delivery of this Lease or the validity and enforceability of this Lease or the satisfaction of all monetary and other obligations hereunder;

            (d) This Lease has been duly entered into and delivered by Lessee and constitutes the valid, legal and binding obligations of Lessee, enforceable in accordance with their terms subject. to principles of equity, laws relating to bankruptcy, insolvency or liquidation or any other laws or legal procedures generally affecting the enforcement of creditor's rights or the rights of contracting parties;

            (e) It is not necessary or advisable under the Laws of the State of Registration in order to ensure the validity, effectiveness and enforceability of this Lease, the Head Lease, the Indenture or the Security Assignment or to protect the property rights of Lessor, Head Lessor, or Indenture Trustee in the Aircraft and under the Head Lease, the Indenture and the Security Assignment that this Lease, the Head Lease, the Indenture, the Security Assignment or any other instrument relating thereto be filed, registered or recorded or that any other action be taken under the Laws of the States of Illinois or North Carolina and the State of Registration to perfect the property rights of Lessor, Head Lessor and Indenture Trustee in the Aircraft other than the filing of all such instruments with the Air Authority, the filing of UCC-1 financing statements in relevant jurisdictions and possession of an original version of this Lease, if deemed to be chattel paper, and the Indenture and Security Assignment will have priority in all respects over the claims of all creditors of Lessee in or against the Aircraft;

            (f) Under the Laws of the State of Incorporation and the State of Registration Lessee will not be required to make any deduction or withholding from any payment it may make under this Lease. There is no withholding or other tax to be deducted from any payment to be made by Lessee under this Lease;

            (g) There are no suits or legal proceedings (including any administrative proceeding) pending or threatened before any court or administrative agency against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations hereunder;

            (h)   [Intentionally omitted];

            (i) There has been no material adverse change in the financial position of Lessee or the consolidated financial position of Lessee and its subsidiaries from that set forth in the financial statements last furnished pursuant to Article 6.4 and neither Lessee nor any of its subsidiaries have any significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in such financial statements;

            (j) The chief executive office (as such term is used in Sections 9-103 and 9-401 of the Uniform Commercial Code) of Lessee is located at Chicago, Illinois, and, commencing August 21, 1995, shall be located in Durham, North Carolina and Lessee agrees to give at least 30 days' prior notice to Lessor of any relocation of said chief executive office or place where such records are kept and of any change in its name.

13.5 The representations and warranties in Article 13.4 (other than in clauses (f), (g) and (i)) shall be deemed to be repeated by Lessee on and as of each Rent Date as if made with reference to the facts and circumstances existing on each such date.

13.6        Lessor represents, warrants and covenants that:

            (a) Lessor is a corporation organized and existing in good standing, in accordance with the Laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

            (b) This Lease has been duly authorized by all necessary corporate action on the part of Lessor, has been duly entered into and delivered by Lessor and constitutes the valid, legal and binding obligations of Lessor, enforceable in accordance with their respective terms subject to principles of equity, laws relating to bankruptcy, insolvency or liquidation or any other laws or legal procedures generally affecting the enforcement of creditor's rights or the rights of contracting parties;

            (c) Neither the execution and delivery nor the consummation of the transactions contemplated hereby nor compliance by Lessor with the provisions of this Lease will result in any breach of, or constitute any default under, any indenture or any corporate charter, by-law, or other agreement or instrument to which Lessor is a party or by which Lessor or its properties or assets may be bound; and

            (d) Except for the registration of the Aircraft, neither the execution and delivery nor the consummation of the transactions contemplated hereby nor compliance by Lessor with the provisions of this Lease requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any Government Entity.

13.7 Lessor undertakes that, so long as no Event of Default shall have occurred and be continuing, Lessor will not interfere with the peaceful and quiet use and enjoyment of the Aircraft by Lessee in accordance with the terms of this Lease. Lessor shall procure from Head Lessor and Indenture Trustee a letter confirming that neither Head Lessor nor Indenture Trustee shall take or cause to be taken any action interfering with Lessee's quiet enjoyment and use and possession of the Aircraft, provided, that no Event of Default shall have occurred and be continuing. Lessee hereby agrees that if an event of default under the Head Lease shall have occurred and be continuing, Lessee shall, at the reasonable cost and expense of Lessee, enter into a lease with Head Lessor, such lease to be upon terms and conditions substantially similar to those of this Lease, and such lease shall be assigned to Indenture Trustee under the Indenture with such changes as appropriate to reflect the change in relationship between Lessee and the parties to the Participation Agreement (other than the Lessor) resulting from the Lessor no longer being interposed between the Lessee and such parties.

13.8 On the Delivery Date, Head Lessor shall have received full legal and beneficial title to the Aircraft from Lessor, Lessor shall have the right to sublease the Aircraft hereunder and the Aircraft shall be free of Lessor's Lien except for the lien of the Indenture, the Security Assignment and the Head Lease, and Lessor covenants that Lessor shall not create, incur, assume or suffer to exist any Lessor's Lien (except the Indenture, the Security Assignment and the Head Lease) on the Aircraft or any part thereof and agrees at its own cost and expense, promptly to take such action as may be necessary duly to discharge any such Lessor's Lien provided, however, without limiting Lessor's liability under Article 13.7, that Lessor may in good faith by appropriate proceedings contest claims or charges resulting in any such Lessor's Lien as long as such contest does not involve any material danger of the sale, forfeiture or loss (or loss of use) of the Aircraft or any interest therein and will indemnify and hold harmless Lessee against any and all Claims, of whatever kind and nature, incurred by or asserted against Lessee as a consequence of any such Lessor's Lien.

13.9 Lessor will not enter into any waiver, amendment or other modification of the Tax Indemnity Agreement, Sections 7A or 7(b)(i),
            (ii) or (iii) of the Participation Agreement or the Head Lease definitions used therein that would increase Lessee's liabilities or decrease its rights hereunder without Lessee's consent. Promptly upon the execution and delivery of any amendment, modification, supplement or waiver to the Tax Indemnity Agreement or Sections 7(b) or 7A of the Head Lease, Lessor shall deliver true and accurate copies thereof to Lessee. Lessor shall immediately notify Lessee of the existence of any "Event of Default" or "Default" under the Head Lease (that does not result from an Event of Default or Default under this Lease) and shall promptly notify Lessee when the Head Lease is no longer in effect.

14.   COVENANTS OF LESSEE

14.1 Lessee hereby covenants with Lessor that from the Delivery Date and during the Term and until redelivery of the Aircraft to Lessor in accordance with Article 16 it will:

            (a) remain in and continue to operate as a Certificated Air Carrier holding a valid certificate of convenience and necessity issued pursuant to the Federal Aviation Act and, except as permitted in Section 14.1(p) hereof, preserve its corporate existence;

            (b) comply with all Laws and regulations for the time being in force in the State of Incorporation, the State of Registration and in any country to, from, in or over which the Aircraft is flown, the failure with which to comply is likely to have a material adverse effect on Lessee, provided, however, that such failure shall have no adverse effect on the Aircraft or the interests of Lessor, Head Lessor or Indenture Trustee therein or the Insurance required to be maintained pursuant to Article 11;

            (c) (i) at its own expense from time to time do and perform such other and further acts and execute and deliver any and all further instruments as may be required by Law (in the United States but not in any jurisdiction outside the United States unless directly required due to Lessee's operation), and (ii) at Lessor's expense (insofar as not covered in Article 8.2(a)) from time to time do and perform such other and further acts and execute and deliver any and all further instruments as may be reasonably requested by Lessor to establish, maintain and protect the respective rights and remedies of Lessor, Head Lessor and Indenture Trustee and to carry out and give effect to the intents and purposes of this Lease and the Head Lease;

            (d)   notify Lessor immediately of any Default;

            (e) obtain and maintain all necessary government and other certificates, consents, licenses, permits and authorizations and take all action which may be necessary for the continued due performance of Lessee's obligations under this Lease and for the use and operation of the Aircraft;

            (f) not do or permit to be done any act or thing which might impair the respective interests of Lessor, Head Lessor and Indenture Trustee in the Aircraft, or the registration of the Aircraft;

            (g) notify Lessor as soon as practicable after becoming aware of any loss, theft, damage or destruction of or to the Aircraft or any part thereof if the potential cost of repair or replacement is likely to exceed $250,000.00 (Dollars Two Hundred Fifty Thousand);

            (h) not do anything which is likely to subject the Aircraft or any part thereof to penalty, forfeiture, seizure, arrest, impounding, detention, confiscation, taking in execution or appropriation or destruction, nor abandon the Aircraft or any part thereof;

            (i) not represent or hold out Lessor, Head Lessor or Indenture Trustee as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which Lessee may undertake;

            (j) not pledge the credit of Lessor, Head Lessor or Indenture Trustee for any maintenance, overhauls, replacements, repairs or modifications to the Aircraft;

            (k) keep Lessor and the insurers, as referred to in Article 11, informed as to current serial numbers of the Engines and any engine installed on the Aircraft in accordance with the provisions of this Lease, and the location of any Engine for the time being not installed on the Aircraft; and shall notify such insurers of any renewal, replacement or substitution, or the location of any Engine not installed on the Aircraft;

            (l) discharge all fees, charges and expenses payable to any third party in relation to the use or operation of the Aircraft or any premises where the Aircraft is situated;

            (m) in the event of any forfeiture, impounding or detention of the Aircraft or any part thereof not constituting a Casualty Occurrence, use all reasonable endeavors to procure the immediate release therefrom of the same;

            (n) keep accurate, complete and current records of all flights made by the Aircraft. Such records shall be kept in such manner as the Air Authority may from time to time require and in accordance with the Approved Maintenance Program. Lessee shall permit Lessor or any person designated by Lessor to examine such records upon giving reasonable notice not involving delay to the Aircraft and subject to the terms of
                  Article 7.5.3, at the expense of Lessor or such person, to copy such records;

            (o) on request, provide Lessor with evidence satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft, including without limitation any payments due to any relevant air traffic control authorities and airport authorities, have been paid and discharged in full or duly provided for;

            (p) not consolidate with, or merge into, any other corporation, convey, transfer or lease substantially all of its assets as an entirety to any person without the prior written consent of Lessor (such consent not to be unreasonably withheld) and the execution and delivery to Lessor of such agreements, certificates and legal opinions as Lessor may request with respect thereto; and

            (q) provide to Lessor immediate written notice of any termination or expiration of the Aircraft Maintenance Agreement, and a copy of any subsequent Aircraft Maintenance Agreement entered into by Lessee.

15.   DEFAULT BY LESSEE

15.1 Each of the following events shall constitute an "Event of Default":

            (a) if default shall be made by Lessee in the making of payment of any Rent, Reserve Rate, Agreed Value, and/or of any other Supplemental Rent, within 5 Business Days after the date when due and payable under this Lease; or

            (b) (i) if default shall be made by Lessee at any time in the procurement or maintenance of any insurance coverage prescribed herein or (ii) any insurance which may be maintained by Lessor, Head Lessor or Indenture Trustee under
                  Article 11.4 is cancelled or terminated or notice of cancellation is given; or

            (c) if default shall be made by Lessee in the observance or performance of any of the other obligations of Lessee contained in this Lease and, if such default is in the opinion of Lessor capable of remedy, such default shall continue for a period of fifteen (15) Business Days after notice from Lessor to Lessee specifying the default and requiring that the same be remedied; or

            (d) if any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Lease or in any document or certificate or statement referred to in or delivered under this Lease is or proves to have been incorrect in any material respect when made or deemed to be repeated and such incorrectness, if capable of being cured, shall continue for fifteen (15) Business Days after written notice from Lessor specifying such incorrectness; or

            (e) if any borrowed money having an outstanding principal amount in excess of $4,000,000.00 (Dollars Four Million) of Lessee or any of its subsidiaries is not paid when due, or by reason of breach or default under the terms of any instrument evidencing or guaranteeing the same on the part of Lessee or any of its subsidiaries any borrowed money having an outstanding principal amount in excess of $4,000,000.00 (Dollars Four Million) of Lessee or any of its subsidiaries becomes due or capable of being declared due prior to the date when it would otherwise have become due, or the security for any such borrowed money or any guarantee in respect thereof becomes enforceable; or

            (f) if an encumbrancer takes possession or a receiver, administrator, administrative receiver, trustee, liquidator or similar officer is appointed of the whole or any substantial part of the assets, rights or revenues of Lessee or any of its subsidiaries or a distress, execution, sequestration or other process is levied or enforced upon or sued out against all or a substantial part of the assets, rights or revenues of Lessee or any of its subsidiaries and is not discharged within fourteen days, or Lessee applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, liquidator or similar officer for it or for all or any part of its assets, rights or revenues; or

            (g) if Lessee or any of its subsidiaries suspends payment of its debts, or is unable or admits its inability to pay its debts as they fall due, or shall be adjudicated or found, or becomes, bankrupt or insolvent, or proposes or enters into any composition or other arrangement for the benefit of its creditors generally, or Lessee or any of its subsidiaries shall, by voluntary petition, answer or consent, seek relief under the provisions of any bankruptcy, insolvency or other similar law providing for the reorganization, liquidation, administration, dissolution or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

            (h) if a petition against Lessee in a proceeding under applicable bankruptcy or other insolvency laws shall be filed and shall not be withdrawn or dismissed within 30 days thereafter, or if any order shall be made by any competent court or resolution passed by Lessee or any of its subsidiaries or their respective board of management or supervisory board, whichever is competent to pass such resolution for the winding-up or dissolution of Lessee or any of its subsidiaries or for the appointment of a liquidator, trustee or conservator, save for winding-up or dissolution for the purposes of amalgamation or reorganization (not involving or arising out of insolvency) the terms of which shall have received the prior written approval of Lessor; or

            (i) if Lessee or any of its subsidiaries disposes of all or a material part of its assets, whether by one or a series of transactions, related or not, other than for the purpose of a reconstruction or amalgamation the terms of which have received the previous consent in writing of Lessor; or

            (j) if any action shall be taken by Lessee which shall impair the rights, title or ownership of Lessor or Head Lessor or the Security Interest of Indenture Trustee, in the Aircraft or this Lease, or this Lease is or becomes wholly or partly invalid, ineffective or unenforceable by reason of any act or omission of Lessee; or

            (k) if any consent, authorization, license, certificate or approval of or registration with or declaration to any Government Entity in connection with this Lease including, without limitation:

                  (i) Lessee's air carrier operating certificate issued pursuant to Chapter 447 of the Federal Aviation Act; or

                  (ii) required by Lessee or as a condition precedent required by Lessor pursuant to Article 2.3 to authorize, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Lease or the performance by Lessee of its obligations under this Lease; or

                  (iii) the registration of the Aircraft; or

                  (iv)  any airline license or air transport license;

                  is changed such that it materially impairs the ability of Lessee to perform its obligations hereunder, or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; or

            (m) if any circumstances analogous to any of the circumstances described in paragraphs (f), (g) or

                  (h) above arise under the Law of any applicable jurisdiction;

            (n) for so long as Wings Aircraft Finance, Inc. or any other affiliate or subsidiary of Fokker is the Lessor hereunder or retains the entire beneficial interest in the ownership of the Aircraft, if an event of default (however defined) occurs under any Other Aircraft Agreement which event permits acceleration or termination;

            (o)   [intentionally omitted],

            (p)   [intentionally omitted]; or

            (q)   [intentionally omitted].

15.2 If one or more Events of Default shall have occurred and be continuing, at Lessor's option and subject to any mandatory requirement of Law:

            (a) For Lessee's account Lessor may do anything that may reasonably be required to cure any Event of Default and recover from Lessee all costs including legal expenses incurred in so doing, and/or

            (b) Lessor may accept such Event of Default as a repudiation of this Lease and terminate the lease of the Aircraft to Lessee hereunder by:

                  (i) serving notice of such termination on Lessee specifying the occurrence giving rise to such Event of Default or Events of Default, provided that such notice shall be deemed to have been served without the necessity of actual service upon the occurrence of any Event of Default described in paragraph (f), (g), (h) or (m) of
                        Article 15.1.

                        Thereafter (if the Term shall have commenced) Lessee shall redeliver possession of the Aircraft to Lessor at the Redelivery Location (or such other location as Lessor may require); or

                  (ii) at Lessor's election, taking possession of the Aircraft for which purpose Lessor by its servants or agents may enter upon Lessee's premises where the Aircraft may be located, or cause the same to be redelivered to Lessor at the Redelivery Location (or such other location as Lessor may require Lessee to assemble and deliver the Aircraft to Lessor, and Lessor shall be entitled to act as attorney for Lessee in causing such redelivery and shall have all the powers and authorizations legally necessary for taking such action. In the event of exercise by Lessor of its powers under this sub-paragraph (ii) such termination shall be deemed to take effect on such taking of possession by Lessor or such redelivery of the Aircraft to Lessor at the said airport; and/or

            (c) Lessor may proceed by appropriate court action or actions to enforce performance of Article 15.2(b) or to recover damages for the breach thereof; and/or

            (d) all rights of Lessee hereunder shall, in the event the Term shall be terminated pursuant to Article 15.2(b) henceforth absolutely cease and terminate but without prejudice to Lessee's obligations under this Lease all of which shall continue in full force and effect except for obligations to pay Rent and Reserve Rate after the Aircraft is returned to Lessor, and is in the condition required by Article 16; and Lessee shall cooperate in taking all steps necessary to effect deregistration of the Aircraft in the State of Registration and Lessor shall be entitled to sell or otherwise deal with the Aircraft as if this Lease had never been made. Without prejudice to the foregoing, Lessee hereby appoints Lessor as its attorney to do any act or thing required in connection with such deregistration of the Aircraft.

15.3 If an Event of Default occurs, Lessor shall have the right to demand that:

            (a) Lessee pay all amounts which may be then due and unpaid hereunder, and

            (b) at Lessor's option whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Article 15.2, by thirty (30) days written notice to Lessee from Lessor specifying a payment date, Lessee pay

                  Lessor, and Lessee shall pay Lessor, on the payment date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu of the Rent due for the Aircraft covered by such notice for the period commencing after the date specified for payment in such notice), any unpaid Rent for the Aircraft (prorated in the case of Rent on a daily basis) to and including the payment date specified in such notice, plus the amount, if any, by which the aggregate Rent for the Aircraft for the remainder of the Term for the Aircraft, discounted periodically (equal to installment frequency) to present worth at the interest rate of six and a half percent (6.5%) per annum, exceeds the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value periodically (equal to installment frequency) to present worth as of the payment date specified in such notice at the interest rate of six and a half percent (6.5%) per annum.

            Lessee shall fully indemnify Lessor on its own behalf and on behalf of Head Lessor and Indenture Trustee on demand and on an After-Tax Basis against any loss (including loss of profit), damage, expense (including without limitation attorneys' fees), cost or liability which Lessor, Head Lessor or Indenture Trustee may sustain or incur as a consequence of the occurrence of any Event of Default and/or termination of the letting of the Aircraft pursuant to this Lease, including but not limited to (i) any loss of profit suffered by Lessor and/or Head Lessor because of Lessor's inability to place the Aircraft on lease with another lessee on terms as favorable to Lessor as the terms of this Lease or because whatever use, if any, to which Lessor is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal thereof, is not as profitable to Lessor as letting the Aircraft in accordance with the terms of this Lease would have been to the extent the foregoing loss of profit shall not be recovered under Article 15.3(b), (ii) any amount of interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount, (iii) any loss, premium, penalty or expense which may be incurred repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole to

            Lessor's financing of the Aircraft and/or the Aircraft under the Other Aircraft Agreements, and (iv) any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to re-deliver the Aircraft in the condition required by this Lease.

15.4 No remedy referred to in this Article 15 is exclusive, but each remedy shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor. The exercise by Lessor of any of its remedies hereunder shall not preclude or estop the exercise or beginning of exercise by Lessor of any or more of such other remedies.

            No express or implied waiver by Lessor of any Event of Default, or failure or delay of Lessor in exercising any right hereunder shall operate as waiver thereof unless an express waiver is executed and delivered to Lessee.

15.5 Prior to the Delivery Date Lessee shall deliver to Lessor a duly authorized consent, undated and in form and substance acceptable to Lessor, addressed to the Federal Aviation Administration consenting to the release of this Lease in connection with the termination of this Lease pursuant to the terms hereof and, if so requested by Lessor, the deregistration of the Aircraft from the register of civil aviation in the State of Registration.

16.   RETURN OF AIRCRAFT

16.1 On the Expiry Date or upon earlier termination of the Term (unless a Casualty Occurrence shall have occurred with respect to the Aircraft), Lessee shall, at its own expense, redeliver the Aircraft to Lessor at the Redelivery Location or such other airport as is mutually acceptable to the parties, in a condition complying with the provisions of Appendix E, free and clear of all liens and encumbrances (including Permitted Liens other than Lessor Liens) and upon request of Lessor cooperate in causing the Aircraft to be removed from the register of civil aviation in the State of Registration and Lessee shall return the Aircraft to Lessor together with the Aircraft Documents supplied pursuant to this Lease when the Aircraft was delivered to Lessee on the Original Delivery Date as the same may be modified, supplemented or amended during the Term.

16.2 Immediately prior to such redelivery of the Aircraft, Lessee, at its own expense, shall make the Aircraft, Aircraft Documents and other records available to Lessor for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with the provisions of this Lease. Such inspection shall not unreasonably interfere with the operation of the Aircraft. The period will be long enough for the Final Inspection to permit the conduct by Lessor of the following:

            (a)   Inspection of the Aircraft Documents;

            (b)   Inspection of the Aircraft structure and Parts;

            (c) Inspection of the Engines and A.P.U., including without limitation, a borescope inspection or any other equivalent inspection method supported by Rolls Royce, inspection of the compressor and turbine area, and, if reasonably requested based on evidence that it is required, the Engine and A.P.U. condition runs confirming release of each Engine and A.P.U for its remaining operational life;

            (d) A one-hour to two-hour test flight with Lessor's representatives on board as observers and, if any non compliance is found, a subsequent test flight to check compliance after rectification.

16.3 To the extent that, upon such Final Inspection, the condition of the Aircraft and Aircraft Documents does not comply with the provisions of this Lease, Lessee, at its own expense, shall cause such non-compliance to be promptly rectified and to the extent such rectification extends beyond the Expiry Date, the Term shall, at Lessor's sole option, be deemed to be automatically extended and the provisions of this Lease shall remain in full force and effect until such rectification has been accomplished. During such extension of the Term Lessee shall be liable to pay Rent at a daily pro rata rate equal to the Rent payable during the last Rental Period of the Term.

16.4 Upon redelivery Lessee shall provide to Lessor all necessary assistance to enable Lessor to obtain any required documents in relation to the export of the Aircraft from the State of Registration, and if different, from the State of Incorporation (including a valid and subsisting export license for the Aircraft),

17.   CASUALTY OCCURRENCES

17.1 In this Lease "Casualty Occurrence" shall mean any of the following events with respect to the Aircraft, the Airframe or an Engine:

            (a) the actual, agreed, constructive, arranged or compromised total loss or destruction of the Aircraft, the Airframe or an Engine, or damage to the Aircraft, Airframe or Engine rendering repair impracticable or uneconomical, or the Aircraft, Airframe or Engine being rendered permanently unfit for normal use;

            (b) requisition of title or other compulsory acquisition, requisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft, the Airframe or an Engine by any Government Entity of the State of Registration or by any other government or other competent authority, whether de jure or de facto, but excluding requisition for use or hire not involving requisition of title by any Governmental Entity for a temporary period ending on the date ninety (90) days (or the Expiry Date if the requisition for use or hire is by the United States) after such requisition, or the Expiry Date, whichever first occurs;

            (c) the hijacking, theft, disappearance, condemnation, confiscation or seizure of the Aircraft, the Airframe or an Engine other than in the circumstances referred to in (b) above which deprives Lessee of the use thereof for more than ninety (90) consecutive days.

17.2        (a)   In the event of a Casualty Occurrence with respect to the
                  Aircraft or Airframe prior to the Delivery Date, this Lease shall immediately terminate with respect to such Aircraft and neither party shall have any further obligation or liability hereunder, save that Lessor shall return to Lessee the Deposit or such part thereof as Lessor shall have received from Lessee and Lessee shall remain liable to reimburse Lessor for any amounts specified in Article 8.2(a).

            (b) In the event of a Casualty Occurrence with respect to the Aircraft or Airframe after delivery to Lessee hereunder, Lessee shall pay the Agreed

                  Value to Lessor on or prior to the earlier of (i) 45 days after the Casualty Occurrence and (ii) the Business Day after the date of receipt of the insurance proceeds in respect of the Casualty Occurrence and, provided all other amounts which are then due and payable by Lessee under this Lease have been paid in full to Lessor, Lessee's obligation hereunder for payment of Rent shall cease as from the date on which Lessor receives payment in full of the Agreed Value. Rent paid in advance for any days which occur after such Agreed Value is paid shall be repaid to Lessee on a pro rata basis for each day beyond such date of payment of Agreed Value. Any insurance proceeds in excess of Agreed Value obtained by Lessee pursuant to Article 11 for its own account, remaining after payment of the foregoing amounts shall, unless an Event of Default under
                  Section 14(n) shall have occurred and be continuing, be paid over to Lessee.

            (c) Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of the Agreed Value and all other amounts which may be or become payable to Lessor under this Lease, Lessor will cause, title to the Aircraft to be conveyed from Head Lessor to it, without recourse or warranty (except as to title. and Lessor's Liens) and without further act, Lessor will convey title to Lessee. Lessor will or will cause Head Lessor to transfer to Lessee all of Head Lessor's rights to any Engines and Parts not installed when the Casualty Occurrence occurred, all on an as-is where-is basis, and will at Lessee's expense, execute and deliver or cause to be executed and delivered such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Engines and Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

17.3 Upon the Casualty Occurrence with respect to any Engine not involving a Casualty Occurrence of the Aircraft, Lessee shall give Lessor prompt written notice thereof and Lessee shall replace such Engine as soon as reasonably possible, but in no event later than ninety (90) days after such Casualty Occurrence, with a replacement Engine in accordance with Article 5.1.2(a).

            Such replacement shall be deemed an "Engine" as defined herein. Lessee agrees to take such action as Lessor may reasonably request in order that any such replacement engine shall be duly and properly titled in Head Lessor, leased hereunder and subject to the Security Interest of the Indenture to the same extent as the Engine replaced thereby. In such case or in the case of the installation of a Replacement Engine in accordance with 5.1.2(a), the following conditions shall be satisfied at no cost or expense to Lessor and Lessor agrees to cooperate with Lessee to the extent necessary to enable it to satisfy such conditions in a timely manner:

                        (i) the following documents shall be duly authorized,
                  executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each shall be delivered to Lessor:

                        (A) a full warranty bill of sale in favor of Head Lessor, in form and substance reasonably satisfactory to Lessor, with respect to the Replacement Engine;

                        (B) a supplement to this Lease, in form and substance reasonably satisfactory to Lessor, covering the Replacement Engine (and releasing such replaced Engine from this Lease) which shall have been duly filed (or a short form thereof) for recordation with the Aviation Authority;

                        (C) a certificate from a duly qualified independent engineer, which engineer shall be reasonably satisfactory to Lessor, confirming the operating condition, value and utility of the Replacement Engine satisfies the terms of Article 5.1.2(a) (i);

                        (D) evidence of compliance with the insurance provisions of Article 11 with respect to such Replacement Engine as Lessor may reasonably request; and

                        (E) an opinion of counsel (and such other evidence of title as Lessor may reasonably request) to the effect that, such conveyance, is effective to transfer to Head Lessor title to such Replacement Engine and that it will be leased hereunder to the same extent as the Engine replaced thereby.

            Lessor will cause title to the Engine being replaced to be transferred to Lessee or its designee without recourse or warranty (except as to title and the absence of Lessor's Liens). Lessee's obligation to pay the Rent hereunder shall continue in full force and effect, but Lessee shall be entitled to be reimbursed by Lessor the amount of insurance or condemnation proceeds, if any, received by Lessor with respect to such replaced Engine.

17.4 In the event of requisition for hire of the Aircraft or any part thereof not constituting a Casualty Occurrence, then, subject to the proviso herein contained, the Rent and other charges payable under this Lease shall not be suspended or abated either in whole or in part, and Lessee shall not be released from any of its other obligations (as to payment, indemnity or otherwise) hereunder (other than operational obligations with which Lessee is unable to comply solely by virtue of such confiscation or requisition). If Lessee shall duly comply with all its obligations under this Lease, Lessee shall during the Term be entitled to any hire paid by the requisitioning or confiscating authority and Lessee shall, as soon as practicable after the end of any requisition or confiscation, cause the Aircraft to be put into the condition required by this Lease. Lessor shall be entitled to all compensation payable by the requisitioning or confiscating authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition or confiscation, and Lessor shall apply such compensation in reimbursing Lessee for the cost of complying with its obligations as aforesaid, but if any Default has occurred and is continuing, Lessor shall be entitled to apply such compensation in or towards settlement of any amounts owing by Lessee under this Lease PROVIDED ALWAYS that if following such requisition or confiscation the Aircraft is treated as an agreed, constructive, arranged or compromised total loss by the insurers, then the provisions of Article 17.1 shall apply with effect from the date on which the insurer so determines.

18.   GOVERNING LAW AND JURISDICTION

18.1 This Lease and further agreements resulting herefrom shall be governed by and construed in accordance with the internal Laws of the State of New York and without regard to any conflict of law rules. This Lease is being delivered in the State of New York.

18.2 Lessor and Lessee hereby irrevocably agree to submit to the non-exclusive jurisdiction of, and to waive any objection to the laying of venue in, the County of New York and that any suit, action or proceedings (collectively, "Proceedings") may be brought by Lessor in any court of the State of New York or any U.S. Federal court located in New York County, New York.

18.3 Nothing contained in this Article 18 shall limit the right of either party to this Lease to take Proceedings against the other in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

18.4 Promptly after service of any process Lessor or Lessee shall despatch a copy thereof to Lessee or Lessor, as the case may be, by registered mail, postage prepaid but failure of Lessee or Lessor, as the case may be, to receive such copy shall not invalidate the service of such process.

18.5 To the extent that the parties may in any jurisdiction claim for their or their assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to themselves or their assets such immunity (whether or not claimed) the parties hereby irrevocably agree not to claim and hereby irrevocably waive any immunity to the fullest extent permitted by the laws of such jurisdiction with the intent, inter alia, that the foregoing waiver shall have effect for the purposes of the Foreign Sovereign Immunities Act of 1976 of the United States of America.

18.6 Lessee and Lessor shall each at all times maintain an agent for service of process in the New York, New York. For Lessee, such agent shall be Paul, Hastings, Janofsky & Walker, Attn: John Howitt, 399 Park Avenue, New York, New York 10022-4697. For Lessor, such agent shall be Haight, Gardner, Poor & Havens, Attn: Bonny L.Y. Kwoh, 195 Broadway, New York, NY 10007. Any writ, judgment or other notice of legal process shall be sufficiently served on Lessee or Lessor if delivered to such agent at its address for the time being. Each of Lessee and Lessor undertakes that if it shall revoke the authority of its above agent or if for any reason any such agent no longer serves as agent to receive service of process, Lessee or Lessor, as the case may be, shall promptly appoint another such agent and advise Lessor or Lessee, as the case may be, thereof.

19.   MISCELLANEOUS

19.1 The rights of each of Lessor and Lessee under this Lease are cumulative, may be exercised as often as it considers appropriate and are in addition to its rights under general law. The rights of Lessor against Lessee or in relation to the Aircraft (whether arising under this Lease or the general law) shall not, as against or in favor of Lessor, be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise or delay in exercising any of such rights shall not operate as a waiver or variation of any other such right; and defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on Lessor's part or on Lessor's behalf shall in any way preclude Lessor from exercising any such right or constitute a suspension or any variation of any such right.

19.2 Save where expressly provided in this Lease, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Lease shall, in the absence of manifest error, be conclusive and binding on Lessee.

19.3 If any sum paid or recovered in respect of the liabilities of Lessee under this Lease is less than the amount then due, Lessor may apply such sum to rental, interest, fees or any other amount due under this Lease in such proportions and order and generally in such manner as Lessor shall determine.

19.4 The terms and conditions of this Lease shall not be varied otherwise than by an instrument in writing executed by or on behalf of Lessor and Lessee.

19.5 If any of the provisions of this Lease becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

19.6 Every notice, request, demand or other communication under this Lease shall:

            (a)   be in English;

            (b) be in writing and made by mail or by fax or telex transmission or by reputable courier service;

            (c) be deemed to have been received, subject as otherwise provided in this Lease, in the case of a telex transmission, at the time of dispatch with confirmed answerback of the addressee appearing at the beginning and the end of the communication, in the case of a fax transmission, at the time safe receipt is confirmed by the addressee provided that if the date of dispatch is not a business day in the country of the addressee any telex or fax transmission shall be deemed to have been received at the opening of business on the next such business day, in the case of a letter five days after being deposited in the mail first class postage prepaid and in the case of a courier three days after being sent; and

            (d)   be sent:

                  (1)   to Lessee at:

                        Prior to August 21, 1995:

                        Midway Airlines Corporation
                        5713 South Central Avenue
                        Chicago, Illinois 60638

                        Fax: (312) 838-2069
                        Attention: President

                        Following August 21, 1995:

                        300 West Morgan St.
                        Durham, North Carolina  27702

                        Attention: President
                        Fax: (919) 956-7314

                  (2)   to Lessor at:

                        Wings Aircraft Finance, Inc.
                        1199 N. Fairfax Street
                        Suite 500
                        Alexandria, VA 22314

                        Fax: (703) 683-2233
                        Attention: Secretary

            or to such other address or telex or fax number as is notified by either party to the other party to this Lease.

19.7 This Lease may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

19.8 This Lease is the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersedes all previous agreements in relation to such leasing. Each of Lessee and Lessor represents for itself that no broker has been retained by it in connection with this Lease.

19.9 This Lease is intended by the parties to be a lease between Lessor and Lessee. Any waivers, consents, or deferrals of the payment of Rent and Reserve Rate are not intended to be an agreement by Lessor to make any capital contribution to the business of Lessee or to share in or have liability for any of Lessee's losses, profits, liabilities or obligations. Nothing contained in this Lease or performed by Lessor in connection herewith and any other agreement between Lessor and Lessee whether now existing or entered into in the future shall make Lessor a partner or a joint venturer of Lessee and shall not for any purpose be construed as a joint-venture between the parties hereto.

19.10       [Intentionally omitted].

19.11 Section 1110: Lessee acknowledges that Lessor would not have entered into this Lease unless it had available to it the benefits of a lessor under Section 1110 of Title 11 of the United States Code. Lessee and Lessor hereby state that this Lease is intended to be a true lease for U.S. Internal Revenue Code purposes. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Lease and take such other action not inconsistent with this Lease as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.

19.12       [Intentionally omitted].

19.13 As between Lessor and Lessee, if Lessee fails to make any payment of Rent or Reserve Rate required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable and properly documented expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the interest rate defined in Appendix D1 Paragraph 6, shall be deemed Supplemental Rent, payable by Lessee upon demand.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS whereof the parties have executed this Lease the day and year first herein written.


SIGNED on behalf of                       SIGNED on behalf of


WINGS AIRCRAFT FINANCE, INC.              MIDWAY AIRLINES CORPORATION


By: /s/ Dennis de Jong                    By: /s/ Brian Olds
   -------------------------                 -------------------------
   Name: Dennis de Jong                      Name: Brian Olds
   Title: Authorized Representative          Title: Executive Vice President

                                   APPENDIX A

                             DESCRIPTION OF AIRCRAFT

                                                                   Engine
Manufacturer       Model       Serial No.        Engines           Serial No.
------------       -----       ----------        -------           ----------

Fokker             F28            11486          Two Rolls
                   MK0100                        Royce Tay           17721
                                                 MK 650-15           17717

FAA Registration No.
--------------------

N110ML

                                   APPENDIX B

FURTHER DEFINITIONS AND VALUES

AGREED VALUE      :     Shall mean, during any year, the amount set forth
                        opposite such year in Annex 1 to this Appendix B, which amounts may be adjusted from time to time to reflect adjustments of the Stipulated Loss Values (as defined in the Head Lease) in accordance with the Head Lease.

DEPOSIT           :     {***} and the Additional Deposit described in
                        Appendix D, if applicable.

RENT              :     {***} per month, as such amount may be increased
                        pursuant to Paragraphs 2.2 and 2.3 of Appendix D.

RESERVE RATE      :     (a)   {***} for the months one up to and including
                              twelve of the Term;

                        (b) {***} for the months thirteen up to and including the Expiry Date.

TRANSACTION
EXPENSES          :     {***} which, notwithstanding any other provision in this
                        Lease shall not be paid in cash but shall be amortized pursuant to Section 2.3 of Appendix D.

Annex 1 to Appendix B
        Agreed Values
        {***} (5 pages omitted)

                                   APPENDIX C

CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is delivered, on and as of the date set forth below, by Midway Airlines Corporation (herein referred to as "Lessee") to Wings Aircraft Finance, Inc., (herein referred to as "Lessor") pursuant to that Aircraft Operating Lease Agreement No. AOLAF-118-A dated as of July 10, 1995 between Lessor and Lessee (herein referred to as the "Lease"):

1.    Details of Acceptance

      Lessee hereby indicates and confirms to Lessor, its successors and assigns, that Lessee has at ______ o'clock on this ______ day of ______ 199_ at ________________________ accepted the following, in accordance with the provisions of the Lease:

      (a)   Fokker 100 airframe, Manufacturer's serial Number 11486

      (b) Rolls Royce Tay Mk 650-15 Engines (each of which engines has 750 or more rated takeoff horsepower)

            Engine Number Manufacturer's S/N

            1.     17721
            2.     17717

2.    Confirmation of Undertakings

      The terms used in this Certificate shall have the meanings given to such terms in the Lease.

      Lessee confirms that today being the Delivery Date as defined in the
      Lease:

      (i) the Aircraft is duly accepted by Lessee in accordance with and subject to the provisions of the Lease and the execution and delivery of this Certificate constitutes the acceptance of the Aircraft by Lessee for all purposes of the Lease.

            DELIVERY BY LESSEE TO LESSOR OF THIS CERTIFICATE OF ACCEPTANCE SHALL CONSTITUTE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT ON THE DELIVERY DATE LESSEE'S TECHNICAL EXPERTS EXAMINED AND INVESTIGATED THE

            AIRCRAFT AND EVERY PART THEREOF AND THAT THE AIRCRAFT AND EVERY PART THEREOF ARE AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR, WITHOUT DEFECT WHETHER OR NOT DISCOVERABLE AS AT THE DELIVERY DATE AND IN EVERY WAY SATISFACTORY TO LESSEE;

      (ii) Lessee is obliged to pay to Lessor the amount provided for in the Lease with respect to the Aircraft;

      (iii) the Aircraft is insured in accordance with the Lease;

      (iv) the representations and warranties contained in Article 13 of the Lease remain, and if made at the date of this Certificate of Acceptance, would be, true and correct in all respects;

      (v) there have been affixed to the Aircraft and the Engines the fire resistant notices required by Article 4.3 of the Lease;

      (vi) Lessee has no right of set-off, deduction, withholding or counterclaim against Lessor whatsoever; and

      (vii) no Default is subsisting.

IN WITNESS WHEREOF, Lessee has caused this Certificate of Acceptance to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date written in Paragraph 1 above.


MIDWAY AIRLINES CORPORATION


By:
    ------------------------

Title:
       ---------------------

                                   APPENDIX D

CHARGES

1.    Deposit

      Lessee has paid to Lessor {***} as a Deposit for the Aircraft on or prior to the date hereof.

      Lessee shall pay the balance of the Deposit to Lessor in consecutive monthly installments of {***} each, beginning on August 8, 1995, and on each corresponding day of the month subsequent thereto until the full Deposit amount as set forth in Appendix B has been paid.

      Lessor acknowledges that Lessee has paid the Additional Deposit (as defined in the Termination Agreement) to Fokker pursuant to the Termination Agreement and that upon the terms set forth therein, such Additional Deposit shall be transferred by Fokker to Lessor to be held as a part of the Deposits under the Lease. Lessor agrees that upon such transfer, such Additional Deposit shall constitute a part of the Deposits, the disposition of which shall be subject to the terms and conditions of the Lease in respect of the Deposits except as expressly set forth in this Appendix D. The Deposit shall be held by Lessor during the Term as security for the full and punctual performance of all of Lessee's obligations to Lessor under this Lease. Lessor may, but shall not be obliged to, apply the Deposit in whole or in part for the payment of any Rent, Reserve Rate, indemnities, attorneys' fees and other expenses, insurance and other casualty payments and any other amount owing from time to time by Lessee hereunder or, to the extent provided in Article 15.1(n), under any Other Aircraft Agreement, or for the payment of any loss or damage suffered by Lessor as a result of any Event of Default or to perform any of Lessee's obligations under this Lease or otherwise remedy any other Event of Default, including, without limitation, in the redelivery condition for the Aircraft without prejudice to any other remedy of Lessor. In any such event Lessee shall on demand restore the Deposit to the full amount provided for herein by payment to Lessor of an amount in cash equal to the amount applied or utilized. Lessee shall not attempt to subject the Deposit to any other lien, security interest, charge or other encumbrance or assign any interest therein to any other person and, to the extent of its interest therein, if any, Lessee hereby grants to Lessor a security interest in the Deposit and assigns and transfers to Lessor any and all of Lessee's right, title and interest therein, if any, as security as provided above, and Lessor shall be entitled to the remedy of offset against and application of the Deposit, without any notice to or demand against Lessee, all of which are hereby waived. Should any Event of Default hereunder occur, the Deposit shall automatically be applied to any sum due to Lessor or as a prepayment of any sum to become payable to Lessor, unless Lessor thereafter elects otherwise by notice to Lessee.

      Any remaining Deposit shall be repaid by Lessor to Lessee ten (10) days following the Expiry Date or other date after redelivery of the Aircraft in full compliance with all the requirements of Section 16 and otherwise in accordance with this Lease or upon payment of the Agreed Value and all other amounts owed under this Lease, so long as no Event of Default under
      Section 15.1(n) shall have occurred and be continuing. In the event there is a dispute as to whether Lessee is entitled to a return of any portion of the Deposit, Lessor shall so return the undisputed amount of the Deposit. Upon a repayment of such Deposit or portion thereof, Lessor's security interest in such Deposit or portion thereof being repaid shall be deemed released.

      Lessor's obligations in respect of the return of the Deposit shall be those of debtor of Lessee, not of a trustee or other fiduciary.

      The Deposit (other than the Additional Deposit) shall bear interest on the amounts then held at a rate of interest per annum yielding $10,500.00 (Dollars Ten Thousand Five Hundred) per year payable annually commencing on the first anniversary of the Original Delivery Date, and on each anniversary thereafter unless the deposit and interest thereon shall have been applied pursuant to this Lease. Any reference to the Deposit in this Lease shall include the interest accumulated thereon and not paid to Lessee.

      The Additional Deposit shall include the interest to be accrued under the Termination Agreement for the period prior to, and shall bear interest on the amount thereof from, the date such Additional Deposit is transferred to Lessor to such date as the Additional Deposit may be returned to Lessee under the Lease at a rate of per annum equal to LIBOR for the applicable six month period as determined from time to time. For purposes of this Agreement, six month LIBOR shall have the definition given thereto in Paragraph 6 of this Appendix D. Such interest shall accrue and subject to the terms of this Paragraph 1, be paid to Lessee upon the repayment to Lessee of the Additional Deposit pursuant to the third clause of this Paragraph 1 or the next following clause. Any reference to the Additional Deposit in this Agreement shall include the interest accumulated thereon and not paid to Lessee.

      Notwithstanding the terms of the third clause of this Paragraph 1, provided that no Default as set forth in Article 15.1 (a), (b), (f), (g),
      (h) or (m) and is continuing, any remaining Additional Deposit shall be repaid by Lessor to Lessee on the fourth anniversary of the Original Delivery Date.

2.    Rent

            2.1 Rent shall be due and payable on each Rent Date. If such date is not a Business Day then Rent shall be due and payable on the last Business Day preceding such date.

            2.2 The monthly Rent shall also be adjusted upward by an amount equal to $875.00 (Dollars Eight Hundred Seventy Five) per month which shall be payable to Lessor by check annually commencing on the first anniversary of the Original Delivery Date, and on each anniversary thereafter. Lessee may elect to authorize Lessor in writing to set-off amounts payable pursuant to this Article 2.2 against interest on the Deposit which is payable by Lessor pursuant to Paragraph 1 of this Appendix D whether or not an Event of Default shall have occurred and be continuing, and whether or not Lessor exercises its right to terminate this Lease after such Event of Default.

            2.3 The monthly Rent shall also be adjusted upward by an amount (the "Transaction Expense Amount") of $907.00 (Dollars Nine Hundred Seven) per month which shall be payable on each Rent Date. If Lessee exercises the right to purchase the Aircraft on the Option Exercise Date (as defined in Paragraph 9 of this Appendix D), an amount (the "Additional Amount") in Dollars shall be due and payable on the Option Exercise Date, such Additional Amount to be equal to the present value as at the Option Exercise Date (discounted at the interest rate of six and a half percent (6.5%) per annum) of all unpaid Transaction Expense Amounts that would have been payable during the period from the Option Exercise Date to the Expiry Date had Lessee not exercised the right to purchase the Aircraft.

3.    Reserve Rate

            3.1 Lessee shall be relieved of its obligation to pay the Reserve Rate at any time that the Aircraft Maintenance Agreement is in effect with respect to the Aircraft. At any time that the Aircraft Maintenance Agreement is not in effect, then Lessee shall, in addition to installments of Rent, pay to Lessor the Reserve Rate as follows:

                  (a) by way of an Airframe maintenance accrual, the sum of {***} for the months one up to and including twelve of the Term and {***} for the months thirteen up to and including the Expiry Date for each Flight Hour the Aircraft is operated during the Term ("Airframe Maintenance Accrual"), and

                  (b) by way of an Engine maintenance accrual, in respect of each Engine the sum of {***} for the months one up to and including twelve of the Term, and {***} for the months thirteen up to and including the Expiry Date for each Flight Hour operated by each Engine during the Term ("Engine Maintenance Accrual"), and

                  (c) by way of a landing gear maintenance accrual, the sum of {***} for the months one up to and including twelve of the Term, and {***} for the months thirteen up to and including the Expiry Date for each Cycle operated by the landing gear during the Term ("Landing Gear Maintenance Accrual"), and

                  (d) by way of an A.P.U. maintenance accrual, the sum of {***} for the months one up to and including twelve of the Term, and {***} for the months thirteen up to and including the Expiry Date for each Flight Hour operated by the A.P.U. during the Term ("A.P.U. Maintenance Accrual").

                        The Airframe, Engine, Landing Gear and A.P.U. Maintenance Accruals accruing in any Rental Period shall be paid by Lessee to Lessor not later than ten (10) days after the end of the calendar month in which such Rental Period shall end. Concurrently with the payment thereof, Lessee shall report to Lessor (in accordance with Article 7.1 (e)) the number of Flight Hours and Cycles accumulated in respect of the period for which payment is being made.

                        The Reserve Rate will be subject to adjustment every twelve (12) months during the Term by reference for 65% to the Employment and Earnings Index for U.S.A. labor cost average hourly earnings of production (Aircraft Equipment) SIC 3728, table C-2 and for 35% to the Producer Price Index for U.S.A. material cost commodity groupings (Machinery and Equipment) Code 11/table 6. In addition the Engine Maintenance Accrual will be subject to adjustment every twelve (12) months during the Term having regard to the Engine Manufacturer recommendations, industry experience and any change in the operational environment of the Aircraft.

                        Any Reserve Rate shall, if requested by either Lessor or (unless an Event of Default shall have occurred and be continuing) Lessee, be adjusted to take into account any changes in the maintenance intervals upon which Reserve Rates are based.

                  3.2 Maintenance Accruals as defined in paragraph 3.1 above and received by Lessor shall respectively be credited to funds (collectively "Maintenance Funds") to be known as the "Airframe Maintenance Fund", the "Engine Maintenance Fund", the "Landing Gear Maintenance Fund" and the "A.P.U. Maintenance Fund" which funds shall reduce as monies are released to Lessee therefrom in accordance with Article 7.4.1.

                  3.3   [Intentionally deleted].

                  3.4 The Reserve Rates shall accrue interest at the applicable six (6) months US Dollar LIBOR rate (as defined in Paragraph 6 of this Appendix D) minus point twenty five percent (.25%) per annum, which interest shall be added to the relevant Maintenance Fund.

                  3.5 If Lessee would otherwise be required to pay the Reserve Rate hereunder and if Lessee has improved its retained accumulated net earnings (as determined in accordance with generally accepted United States accounting principles consistently applied) by an amount exceeding $9,000,000 (Dollars Nine Million) from the level of such earnings as at February 28, 1995, then Lessee's obligation to continue to pay Reserve Rates hereunder shall be stayed, provided, however, that in connection with the release of monies to Lessee from the Maintenance Fund pursuant to Article 7.4.1, prior to the release of monies, if Lessee cannot provide Lessor with evidence, reasonably satisfactory to Lessor, that Lessee continues to have such level of retained earnings, Lessee's obligation to pay Reserve Rates shall recommence pursuant to the terms hereof and no monies shall be released from the Maintenance Fund until such time as it shall have been restored to the level at which it would have been had this paragraph not been in effect.

                        Lessee hereby represents that its retained accumulated net earnings (as determined in accordance with generally accepted United States accounting principles consistently applied) as at February 28, 1995 was negative (-) $15,270,000, subject to final year-end audit adjustment.

                        If Lessee would otherwise be required to pay Reserve Rate hereunder, Lessee may, at its election, pay to Lessor the amount which is necessary to cause monies standing in the Maintenance Fund to equal $1,500,000.00 (Dollars One Million Five Hundred Thousand) and thereafter Lessee shall have no further obligation to make Reserve Rate payments hereunder, provided, however, that thereafter no funds shall be released to Lessee from the Maintenance Fund pursuant to Article 7.4.1. It is understood, for the avoidance of doubt, that the foregoing terms of this Article 3.5 shall not affect Lessee's or Lessor's obligations under Article 3.6 of this Appendix D.

                  3.6 On the Expiry Date, if there is any Excess (as defined below) in any Maintenance Fund, such Excess shall, unless a Default shall have occurred and be continuing (in which case only after termination, return of the Aircraft and payment of all amounts due following exercise of remedies under Article
                        15), be paid to Lessee, and on such date, if there is any Shortfall (as defined below), Lessee shall pay such Shortfall to Lessor.

                        "Excess" in any Maintenance Fund on the Expiry Date shall mean any positive difference obtained by subtracting (x) from (y) for the Airframe, Engines, Landing Gears or A.P.U., as the case may be; (x) shall mean the product of (I) the then market cost from an independent Authorized Maintenance Performer in the United States mutually agreed upon by Lessor and Lessee and corrected for the experience of all United States based operators of Fokker 100 aircraft for the relevant item:

                              with respect to the Aircraft, to perform a scheduled airframe heavy maintenance as defined in the Maintenance Program for 12,000 hours and 24,000 hours inspections or any equivalent thereof with more or less hours ("Airframe Maintenance"), or with respect to any Engine, to perform a scheduled shop visit engine maintenance and repair, other than (i) repairs arising as a result of foreign object damage or operations mishandling and/or
                              (ii) maintenance and repair of QEC (Quick Engine Change) kits ("Engine Maintenance"), or with respect to any nose or main landing gear to perform a schedule shop visit nose and main landing gear maintenance and repair, other than repairs arising as a result of foreign object damage or operational mishandling ("Landing Gear Maintenance"), or with respect to Auxiliary Power Unit ("A.P.U.") to perform an off Aircraft shop A.P.U. maintenance and repair, other than repairs arising as a result of foreign object damage or operational mishandling ("A.P.U. Maintenance"), and

                        (II) a fraction of which (a) the numerator shall be the difference between the actual number of hours or cycles (as to landing gear), as the case may be, of operation remaining on the Airframe, Engine, Landing Gear or A.P.U., as the case may be, to the next such Airframe Maintenance, Engine Maintenance, Landing Gear Maintenance or A.P.U. Maintenance, as the case may be, and the total number of hours or cycles, as the case may be, of operation allowable between such Maintenance and (b) the denominator shall be the total number of hours or cycles, as the case may be, of operation allowable between such Maintenance.

                        (y) shall mean the actual dollar amount remaining in the respective Maintenance Fund.

                        "Shortfall" in any Maintenance Fund on the Expiry Date shall mean any negative difference obtained by subtracting (x) above from (y) above, it being understood that Lessee shall not be relieved from its obligation to pay the Shortfall notwithstanding the waiver by Lessor at any time during the Term of Lessee's obligation to pay the Reserve Rate.

4.    Payments

      All payments due hereunder shall be effected by Lessee to Lessor by transfer to Lessor's account at Chemical Bank, New York, New York, Account No. 400-056-011, Ref. Aircraft MSN 11450, AOLAF-118-A, in Dollars and in immediately available funds, and all such payments shall be initiated adequately in advance of the due dates to ensure that Lessor receives credit for the full amount of such payment on the due dates. All such payments shall be made in full without any deduction or withholding (whether in respect of set-off, counterclaim, duties, taxes, charges or otherwise howsoever) unless Lessee is prohibited by Law from doing so, in which event Lessee shall (a) ensure that the deduction or withholding does not exceed the minimum amount legally required; (b) and if the withholding is a Tax for which Lessee is required to indemnify Lessor pursuant to
      Article 8 of this Lease or is a wire transfer charge or other charge for which Lessee is responsible under this Lease, forthwith pay to Lessor on an After-Tax Basis such additional amount as shall result in the net amount received by Lessor being equal to the amount which would have been received by Lessor had such a deduction or withholding not been made; (c) pay to the relevant taxation or other authorities within the period for payment permitted by applicable Law the full amount of the deduction or withholding with respect to any tax; and (d) upon request in writing from Lessor to Lessee furnish to Lessor, within the period for payment permitted by applicable Law, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

5.    Currencies

      If under any applicable Law, whether as a result of judgment against Lessee or the liquidation of Lessee or for any other reason, any payment under or in connection with this Lease is made or recovered in a currency other than United States Dollars then, to the extent that the payment (when converted to United States Dollars at the rate of exchange on the date of payment or, in the case of the liquidation, the latest date for the determination of liability permitted by the applicable Law) falls short of the amount unpaid under this Lease, Lessee shall, as a separate and independent obligation, fully indemnify Lessor against the amount of the short fall; for the purposes of this paragraph, "rate of exchange" means the rate at which Lessor is able on the relevant date to purchase United States Dollars in London with that other currency.

6.    Default Interest

      If any amount payable pursuant to this Lease is not paid by Lessee on the due date, Lessee shall pay to Lessor interest (after as well as before judgment) on such amount, at the rate of LIBOR, which shall equal the arithmetic mean expressed as a number (i.e., 40 per cent is 40 and not 0.4) of the rates of interest per cent per annum (rounded if not already such a multiple, to the nearest whole multiple of 1/16th of one per cent) at which, at or about 11.00 a.m. (London time) on the day two Business Days before the Default, deposits in Dollars are offered for the duration of six months on the REUTERS "LIBO" page (or such other page as may replace it from time to time) ("LIBOR") plus four per cent (4%) per annum from the due date to the date of payment in full by Lessee to Lessor, but in the event such rate shall be in excess of the highest rate permitted by applicable Law, then it shall mean the highest rate allowed by applicable Law. All amounts of interest payable hereunder shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

7.    Set-off

      At any time after a Default shall have occurred and be continuing, Lessor shall be entitled to set-off or withhold from any amount due and payable to Lessee under this Lease or, to the extent provided in Article 15.1(n), any Other Aircraft Agreement, in or towards the satisfaction of any amounts from time to time due and payable by Lessee under this Lease or, to the extent provided in Article 15.1(n), any Other Aircraft Agreement or any liability or obligation of Lessee under this Lease or, to the extent provided in Article 15.1(n), any Other Aircraft Agreement, and shall be entitled to do so notwithstanding that any such amount or amounts may not be expressed in the same currency.

8.    Time at which payments are due

      Supplemental Rent shall be due and payable on demand unless otherwise expressly stated herein.

9.    Purchase Option

      Lessor grants to Lessee the right to purchase and to take delivery of the Aircraft (a) on November 1, 2009 (the "Option Exercise Date") for a price equal to the greater of the FMV of the Aircraft on such date (as determined by the Appraisal Procedure described in this Paragraph) and $18,781,800.31 (Dollars Eighteen Million Seven Hundred Eighty One Thousand and Thirty One Cents); or (b) on the Expiry Date for a price equal to the greater of the FMV of the Aircraft on the Expiry Date (as determined by the appraisal procedure described in this paragraph) and [***]. If Lessee elects to exercise its right to purchase the Aircraft, provided no Event of Default shall have occurred and be continuing, Lessee shall do so by giving to Lessor written notice of such election, which election shall be irrevocable, at least two hundred seventy (270) days prior to the Option Exercise Date or Expiry Date, as the case may be. On the Option Exercise Date or the Expiry Date, as the case may be, if Lessee has given notice pursuant to the preceding sentence, Lessee shall pay, in addition to the amount set forth in clause (a) or (b) above as appropriate, all Rent (if any) due and owing on such date and any other amounts due and owing by Lessee under this Lease, including, but not limited to, any Additional Amount pursuant to Paragraph 2.3 of this Appendix D and, upon receipt of all of the foregoing amounts then due and owing, Lessor shall pay to Lessee any Rent paid in advance for the period after such date, the Deposits and any remaining

      Maintenance Funds and shall transfer, or cause to be transferred, title without recourse or warranty (except as to the absence of Lessor's Liens) to the Aircraft to Lessee or its designee. Lessor and Lessee shall also share equally all costs associated with the exercise of Lessee's right to purchase the Aircraft. The FMV of the Aircraft on the Option Exercise Date and (so long as the Head Lease shall not be in effect) on the Expiry Date shall be established by mutual agreement between Lessor and Lessee and if no agreement can be reached as to the FMV of the Aircraft, a determination of such value by a qualified aircraft appraiser mutually satisfactory to Lessor and Lessee no later than forty-five days prior to the date relevant to such determination. If Lessor and Lessee are unable to select such an appraiser by the fifteenth day prior to the date relevant to such determination, then such value of the Aircraft shall be determined as follows: two qualified aircraft appraisers, one chosen by Lessor and one by Lessee, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within fifteen days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be the value applicable to the Aircraft. If the two appraisers cannot agree within fifteen days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within ten days after both shall have been appointed, by the American Arbitration Association. The third appraiser shall select the appraisal which such appraiser believes to be closest to the FMV of the Aircraft and such amount shall be the FMV. The decision of the third appraiser shall be given within ten days of its appointment. The foregoing procedures in respect of obtaining the FMV of the Aircraft by one or more appraisers shall be herein called the "Appraisal Procedure". The FMV of the Aircraft (so long as the Head Lease shall be in effect) on the Expiry Date shall be established by the appraisal procedure set forth in the Head Lease, whereby if the FMV of the Aircraft is not established by mutual agreement between the Head Lessor and Lessor, the FMV of the Aircraft will be a determination obtained in accordance with the Appraisal Procedure with Head Lessor and Lessor participating therein at the direction of Lessee in lieu of Lessor. Lessor hereby agrees that in connection with such Appraisal Procedure, Lessee may choose any qualified aircraft appraisers to be appointed and may otherwise participate in the Appraisal Procedure and the determination of the FMV of the Aircraft. The FMV shall be equal in amount to the value that would be obtained in an arm's-length transaction between an informed and willing buyer-user under no compulsion to buy, and an informed and willing seller, under no compulsion to sell, evaluating the Aircraft based on the assumption that it is in the condition required to be maintained for operating service by the terms of the Lease. All costs and expenses of the Appraisal Procedure shall be shared equally by Lessor and Lessee. Subject to Paragraph 7 of this Appendix D, any amounts remaining in the Maintenance Funds shall be paid to Lessee concurrently with its payment of the purchase price of the Aircraft pursuant to this Paragraph 9. Lessor represents and warrants to Lessee that Lessor has the right under the Head Lease to grant the foregoing options to Lessee and to cause title to the Aircraft to be transferred to Lessee upon exercise thereof as provided above and the Appraisal Procedure is the same as the "Appraisal Procedure" in the Head Lease and that Lessor will not amend such "Appraisal Procedure" in the Head Lease without Lessee's prior written consent (such consent not to be unreasonably withheld).

10.   Wet Leasing and Subleasing

      So long as no Event of Default shall have occurred and be continuing, without the prior written consent of Lessor, Lessee may wet lease the Aircraft including the Engines (the term "wet lease" meaning an agreement whereby Lessee or Sublessee at all times retains operational control of the cockpit and the Aircraft), provided, that Lessee's obligations under this Lease shall continue in full force and effect during the period of such wet lease and none of the Aircraft nor the Airframe nor any Engine will be used "predominantly outside the United States" within the meaning of Section 168(g) of the Code (as Code is defined in Article 8A) during the period from the Delivery Date to the last day of the year in which the seventh anniversary of the Delivery Date occurs.

      So long as no Event of Default shall have occurred and be continuing, if Wings Aircraft Finance, Inc. or any other affiliate or subsidiary of Fokker is not either (x) the Lessor under the Lease or (y) holder of the entire beneficial interest in the ownership of the Aircraft, Lessee may sublease the Aircraft including the Engines, provided, that the following conditions are met, in form and substance satisfactory to the then Lessor under the Lease:

      (a) Lessee (x) shall have a credit rating of "BB" as determined by Standard & Poor's Corporation or "Ba2" as determined by Moody's Investors Service or an equivalent rating as determined by a nationally recognized rating agency reasonably acceptable to

            Lessor (or equivalent private rating), or if the proposed sublessee meets such a credit rating standard and the sublease is assigned to Lessor and (y) shall be a person that is a citizen of the United States of America as defined in Section 40102(a)(15) of Title 49 of the United States Code (or any similar legislation of the United States of America enacted in substitution or replacement therefor) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code (or any predecessor or successor legislation therefor) for aircraft capable of carrying ten or more individuals or 6,000 pounds or more cargo which is also certificated so as to entitle Lessor to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft;

      (b) the proposed sublessee is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the proposed sublease is entered into;

      (c) the proposed sublessee is a person (x) (except the United States government) that is a citizen of the United States of America as defined in Section 40102(a)(15) of Title 49 of the United States Code (or any similar legislation of the United States of America enacted in substitution or replacement therefor) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code (or any predecessor or successor legislation therefor) for aircraft capable of carrying ten or more individuals or 6,000 pounds or more cargo which is also certificated so as to entitle Lessor to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft; or (y) which holds a duly issued air carrier operating certificate issued by the jurisdiction of its domicile and principal place of business;

      (d) the proposed sublessee is an air carrier domiciled and principally located in any of the United States, Canada, a member state of the European Union, Switzerland, Norway or Japan or other country reasonably acceptable to Lessor, provided, that (x) the United States and The Netherlands maintain diplomatic relations with such country on the date of such determination and (y) there are no economic sanctions imposed against such country by the government of the

            United States or the United Nations or the European Union such that persons in the United States or member states of such organizations are prohibited or strongly discouraged from doing business in or with such country and (x) such country is not engaged in armed conflict with the armed forces of the United States or a member of the European Union;

      (e) such proposed sublease shall not (w) be for a term, including any renewal options thereunder that extends beyond the Expiry Date, (x) provide a sublessee with a purchase option for the Aircraft, (y) permit any sub-subleasing of the Aircraft by the proposed sublessee, and (z) permit a proposed sublessee the rights of quiet enjoyment in the Aircraft; and

      (f) such proposed sublease shall (x) contain a waiver of sovereign immunity by the proposed sublessee, (y) be on terms and conditions which are not inconsistent with the rights of Lessee under the Lease and (z) be expressly subject and subordinate to all of the terms of the Lease, the Head Lease and the Indenture.

      For such sublease, Lessor, shall receive, in form and substance reasonably satisfactory to Lessor,

      (a) a certificate of insurance signed by an insurance broker to the effect that the Aircraft shall be, upon such sublease, insured in accordance with the requirements of the Lease;

      (b) evidence that all filings, registrations and applications and the receipt of all consents, necessary or advisable in connection with the sublease of the Aircraft, the recognition of Lessor's rights in the Aircraft, the recognition of Head Lessor's title in the Aircraft, and the continued status of the Indenture as a first priority Lien on the Aircraft have been made or given;

      (c) assurances that such sublease will not result in the imposition of, or increase in the amount of, any Taxes, expense, claim, loss or damage for which Lessee is not required to indemnify Lessor pursuant to the Lease; and

      (d) assurances of the payment by Lessee or the sublessee of all related costs and expenses (including, without limitation, the reasonable costs and disbursements of counsel to Lessor relating to such sublease.

      Prior to the delivery of the Aircraft under the sublease, Lessor, shall have received, in form and substance reasonably satisfactory to Lessor, opinions of counsel to Lessee or the sublessee with respect to the jurisdiction in which such sublessee is domiciled and principally located, to the effect that

      (a) the terms (including the governing law, service of process and submission to jurisdiction provisions thereof) of the Lease, the Head Lease and the Indenture are legal, valid, binding and enforceable under the laws of such jurisdiction (subject to customary, exceptions as to enforceability and the effectiveness of certain remedial provisions which exceptions do not affect the practical realization of benefits intended to be provided by such documents);

      (b) it is not necessary for Lessor, Indenture Trustee or any Participant to qualify to do business in such jurisdiction solely as a result of such sublease;

      (c) the courts of such jurisdiction would give effect to Lessor's leasehold interest in the Aircraft, Head Lessor's title to the Aircraft and insofar as the laws of such jurisdiction are concerned Head Lessor Will continue to be recognized as the owner of the Aircraft;

      (d) the lien of the Indenture will continue to be a first priority, duly perfected lien on the Aircraft after giving effect to such sublease;

      (e) the courts of such jurisdiction would provide at least substantially equivalent protection to Lessor, Head Lessor, the Owner Participant, the Loan Participant and Indenture Trustee as provided under United States and applicable state law in respect of the transactions contemplated by such sublease, including, without limitation, the remedies provided under the Indenture, the Head Lease, the Lease and the sublease (subject to customary exceptions as to enforceability and the effectiveness of certain remedial provisions which do not affect the practical realization of benefits intended to be provided by such documents);

      (f) any import permit necessary to take the Aircraft into such country has been obtained;

      (g) there is no tort liability of the owner, lessor or mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction more onerous than under the laws of the United States;

      (h) all filings, registrations and declarations that are necessary or advisable in connection with such sublease have been duly made and are effective;

      (i) the courts of such jurisdiction would give effect to the waiver of sovereign immunity given by the sublessee;

      (j) the courts of such jurisdiction would give effect to the sublease being subject and subordinate to the Lease, the Head Lease and the Indenture; and

      (k) that there exist no possessory rights in favor of the sublessee which upon Lessee's bankruptcy or other default under the Lease would prevent the return of the Aircraft in accordance with the terms of the Lease or inhibit Lessor's rights therein.

      If, in connection with a sublease, the proposed sublessee requests that the registration of the Aircraft be changed from that of the State of Registration, such change of registration shall be subject to the prior written consent of Lessor.

11.   Excess Insurance

      For so long as the Agreed Value exceeds {***}, Lessor shall reimburse Lessee for Lessee's incremental cost of the premium relating to All Risks Aircraft Hull insurance, or, if applicable, Aircraft Hull War and Allied Perils insurance with respect to the amount of such excess.

      At any time that the Agreed Value is less than {***} and the Agreed Value is or was changed to reflect adjustments in the Stipulated Loss Values (as defined in the Head Lease) due to the issuance of loan certificates pursuant to the Indenture, Lessor shall reimburse Lessee for Lessee's incremental cost of the premium relating to All Risk Hull insurance or, if applicable, Aircraft Hull War and Allied Perils insurance, attributable to such change in the Agreed Value.

12.   Maximum Takeoff Weight

      Lessee agrees that, upon the written request of Lessor, Lessee will undertake as soon as reasonably practicable and within its normal maintenance schedule to perform or to supervise the performance by outside contractors approved by Lessor of such alterations to the Aircraft as are necessary to permit the Aircraft to be operated at a maximum takeoff weight ("MTOW") of 101,000 pounds, with the Manufacturer to be responsible for obtaining Air Authority certification of operation as MTOW 101,000 pounds.

13.   Supplement to Article 8A.5

      If any Head Lease Tax Indemnitee shall pay any amount to Lessor pursuant to Section 7A(n) of the Participation Agreement for which Lessee has previously paid an indemnity to Lessor pursuant to Article 8A.1 hereof, Lessor shall pay such amount to Lessee within 15 Business Days after Lessor receives such amount.

14.   Supplement to Article 8A.9(r)

      Article 8A.9(r) (relating to the definition of "Specified Tax") shall be modified by inserting at the end of clause (i) the phrase "under this Lease or under applicable Law" and by changing the words "Closing Date" to "Delivery Date" in clause (vii).

                                   APPENDIX E

OPERATING CONDITION AT REDELIVERY

Upon redelivery of the Aircraft to Lessor, the Aircraft shall, subject to ordinary wear and tear generally:

1.    General Condition

      (a)   Be clean by airline standards;

      (b) Have installed the Engines, and other equipment, Parts and accessories and loose equipment as would remain installed in such Aircraft, and shall be in a condition suitable for operation in commercial service;

      (c) Have in existence a valid Certificate of Airworthiness with respect to the Aircraft issued by the Air Authority of the State of Registration with a validity of at least nine (9) months after the date of redelivery of the Aircraft to Lessor;

      (d) Comply with the manufacturer's original specifications therefor, set forth in Annex 1 to this Appendix E;

      (e) Have undergone, immediately prior to redelivery, a 3000 check or any subsequent higher inspection, if due within 3000 hrs, in accordance with the Approved Maintenance Program, shall be free of any waivers, and all deferred maintenance, if any, shall have been accomplished; each engine and A.P.U. shall have had an inspection in accordance with Article 16 confirming release for its remaining operational life;

      (f) All outstanding airworthiness directives and mandatory orders affecting such model of Aircraft issued by the Air Authority which require compliance during the Term shall have been accomplished;

      (g) Have installed all applicable vendors' and manufacturers' service bulletin kits theretofore received by Lessee free of charge that are appropriate for the Aircraft and to the extent not installed, such kits shall be furnished free of charge to Lessor;

      (h) Stripped of all Lessee's paint scheme and repainted through an Authorized Maintenance Performer with Manufacturer approved paints in white or any other basic color requested by Lessor; and

      (i) Have been inspected and treated with respect to corrosion as defined in the Approved Maintenance Program.

2.    Airframe and major components

      The Airframe and major components shall have not less than the following hours/cycles/months expected life remaining to the next Major Check and/or overhaul:

      -Airframe           :   3000 hours and 12 months to next Major Check;

      -Engine             :   half life on average to next Engine shop visit but
                              in no event less than 3000 hours;

      -Main Landing Gear  :   3000 cycles to next overhaul;

      -Nose Landing Gear  :   3000 cycles to next overhaul;

      *The records as to remaining engine life shall be certified by Lessee in writing to Lessor upon redelivery of the Aircraft to Lessor.

3.    Components

      (a) Each life-limited Part shall have not less than 3000 (Three Thousand) flight hours or cycles of the total approved life remaining to the scheduled replacement, in accordance with the Approved Maintenance Program;

      (b) Each hard-time controlled component shall have not less than 3000 (Three Thousand) Flight Hours or 3000 (Three Thousand) Cycles or 12 (twelve) months whatever is applicable, remaining to the next scheduled overhaul/inspection, in accordance with the Approved Maintenance Program;

      (c) "On-condition" and "Condition Monitored" components shall be serviceable;

      (d)   The A.P.U. shall be serviceable.

4.    Fuselage Windows and Doors

      (a) Fuselage shall be free of major dents and abrasions, scab patches and loose or pulled or missing rivets;

      (b) Windows shall be free of delamination, blemishes, crazing and shall be properly sealed;

      (c) Doors shall be free moving, correctly rigged and be fitted with serviceable seals.

5.    Wings and Empennage

      (a)   All leading edges shall be free from damage;

      (b) All unpainted cowlings, fairings and other surfaces shall be polished;

      (c)   Wings shall be free of fuel leaks.

6.    Interior

      (a) Ceilings, sidewalls and bulkhead panels shall be clean and free of cracks and stains;

      (b) All carpets and seat covers shall be in good condition, clean and stain free and meet Air Authority fire resistance regulations;

      (c) All seats shall be serviceable, in good condition and repainted as necessary;

      (d)   All signs and decals shall be clean and legible;

      (e) All emergency equipment having a calendar life shall have a minimum of one year or one hundred per cent of its total approved life, whichever is less, remaining.

7.    Cockpit

      (a)   All decals shall be clean, secure and legible;

      (b) All fairing panels shall be free of stains and cracks, shall be clean, secure and repainted as necessary;

      (c)   Floor coverings shall be clean and effectively sealed;

      (d) Seat covers shall be in good condition, clean and shall conform to Air Authority fire resistance regulations;

      (e) Seats shall be fully serviceable and shall be repainted as necessary.

8.    Cargo Compartments

      (a)   All panels shall be in good condition;

      (b)   All nets shall be in good condition.

9.    Landing Gear and Wheel Wells

      (a)   Shall be clean, free of leaks and repaired as necessary;

      (b)   All decals shall be clean, secure and legible.

10.   Corrosion

      (a) Entire fuselage shall be substantially free from corrosion and shall be adequately treated and an approved corrosion prevention program shall be in operation;

      (b) Fuel tanks shall be free from contamination and corrosion and a tank treatment program shall be in operation.

                                   APPENDIX F

AIRCRAFT DOCUMENTS

FOKKER 100 AIRCRAFT

Aircraft Documents shall include the documents referred to in Table I ("Aircraft Documentation"), Section (D), Exhibit (D) of the Support Services Agreement No. ASSAF-110 between FAUSA and Lessee.

Aircraft Documents shall also include all logs, certificates and data, and inspection, modification and overhaul records, relating to the Aircraft and required to be maintained by the Air Authority and/or by the Approved Maintenance Program.

Upon Expiry Date or upon earlier termination of the Lease all Aircraft Documents shall be redelivered by Lessee to Lessor complete and fully updated simultaneously with the redelivery of the Aircraft.

                                   APPENDIX G

                              FAA POWER OF ATTORNEY

            This POWER OF ATTORNEY in favor of WINGS AIRCRAFT FINANCE, INC. ("Lessor") dated _____________, 199_ from MIDWAY AIRLINES CORPORATION ("Lessee").

                                    RECITALS:

A. Lessor and Lessee have entered into an Aircraft Operating Lease Agreement No. AOLAF-118-A dated as of ____________, 1995 (the "Lease Agreement") with respect to the Fokker 100 aircraft, serial no. 11486, U.S. registration no. N110ML (the "Aircraft").

B. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Lease Agreement.

            NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, it is hereby agreed as follows:

            Lessee hereby irrevocably constitutes and appoints Lessor, with full power of substitution, for and in the name and on behalf of Lessee, as the act and deed or otherwise of Lessee:

            to execute, sign, deliver, authorize and file such instruments legally necessary for any and all actions necessary to take possession and effect redelivery of the Aircraft, Engines or Parts upon termination of the Lease Agreement due to an Event of Default;

            to execute, sign, deliver and file all such instruments requested by Lessor that may be required to deregister the Aircraft from the FAA, or to terminate the Lease for the Aircraft that is recorded at the FAA, or that may be deemed proper in or in connection with all or any of the purposes aforesaid, and to appoint substitutes or agents to take any such action on its behalf; provided, however, that such power shall not be exercisable by or on behalf of Lessor until an Event of Default shall have occurred and is continuing.

            Lessee hereby ratifies and confirms and agrees to ratify and confirm any direction, authorization and instruction of Lessor taken pursuant to this Power of Attorney.

            This Power of Attorney shall expire on the date one year following the Expiry Date, or earlier upon termination of the Lease.

            IN WITNESS WHEREOF, Lessee has duly caused this Power of Attorney to be executed on the date first set forth above.


                                     MIDWAY AIRLINES CORPORATION


                                     By:
                                          ------------------------
                                          Name:
                                          Title:

                [CERTIFIED RESOLUTIONS OF LESSEE AUTHORIZING THIS
                        POWER OF ATTORNEY TO BE ATTACHED]

THE SINGLE EXECUTED ORIGINAL OF THIS AMENDMENT MARKED "ORIGINAL" SHALL BE THE "ORIGINAL" AND ALL OTHER COUNTERPARTS OF THIS AMENDMENT SHALL BE DUPLICATES AND MARKED "DUPLICATE" OR "DUPLICATE ORIGINAL". TO THE EXTENT THAT THIS AMENDMENT AND THE LEASE RELATED THERETO CONSTITUTE CHATTEL PAPER, AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN AN APPLICABLE JURISDICTION, NO SECURITY INTEREST MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE "ORIGINAL".

                                 AMENDMENT NO. 1

                          dated as of February  , 1996

                                       to

               AIRCRAFT OPERATING LEASE AGREEMENT NO. AOLAF-118-A

                            dated as of July 10, 1995

                                     between

                          WINGS AIRCRAFT FINANCE, INC.

                                       as

                                     Lessor

                                       and

                           MIDWAY AIRLINES CORPORATION

                                       as

                                     Lessee

               --------------------------------------------------

                             One Fokker 100 Aircraft
                         Manufacturer's Serial No. 11486
                          U.S. Registration Mark N110ML

            AMENDMENT NO. 1 dated as of February , 1996 to Aircraft Operating Lease Agreement No. AOLAF-118-A between WINGS AIRCRAFT FINANCE, INC., a Delaware corporation ("Lessor") and MIDWAY AIRLINES CORPORATION, a Delaware corporation ("Lessee").

WHEREAS

            A. Lessee and Lessor are parties to that certain Aircraft Operating Lease Agreement No. AOLAF-118-A dated as of July 10, 1995 relating to One Fokker F28 MK 0100 Aircraft described therein which Lease was recorded with the Federal Aviation Administration (the "Lease"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

            B. Lessee is in default under the Lease by reason of its failure to make certain Deposit payments and Termination Payments (as defined in the Termination Agreement) in December 1995 and January 1996.

            C. Lessee and Lessor desire to amend the Lease as hereinafter set forth and to agree to certain other terms as set forth herein.

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.    Amendment

            1.1 Article 7 of the Lease is hereby amended by adding a new Article
7.6 thereto as follows:

      "7.6 Without in any way limiting the rights contained elsewhere in the Lease, Lessor shall have the right to have observers (who may or may not be employees of Lessor) on site at Lessee's premises (provided such observers do not unreasonably interfere with Lessee's business or operations) and provided the recipients of any financial and operational information of Lessee (which recipients may include employees or other representatives of Lessor or any of its affiliates, agents, attorneys or accountants of Lessor or its affiliates) keep strictly confidential any such information, Lessor shall have the right to inspect and review any internal financial and operational information of Lessee as Lessor may reasonably request (provided such request is made to Lessee's controller, or to a vice president, senior vice president or the president of Lessee) including, without limitation, cash flow statements, financial books and records, and any other records relating to the operation of Lessee's fleet. Lessee covenants that it will fully cooperate with Lessor regarding any inspection of Lessee's fleet and records pursuant to this Lease."

            1.2 Article 15.1(n) of the Lease is hereby amended by deleting it in its entirety and replacing it with the following:

      "(n) if an event of default (however defined) occurs under (i) any of the Other Aircraft Agreements, (ii) any other lease agreements between Lessee and a lessor for the benefit, directly or indirectly, of debis AirFinance B.V. or Daimler-Benz Aerospace A.G. relating to other aircraft ("DASA Aircraft Agreements"), or (iii) any Aircraft Maintenance Agreement entered into by Lessee in lieu of Reserve Rate payments, which event permits acceleration or termination;"

            1.3 Article 15.1(o) of the Lease is hereby amended by deleting it in its entirety and replacing it with the following:

      "(o) if Lessee's financial performance deviates in any material adverse way (as determined by Lessor in its sole but reasonable discretion) from the projections set forth in Lessee's business plan for calendar year 1996 (attached hereto as Exhibit A), taken as a whole, and such deviation is not the result of a natural disaster which effectively makes it impossible for Lessee to meet such projections;"

            1.4 Article 15.1(p) of the Lease is hereby amended by deleting it in its entirety and replacing it with the following:

      "(p) if, prior to the satisfaction of Lessee's obligations to pay Deferred Deposit Payments or Deferred Rent (as defined in Section 2 of the Amendment No. 1 to this Lease) Lessee shall make (i) any payment of principal or interest on any amounts owed by Lessee to Zell/Chilmark Fund, L.P. ("Zell") or any affiliate of Zell, (ii) any redemption of, or any dividend or distribution with respect to, any shares of Lessee owned by Zell or any affiliate of Zell, (iii) any prepayment of principal or interest with respect to any other subordinated debt owed by Lessee or (iv) any redemption of, or any dividend or other distribution with respect to, any other shares of Lessee; or"

            1.5 Article 15.1(q) of the Lease is hereby amended by deleting it in its entirety and replacing it with the following:

      "(q) if Lessee shall fail to make any of the payments which it is required to make pursuant to Section 2 of Amendment No. 1 to this Lease."

            1.6 Article 15.2(b) (i) of the Lease is hereby amended by adding "(a), (n), (q)" following the word "paragraph" and by adding to such Article the following additional clause:

      "provided, however, that such automatic termination shall not apply with respect to defaults of the type referred to in Articles 15.1(a) or (n) of the Lease prior to the date of Amendment No. 1 to this Lease or for payment defaults for Rent Dates occurring in February or March 1996, for so long as Lessee makes the payments specified in Section 2 of Amendment No. 1 to this Lease;"

it being understood that the effect of this amendment is to include payment defaults, cross-defaults with Other Aircraft Agreements and DASA Aircraft Agreements, and failure to make any of the payments specified in Section 2 of Amendment No. 1 to this Lease as events giving rise to automatic termination of the Lease, as amended, without the necessity of any service of notice thereof upon Lessee.

            1.7 Article 16 of the Lease is hereby amended by adding a new
Article 16.9 as follows:

      "16.9 Notwithstanding anything to the contrary contained in this Lease, Lessee covenants that, upon earlier termination of the Lease pursuant to Article 15, Lessee will not interpose any defense to, or otherwise oppose, any action commenced by Lessor to regain possession of the Aircraft and Lessee shall join in any application by Lessor seeking to regain possession of the Aircraft if so required by Lessor. This covenant shall apply whether or not Lessee is or shall subsequently become a debtor in a case under Title 11 of the United States Code and in such event Lessee covenants that it will not oppose and will join in any application by Lessor seeking to regain possession of the Aircraft."

2.    Forbearance.

            Execution of this Amendment shall serve as Lessor's agreement to forbear from exercising its remedies under Article 15 of the Lease with respect to Lessee's failure to make (i) installment payments of the Deposit due under Appendix D to the Lease and Termination Payments (as defined in the Termination

Agreement) due in December 1995 and January 1996 and (ii) installment payments of the Deposit and Termination Payments due on February 10 and March 10, 1996, for so long, and only so long, as Lessee otherwise complies with all of the terms of the Lease, as amended hereby, and the Termination Agreement, as amended, and pays Lessor the following:

            (a) all amounts payable as set forth in Amendment No. 1 to the Termination Agreement dated as of the date of this Amendment;

            (b) The amounts set forth in Exhibit A to this Amendment ("Deferred Deposit Payments") on April 8, 1996 and for the next succeeding forty eight (48) Rent Dates on which Rent is due; and

            (c) The amounts set forth in Exhibit B to this Amendment ("Deferred Rent") on October 8, 1996.

Lessee may satisfy its obligations to pay the Deferred Deposit Payments and the Deferred Rent at any time by paying the portion of all such amounts which constitutes principal, together with the portion of such amounts which constitutes interest accrued and unpaid as of the date of payment all as reflected on Exhibits A or B to this Amendment. Each such Deferred Deposit Payment and Deferred Rent payment on and after the dates set forth in clauses (b} and (c) above, as the case may be, (i) shall constitute a portion of Deposit and Rent, as the case may be, (ii) shall be made together with such installment of Deposit and/or Rent as shall be otherwise due on each such Rent Date as provided in Exhibit D of the Lease and (iii) shall be made in accordance with the terms and conditions of the Lease.

            Execution of this Amendment shall not constitute a waiver of the Deposit payment defaults or of any other Events of Default which may have occurred and be continuing or which may occur in the future. Lessor's agreement to forbear shall terminate automatically if Lessee fails to make any payments specified in this Section 2 or if any Event of Default occurs or has occurred and is continuing (other than with respect to an Event of Default to which this forbearance, agreement set forth in this Section 2 applies). For so long, and only so long as Lessor's agreement to forbear has not terminated (i) Lessee shall be entitled to exercise its rights and privileges under Articles 5.1.2(b), 5.1.3, 7.4.1 and 13.3.1 of the Lease and (ii) Lessor shall be deemed to have elected not to apply the Deposit to sums due or to be come due to Lessor pursuant to Section 1 of Appendix D of the Lease, notwithstanding the occurrence and continuation of a Default or Event of Default under the Lease.

3.    Governing Law.

            This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York and without regard to any conflict of law rules. This Amendment is being delivered in the State of New York. The terms and conditions of Article 18 of the Lease are incorporated herein by reference as applicable to this Amendment.

4.    Miscellaneous.

            Except as specifically amended or supplemented by this Amendment, the Lease is hereby ratified, approved, confirmed and continued in all respects and all provisions of the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed and constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     WINGS AIRCRAFT FINANCE, INC.


                                     By:
                                        --------------------------
                                     Title:


                                     MIDWAY AIRLINES CORPORATION


                                     By: /s/ J. S. Waller
                                         -------------------------
                                     Title:   JONATHAN S. WALLER
                                            SENIOR VICE PRESIDENT
                                               GENERAL COUNSEL

3.    Governing Law.

            This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York and without regard to any conflict of law rules. This Amendment is being delivered in the State of New York. The terms and conditions of Article 18 of the Lease are incorporated herein by reference as applicable to this Amendment.

4.    Miscellaneous.

            Except as specifically amended or supplemented by this Amendment, the Lease is hereby ratified, approved, confirmed and continued in all respects and all provisions of the Lease shall remain in full force and effect. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed and constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                     WINGS AIRCRAFT FINANCE, INC.


                                     By: /s/ E.A. WAGNER
                                         ------------------------------
                                     Title:  E.A. WAGNER, PRESIDENT

                                     MIDWAY AIRLINES CORPORATION


                                     By:
                                         ------------------------------
                                     Title:

                                   Summary of
                                  Exhibits A B

                              {***} (3 pages omitted)

                                    Exhibit B


                             {***} (2 pages omitted)

                                                                           118-A

                                 AMENDMENT NO. 2

                          dated as of January 31, 1997

                                       to

                       AIRCRAFT OPERATING LEASE AGREEMENT
                                    NO. 118-A

                            dated as of July 10, 1995

                                     between

                        WINGS AIRCRAFT FINANCE, INC., as

                                     Lessor

                                       and

                         MIDWAY AIRLINES CORPORATION, as

                                     Lessee

Aircraft: Fokker 100
Serial No./RN: 11486/N110ML

            THIS AMENDMENT NO. 2 dated as of January 31, 1997 (this "Amendment"), is between WINGS AIRCRAFT FINANCE, INC., a company incorporated under the laws of the State of Delaware, having its principal place of business at 119 N. Fairfax Street, Alexandria, Virginia 22314 ("Lessor") and MIDWAY AIRLINES CORPORATION, a company incorporated under the laws of the State of Delaware, having its principal place of business at 300 West Morgan Street, Durham, North Carolina 27701 ("Lessee");

            WHEREAS, Lessor and Lessee are parties to that certain Aircraft Operating Lease Agreement No. AOLAF-118-A, dated as of July 10, 1995 (as amended from time to time, the "Lease". Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease);

            WHEREAS, Lessor and Lessee entered into Amendment No. 1 to the Lease dated as of February, 1996 ("Amendment No. 1");

            WHEREAS, Lessor and Lessee entered into a Deferral Agreement dated as of October 25, 1996 ("Deferral Agreement"), which provided for the deferral of certain payments due under the Lease, and amended the Lease in certain other respects;

            WHEREAS, Lessor and Lessee entered into an Amendment to Deferral Agreements dated as of December 30, 1996, which modified the Deferral Agreement in certain respects (the "Amendment to Deferral Agreements");

            WHEREAS, Lessee has entered into an Agreement and Plan of Merger dated as of January 17, 1997 (as amended, the "Merger Agreement") with GoodAero, Inc., a Delaware corporation ("GoodAero") and Zell/Chilmark Fund, L.P., a Delaware limited partnership, whereby it is proposed that GoodAero will be merged into Lessee to effect a recapitalization of Lessee (the "Merger"), subject to certain conditions precedent having been satisfied; and

            WHEREAS, Lessor and Lessee desire to amend the Lease to become effective upon the consummation of the Merger and to enter into further agreements as hereinafter set forth.

            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

            1.    Amendment of Lease. The Lease is hereby amended as follows:

                  (a) Section 1 of the Lease is amended by eliminating the period at the end of the definition of "Expiry Date" and by inserting in lieu thereof the following clause:

                   "or such earlier date as may be specified by Lessor pursuant to notice given in accordance with, and subject to the terms of Section 16.10 hereof."

                  (b) Section 1 of the Lease is further amended by deleting the period at the end of the definition of "Other Aircraft Agreements" and by inserting the following in lieu thereof: "or any successor or assign thereof."

                  (c) Section 6.4 of the Lease is amended as follows: (a) by deleting subsection (i) thereof in its entirety and by inserting in lieu thereof the following: "(i) any financial reports or projections supplied to the majority shareholder of Lessee"; and (b) by deleting the words "upon Lessor requesting the same" from subsection (ii) thereof.

                  (d) Section 11.1(a) of the Lease is amended by deleting the period at the end thereof and by inserting the following clause:

                  provided, however, that the deductible may be $500,000 (Dollars Five Hundred Thousand) for each accident, but only if Lessee procures and maintains in favor of debis AirFinance B.V. ("Beneficiary") for the benefit of the Beneficiary and/or the Lessor under each of the Leases identified on Schedule
                  16.10 hereof (as those terms are defined therein) an irrevocable letter of credit (the "Letter of Credit") in the face amount of $800,000 (Dollars Eight Hundred Thousand) issued by Wachovia Bank or another banking institution reasonably acceptable to Beneficiary and in a form reasonably acceptable to Beneficiary containing the terms set forth in
                  Schedule 11.1(a).1 of this Lease; provided, however, that Lessee may reduce the amount of the Letter of Credit to $400,000 in any year where Lessee's audited financial statements for the prior year show that Lessee had net income (as determined in accordance with generally accepted accounting principles ("Net Income")) greater than the amount for such prior year identified as "Net Income (1)" on Schedule 11.1(a).2, but less than the amount for such prior year identified as "Net Income (2)" on Schedule 11. 1(a).2; and Lessee shall not be required to maintain the Letter of Credit in any year where Lessee's audited financial statements for the prior year show that Lessee had Net Income for such prior year greater than the amount for such prior year identified as "Net Income (2)" on Schedule 11.1(a).2; and provided, further, that notwithstanding any reduction or cancellation of the Letter of Credit in accordance with the terms hereof, Lessee shall be required to restore the Letter of Credit in any year where Lessee's audited financial statements for the immediately preceding year show that Lessee's Net Income was less than the threshold set by Schedule 11. 1(a).2 for such prior year for reduction of the Letter of Credit or in any year in which audited financials for Lessee for the immediately preceding year have not been certified on or before April 15 of that year. For purposes of determining the amount required for the Letter of Credit in any year, reductions, if any, shall not be permitted until 30 days after receipt by Beneficiary of the audited financial statements of Lessee for the prior year and, in the event that the Letter of Credit is to be reinstated or increased in any year as aforedescribed, such Letter of Credit shall be required on or before April 15 of such year. Any failure by Lessee to comply with the provisions of this
                  Section 11.1(a) shall be an Event of Default under Section 15.1(b) of the Lease.

                  (e) Intentionally Omitted.

                  (f) Section 14.1(p)) is amended by deleting the same in its entirety and by inserting in lieu thereof the following:

                  "not become the surviving corporation of a merger with any other entity, or itself consolidate with, or merge into, any other corporation, or convey, transfer or lease substantially all of its assets as entirety to any person, without the prior written consent of Lessor (such consent not to be unreasonably withheld) and the execution and delivery to Lessor of such agreements, certificates and legal opinions as Lessor may reasonably request with respect thereto;

                  (g) Intentionally Omitted.

                  (h) Intentionally Omitted.

                  (i) Section 15.1(e) of the Lease is deleted in its entirety and the following is inserted in lieu thereof:

                  "if (i) if Lessee or any of its subsidiaries is in default under any lease, hire-purchase, conditional sale or credit sale agreement for equipment having a casualty value in excess of {***} and such default is not cured or waived within the applicable grace period or five (5) Business Days (whichever is greater); (ii) (regardless of the amount of money involved), any event occurs which with or without notice or lapse of time or both would constitute a default under any agreement between Lessee and, or promissory note executed by Lessee in favor of, {***}; (b) Zell/Chilmark Fund, L.P.
                  {***}; (e) any affiliate of any of the foregoing; unless such default or event of default is cured or waived within the applicable grace period or five (5) Business Days (whichever is greater); or (iii) any indebtedness owed by Lessee or any of its subsidiaries in an amount in excess of {***} is not paid when due or becomes due or capable of being declared due prior to the date when it would otherwise become due; provided, however, the failure of Lessee to pay amounts approximating {***}

                  {***}, shall not be deemed a Default or an Event of Default hereunder."

            (j) Section 15.1(n) is modified by inserting the following after the words "Daimler-Benz Aerospace A.G.": "or any affiliate, successor or assign of either of them."

            (k) Sections 15.1(o), (p) and (q) are deleted in their entirety and the following new Sections 15.1(o) and (p) are inserted in lieu thereof:

                  "(o) if, an Event of Default shall occur under and as defined in that certain Promissory Note dated as of January 31, 1997 from the Lessee to debis AirFinance B.V. or under, and as defined in that certain Promissory Note dated as of January 31, 1997 from the Lessee to DASA Aircraft Finance XVI, B.V. (each, a "Note" and collectively, the "Notes");

                  (p) if, prior to satisfaction of Lessee's obligations pursuant to the Notes, Lessee shall make (i) any payment of principal or interest on any debt owed by Lessee to Zell/Chilmark Fund, L.P. or to any holder of equity in Lessee representing the right to vote twenty percent (20%) or more of the stock in Lessee on any matter presented for vote to the shareholders of Lessee (an "Insider") or any affiliate of an Insider; or (ii) any redemption of, or any dividend or distribution with respect to, any shares of Lessee owned by an Insider or any affiliate thereof."

            (l) Section 15.2 is amended by deleting clause (i) of paragraph (b) thereof in its entirety and inserting the following new clause (i) in lieu thereof:

                  "(i) serving notice of such termination on Lessee specifying the occurrence giving rise to such Event of Default or Events of Default, provided that such notice shall be deemed to have been served without the necessity of actual service and this Lease shall terminate automatically without the necessity of any service of notice thereof upon Lessee upon the occurrence of any Event of Default described in paragraphs (a), (f), (g),
                  (h), (n) or (o) of Section 15.1 of this Lease; provided, however, that actual service of notice of such termination on Lessee shall be required where an Event of Default described in paragraph (n) of Section 15.1 of the Lease has occurred solely by reason of occurrence of an event of default under an Other Aircraft Agreement or under a DASA Aircraft Agreement, which event of default does not, under the terms of such Other Aircraft Agreement or DASA Aircraft Agreement, result in automatic termination of such Other Aircraft Agreement or such DASA Aircraft Agreement."

            (m) Article 16 of the Lease is amended by adding a new Section 16.10 as follows:

                  "(a) Notwithstanding anything to the contrary contained in this Lease, Lessor may terminate this Lease by giving not less than six (6) months' prior written notice of the termination date to Lessee provided that in no event may Lessor choose a termination date earlier than September 15, 1998 ("Lessor's Termination Option") and the termination date specified in such notice shall become the Expiry Date; provided, however, that (subject to the following sentence) Lessor shall not be entitled to exercise Lessor's Termination Option with respect to this Lease where the same would result in the termination of four (4) or more of the aircraft operating lease agreements identified in Schedule 16.10 to the Lease in any twelve (12) month period, taking into account the scheduled or actual Expiry Date of each such aircraft operating lease agreement. Nothing herein shall be construed to limit the Lessor's rights upon the occurrence of any Default or Event of Default or upon the termination of this Lease as a result thereof or upon the expiration of any Lease in the absence of the exercise of Lessor's Termination Option.

                  (b) Lessee shall in no event be liable for any costs, expenses, liabilities, losses, damages or amounts incurred by Lessor or Head Lessor which arise solely from the Lessor exercising Lessor's Termination Option hereunder such as the loss of any tax benefit, or fees or penalties arising from the breakage of any contract or agreement. Except as expressly provided in subsection (c) below, Lessor shall in no event be liable for any costs, expenses, liabilities, losses, damages or amounts incurred by Lessee as a result of Lessor exercising Lessor's Termination Option in accordance with this Section 16.10.

                  (c) Notwithstanding the terms of clause (b) above, if Lessor exercises Lessor's Termination Option hereunder in accordance with this Section 16.10, then Lessee shall be responsible for performing all of its obligations under and in accordance with the terms of this Article 16, subject to the following:

                        (i) the Lessor shall pay or cause to be paid to Lessee
                  for Lessee's application against the "C Check" completed pursuant to Appendix E, Item 1(e), an amount equal to the lesser of (x) $100,000, or (y) an amount equal to the product of the full cost of the "C check" completed by Lessee pursuant to Appendix E, Item 1(e) on the Aircraft multiplied by a fraction, the numerator of which is the number of hours (including fractions of an hour) remaining on the Aircraft until Lessee's next scheduled "C Check" for the Aircraft

                  (assuming Lessor had not exercised Lessor's Termination Option hereunder) and the denominator of which is 3000; and

                        (ii) for purposes of Section 7.4.1(b)) and (c), any shop
                  visit required to meet the conditions of Appendix E shall be deemed a "scheduled" shop visit."

                  (n) Section 18.6 of the Lease is amended by deleting the firm of "Haight, Gardner, Poor & Havens, Attn: Bonny L.Y. Kwoh, 195 Broadway, New York, NY 10007" as agent for Lessor and by inserting in lieu thereof the new agent for Lessor as follows:
                  "Hertzog, Calamari & Gleason, Attn: Carla Craig, 100 Park Avenue, New York, New York 10017".

                  (o) Appendix B to the Lease is hereby amended as follows:

                        (i) The amount set forth as the "DEPOSIT" is deleted in
                  its entirety and the amount set forth on Schedule B.1 hereto is substituted therefor.

                        (ii) The Amount set forth as "RENT" is deleted in its
                  entirety and the amount of {***} is substituted therefor.

                  (p) Appendix D to the Lease is hereby amended by deleting Sections 2.2 and 2.3 in their entirety and by deleting the first and second paragraphs of Section 1 in their entirety and inserting the following in lieu thereof:

                        "1. Deposit. Lessee has paid to Lessor the amount set
                  forth on Schedule B.1 as a Deposit for the Aircraft on or prior to January 31, 1997."

                  (q) Schedule 16.10 attached to this Amendment is hereby attached to the Lease as Schedule 16.10 thereto and is incorporated therein.

            2. Waiver of Default. Lessor agrees that any Default or Event of Default under Sections 15.1(a), 15.1(e), 15.1(g) or 15.1(o) of the Lease (prior to the amendment of any such Sections hereunder) which occurred prior to the date of this Amendment is hereby deemed to have been cured by Lessee and Lessor waives any rights or remedies it may have had with respect to the occurrence of any such Default or Event of Default.

            3. Representations Warranties and Covenants

            The following shall be, as applicable, representations, warranties or covenants of Lessee pursuant to Articles 13 and 14 of the Lease:

            (a)   Representations

                  (i) This Amendment and the Notes have been duly entered into and delivered by Lessee, and each constitutes a valid, legal and binding obligation of Lessee enforceable against Lessee in accordance with its terms.

                  (ii) As of the date of this Amendment, Lessee has entered, or will contemporaneously herewith enter, into an agreement with {***} having terms which are substantially in accordance with the terms set forth under the heading {***} Exhibit 6.02(k) to the Agreement and Plan of Merger dated as of January 17, 1997 by and among GoodAero, Inc., James H. Goodnight, John P. Sall, Midway Airlines Corporation and Zell/Chilmark Fund, L.P., as amended, except to the extent otherwise specifically set forth in the letter dated as of February 10, 1997, from Lessee to Lessor.

            (b)   Covenants

                  Lessee covenants that it will not make any prepayment in respect of the Promissory Note dated February 7, 1997 in the amount of {***} or amend the {***} to provide for terms more favorable to the payee thereof (including, without limitation, any increase in the interest rate or acceleration of payment).

            4. Reconciliation

                  Lessee acknowledges that the principal amount of the DASA Note (which is the sum of all deferred payments as of February 10, 1997 under the leases and lease termination agreements relating to the Fokker-100 aircraft leased by Lessee having manufacturers' serial numbers 11450, 11484, 1185 and 11486), and the amount of the Deposit, have each been determined based solely upon information supplied by Lessee. Lessee agrees that, in the event that Lessor obtains access to information which in Lessor's opinion indicates that the amount of the DASA Note or the amount of the Deposit is incorrect (the "Information"), Lessee will, at Lessor's request, work in good faith with Lessor to reconcile any discrepancy, provided that Lessor provides the Information to Lessee. Upon the reconciliation of such discrepancy and the cancellation of the existing DASA Note, Lessee will execute in favor of DASA, a new, replacement DASA Note issued by Lessee in the reconciled amount and Lessor and Lessee will execute an amendment to this Lease setting forth the reconciled amount of the Deposit. The failure of Lessor and Lessee to reach final agreement upon a reconciled amount of the DASA Note and/or the amount of the Deposit shall in no event constitute a Default or an Event of Default by Lessee under the Lease and Lessor's sole and exclusive remedy for Lessee's breach of its obligations hereunder shall be the right to pursue money damages against Lessee, which right to pursue such money damages is hereby acknowledged by Lessee.

            5. Deferral Agreement. Lessor and Lessee agree that the Deferral Agreement and the Amendment to Deferral Agreements are hereby declared null and void and shall have no further force or effect with respect to the Lease.

            6. Merger. Lessor hereby consents to the Merger.

            7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York and without regard to any conflict of law rules. This Amendment is being delivered in the State of New York.

            8. Miscellaneous. Except as specifically amended or supplemented by this Amendment, the Lease is hereby ratified, approved, confirmed and continued in all respects and all provisions of the Lease as heretofore amended shall remain in full force and effect. The parties hereto acknowledge and confirm that the Lease is intended to be a true lease and not a financing arrangement. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed and constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.


                                     WINGS AIRCRAFT FINANCE, INC.


                                     By: /s/ [ILLEGIBLE]
                                         ------------------------------
                                     Name:
                                           ----------------------------
                                     Title: President


                                     MIDWAY-AIRLINES CORPORATION


                                     By: /s/ J.S. Waller
                                         ------------------------------
                                     Name:
                                           ----------------------------
                                     Title:
                                           ----------------------------

                               Schedule 11.1(a).1

The Letter of Credit shall contain the following terms:

The Beneficiary shall be entitled to draw amounts under the Letter of Credit upon notice to the issuing bank signed by Beneficiary stating that amounts are due under one or more of the following, and that such amounts remain unpaid:

            Promissory Note dated as of January 31, 1997 executed by Midway Airlines Corporation in favor of debis AirFinance B.V.

            Promissory Note dated as of January 31, 1997 executed by Midway Airlines Corporation in favor of Dairnler-Benz Aerospace A.G.

            Aircraft Operating Lease Agreement No. 111 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 112 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 113 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 114 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 135 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 136 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 524 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 525 between Midway Airlines Corporation, as Lessee, and First Security Bank, N.A. (formerly known as First Security Bank of Utah, N.A.), as Lessor

            Aircraft Operating Lease Agreement No. 115-A between Midway Airlines Corporation, as Lessee, and Wings Aircraft Finance, Inc., as Lessor

            Aircraft Operating Lease Agreement No. 116-A between Midway Airlines Corporation, as Lessee, and Wings Aircraft Finance, Inc., as Lessor

            Aircraft Operating Lease Agreement No. 117-A between Midway Airlines Corporation, as Lessee, and Wings Aircraft Finance, Inc., as Lessor

            Aircraft Operating Lease Agreement No. 118-A between Midway Airlines Corporation, as Lessee, and Wings Aircraft Finance, Inc., as Lessor

                               Schedule 11.1(a).2

Midway Airlines

Net Income Thresholds for Reduction in Amount of Letter of Credit Pursuant to
Section 11.1(a)

US$ millions

Year                            1997       1998       1999       2000       2001
Net Income(2)                   12.0       18.0       25.2       32.8       41.0
Net Income(1)                    8.0       12.0       16.8       21.8       27.3

Year                            2002       2003       2004       2005       2006
Net Income(2)                   49.1       57.7       67.8       67.8       67.8
Net Income(1)                   32.8       38.5       45.2       45.2       45.2

Year                            2007       2008       2009       2010       2011
Net Income(2)                   67.8       67.8       67.8       67.8       67.8
Net Income(1)                   45.2       45.2       45.2       45.2       45.2

Year                            2012       2013       2014
Net Income(2)                   67.8       67.8       67.8
Net Income(1)                   45.2       45.2       45.2

   Amount of
Letter of Credit
----------------

$800,000    If actual Net Income is less than or equal to Net Income(1)
$400,000    If actual Net Income is greater than Net Income(1) but less than or equal to Net Income(2)

    0       If actual Net Income is greater than Net Income(2)

                                 Schedule 16.10

1. Aircraft Operating Lease Agreement No. 111, dated as of November 11, 1993, between First Security Bank, N.A. and Midway Airlines Corporation.

2. Aircraft Operating lease Agreement No. 112, dated as of November 11, 1993, between First Security Bank, N.A. and Midway Airlines Corporation.

3. Aircraft Operating Lease Agreement No. 113, dated as of November 11, 1993, between First Security Bank, N.A. and Midway Airlines Corporation.

4. Aircraft Operating Lease Agreement No. 114, dated as of November 11, 1993, between First Security Bank, N.A. and Midway Airlines Corporation.

5. Aircraft Operating Lease Agreement No. AOLAF-115-A, dated as of July 10, 1995, between Wings Aircraft Finance, Inc. and Midway Airlines Corporation.

6. Aircraft Operating Lease Agreement No. AOLAF-116-A, dated as of July 10, 1995, between Wings Aircraft Finance, Inc. and Midway Airlines Corporation.

7. Aircraft Operating Lease Agreement No. AOLAF-117-A, dated as of July 10, 1995, between Wings Aircraft Finance, Inc. and Midway Airlines Corporation.

8. Aircraft Operating Lease Agreement No. AOLAF-118-A, dated as of July 10, 1995, between Wings Aircraft Finance, Inc. and Midway Airlines Corporation.

9. Aircraft Operating Lease Agreement No. 135, dated as of July 20, 1995, between First Security Bank, N.A. and Midway Airlines Corporation.

10. Aircraft Operating Lease Agreement No. 136, dated as of December 15, 1995, between First Security Bank, N.A. and Midway Airlines Corporation.

11. Aircraft Operating Lease Agreement No. 524, dated as of August 1, 1995, between First Security Bank, N.A. and Midway Airlines Corporation.

12. Aircraft Operating Lease Agreement No. 525, dated as of October 15, 1995, between First Security Bank, N.A. and Midway Airlines Corporation.

                                  Schedule B.1

                        Security Deposits Paid by Midway

Aircraft                 AOLAF                  Deposit
  MSN                     No.                    Paid
--------                 -----                  -------

 11321                   525                     {***}
                                               -----------

 11323                   524                     {***}
                                               -----------

 11329                   135                     {***}
                                               -----------

 11330                   136                     {***}
                                               -----------

 11444                   111                     {***}
                                               -----------

 11445                   112                     {***}
                                               -----------

 11475                   113                     {***}
                                               -----------

 11477                   114                     {***}
                                               -----------

 11450                   115                     {***}
                                               -----------

 11484                   116                     {***}
                                               -----------

 11485                   117                     {***}
                                               -----------

 11486                   118                     {***}
                                               -----------